  As filed with the Securities and Exchange Commission on October 29, 1999
                                                      Registration No. 333-87397
================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                     PRE-EFFECTIVE AMENDMENT NO. 1 TO THE

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       SECURITY FINANCIAL BANCORP, INC.
                                      and
                             SECURITY FEDERAL BANK
                                  401(k) PLAN
      (Name of Small Business Issuer in its Certificate of Incorporation)

            DELAWARE                        6035                                   35-2085053
(State or Other Jurisdiction of    (Primary Standard Industrial        (IRS Employer Identification No.)
 Incorporation or Organization)    Classification Code Number)

                      9321 Wicker Avenue                                       9321 Wicker Avenue
                    St. John, Indiana 46373                                  St. John, Indiana 46373
                        (219) 365-4344                                           (219) 365-4344
 (Address and Telephone Number of Principal Executive Offices)       (Address of Principal Place of Business or Intended Principal
                                                                                          Place of Business)


                                John P. Hyland
                     President and Chief Executive Officer
                       Security Financial Bancorp, Inc.
                              9321 Wicker Avenue
                            St. John, Indiana 46373
                                (219) 365-4344
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:
                           Paul M. Aguggia, Esquire
                          Lori M. Beresford, Esquire
                        Muldoon, Murphy & Faucette LLP
                          5101 Wisconsin Avenue, N.W.
                            Washington, D.C. 20016
                                (202) 362-0840

     Approximate date of proposed sale to public: As soon as practicable after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /______/

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. /___/

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /___/

                        CALCULATION OF REGISTRATION FEE

  ================================================================================================================
                                                     Proposed Maximum     Proposed Maximum       Amount of
        Title of each Class of        Amount to       Offering  Price    Aggregate Offering    Registration
     Securities to be Registered    be Registered        Per Unit            Price (1)              Fee
  ----------------------------------------------------------------------------------------------------------------
         Common Stock
         $.01 par Value             2,777,250 Shares      $10.00           $27,772,500              (2)
  ----------------------------------------------------------------------------------------------------------------
     Participation Interests              (3)                --            $ 1,429,450              (4)
  ================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) The registration fee of $7,721 was previously paid upon the initial filing of the Form SB-2.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be deferred or sold pursuant to the employee benefit plan described herein.
(4) The securities of Security Financial Bancorp, Inc. to be purchased by Security Federal Bank 401(k) Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

[To be used in connection with Syndicated Community Offering only]

PROSPECTUS SUPPLEMENT FOR SYNDICATED COMMUNITY OFFERING


[LOGO]                                          SECURITY FINANCIAL BANCORP, INC.
                    (Proposed Holding Company for Security Federal Bank & Trust)
                                                              9321 Wicker Avenue
                                                        St. John, Indiana  46373
                                                                  (219) 365-4344
================================================================================

     Security Federal Bank, a Federal Savings Bank is converting from the mutual to stock form of organization. After the conversion, Security Financial will own all of Security Federal's stock. Security Financial has already received subscriptions for _________ shares. Up to ________ shares will be sold in the conversion. The conversion will not be completed and no common stock will be sold unless additional subscriptions are received for at least the minimum number of shares in the offering. Security Financial will hold all funds of subscribers in an interest-bearing savings account at Security Federal until the conversion is completed or terminated. Funds will be returned promptly with interest if the conversion is terminated.

     Charles Webb & Company, A Division of Keefe, Bruyette & Woods, Inc. will use its best efforts to assist Security Financial in selling at least the minimum number of shares but does not guarantee that this number will be sold. Neither KBW nor any selected broker-dealer is obligated to purchase any shares of common stock in the syndicated community offering. KBW intends to make a market in the common stock.

================================================================================

                            PRICE PER SHARE: $10.00
       EXPECTED TRADING MARKET AND SYMBOL: Nasdaq SmallCap Market "SFBI"

     This offering will expire no later than 12:00 noon, Central time, on ____________, 1999, unless extended.

     .    Number of Shares
          Minimum/Maximum

     .    Estimated Underwriting Commissions and Other Expenses
          Minimum/Maximum

     .    Estimated Net Offering Proceeds to Security Financial
          Minimum/Maximum

     . Estimated Net Offering Proceeds per Share to Security Financial Minimum/Maximum

Please refer to "Risk Factors" beginning on page __ of the attached Prospectus dated ________ __, 1999.

These securities are not deposits or accounts and are not insured or guaranteed by Security Financial, Security Federal, the Federal Deposit Insurance Corporation or any other government agency. The common stock is subject to investment risk, including the possible loss of money invested.

Neither the Securities and Exchange Commission, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, nor any state securities commission has approved or disapproved these securities or determined if this prospectus supplement is truthful or complete. Any representations to the contrary is a criminal offense.


      Charles Webb & Company, A Division of Keefe, Bruyette & Woods, Inc.

        The date of this Prospectus Supplement is _______________, 1999

                       THE SYNDICATED COMMUNITY OFFERING

     Security Financial is offering for sale between ___________ and __________ shares of common stock at price of $10.00 per share in a syndicated community offering. These shares are to be sold in connection with the conversion of Security Federal from a mutual savings bank to a stock savings bank and the issuance of Security Federal outstanding capital stock to Security Financial. The remaining __________ shares of common stock to be sold in connection with the conversion have been subscribed for in subscription and direct community offerings. The prospectus in the form used in the subscription and direct community offerings is attached to this prospectus supplement. The purchase price for all shares sold in the syndicated community offering will be the same as the price paid by subscribers in the subscription and direct community offerings.

     Funds sent with purchase orders will earn interest at Security Federal's passbook rate from the date Security Federal receives them until the completion or termination of the conversion. If the syndicated community offering is not completed by _________________, 1999, and the Office of Thrift Supervision allows more time to complete the conversion, Security Federal will contact everyone who subscribed for shares to see if they still want to purchase stock, and subscribers will be able to confirm, modify or cancel their subscriptions. A failure to respond will be treated as a cancellation of the purchase order. If payment for the stock was made by check or money order, subscription funds will be returned with accrued interest. If payment was authorized by withdrawal of funds on deposit at Security Federal, that authorization would terminate. The conversion must be completed by August 3, 2001.

The minimum number of shares which may be purchased is 25 shares. Except for the Security Federal employee stock ownership plan, which intends to purchase up to 8% of the total number of shares of common stock sold in the conversion, no person, together with related persons and persons acting together, may purchase more than $200,000 of common stock (20,000 shares) in the syndicated community offering. However, the maximum amount of shares of common stock that may be subscribed for or purchased in all categories of the conversion by any person, related persons or persons acting together is $400,000 of common stock (40,000 shares) sold in the conversion. Security Financial reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the syndicated community offering. If a subscription is rejected in part, you cannot cancel the remainder of your order.

     Security Financial and Security Federal have engaged Charles Webb & Company, A Division of Keefe, Bruyette & Woods, Inc. as their financial advisor to assist them in the sale of the common stock in the syndicated community offering. KBW expects to use the services of other registered broker-dealers and that fees to KBW and other selected broker-dealers will not exceed __% of the aggregate purchase price of the shares sold in the syndicated community offering.

     Before this offering, there has not been a public market for the common stock, and there can be no assurance that an active and liquid trading market for the common stock will develop. The absence or discontinuance of an active and liquid trading market may hurt the market price of the common stock. See "Risk Factors--Security Financial cannot assure or guarantee an active trading market for the common stock." in the attached prospectus.

                                 Interests in

                 Security Federal Bank, a Federal Savings Bank
                                  401(k) Plan

                                      and
                         Offering of 142,945 Shares of

                       Security Financial Bancorp, Inc.
                         Common Stock ($.01 Par Value)

     This prospectus supplement relates to the offer and sale to participants in the Security Federal Bank, a Federal Savings Bank 401(k) Plan of participation interests and shares of common stock of Security Financial Bancorp, Inc.

     The Board of Directors of Security Federal has adopted a plan that will convert the structure of Security Federal from a mutual savings institution to a stock savings institution. As part of the conversion, Security Financial Bancorp, Inc. has been established to acquire all of the stock of Security Federal and simultaneously offer Security Financial common stock to the public under certain purchase priorities in the plan of conversion. 401(k) Plan participants are now permitted to direct the trustee of the 401(k) Plan to use their current account balances to subscribe for and purchase shares of Security
Financial common stock through the Security Financial Stock Fund.   Based upon
the value of the 401(k) Plan assets at August 31, 1999, the trustee of the 401(k) Plan could purchase up to 142,945 shares of Security Financial common stock assuming a purchase price of $10.00 per share. This prospectus supplement relates to the election of 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest all or a portion of their 401(k) Plan accounts in Security Financial common stock.

     The prospectus dated____________ ___, 1999, of Security Financial, which we have attached to this prospectus supplement, includes detailed information regarding the conversion of Security Federal, Security Financial common stock and the financial condition, results of operations and business of Security Federal. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

     Please refer to "Risk Factors" beginning on page __ of the prospectus.

      Neither the Securities and Exchange Commission, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation, nor any other state or federal agency or any state securities commission, has approved or disapproved these securities.  Any representation to the contrary is a criminal offense.

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

       The date of this Prospectus Supplement is __________________, 1999.

     This prospectus supplement may be used only in connection with offers and sales by Security Financial of interests or shares of common stock under the 401(k) Plan to employees of Security Federal. No one may use this prospectus supplement to reoffer or resell interests or shares of common stock acquired through the 401(k) Plan.

     You should rely only on the information contained in this prospectus supplement and the attached prospectus. Security Financial, Security Federal and the 401(k) Plan have not authorized anyone to provide you with information that is different.

     This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of common stock shall under any circumstances imply that there has been no change in the affairs of Security Federal or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

                               TABLE OF CONTENTS



THE OFFERING..........................................   1
     Securities Offered...............................   1
     Election to Purchase Security Financial Common
       Stock in the Conversion of Security Federal....   1
     Value of Participation Interests.................   2
     Method of Directing Transfer.....................   2
     Time for Directing Transfer......................   2
     Irrevocability of Transfer Direction.............   2
     Purchase Price of Security Financial Common Stock   2
     Nature of a Participant's Interest in Security
       Financial Common Stock.........................   2
     Voting and Tender Rights of Security Financial
       Common Stock...................................   3
DESCRIPTION OF THE 401(k) Plan........................   3
     Introduction.....................................   3
     Eligibility and Participation....................   4
     Contributions Under the 401(k) Plan..............   4
     Limitations on Contributions.....................   4
     Investment of Contributions......................   6
     Limitation on Employee Salary Deferral...........   4
     Benefits Under the 401(k) Plan...................   8
     Withdrawals and Distributions
       From the 401(k) Plan...........................   8
     Administration of the 401(k) Plan................   9
     Reports to 401(k) Plan Participants..............   9
     Plan Administrator...............................   9
     Amendment and Termination........................  10
     Merger, Consolidation or Transfer................  10
     Federal Income Tax Consequences..................  10
     Restrictions on Resale...........................  12
     SEC Reporting and Short-Swing Profit Liability...  13
LEGAL OPINIONS........................................  14
ENROLLMENT/INVESTMENT ELECTION FORM...................  15

                                 THE OFFERING

Securities Offered

     The securities offered in connection with this prospectus supplement are participation interests in the 401(k) Plan. Assuming a purchase price of $10.00 per share, the trustee may acquire up to 142,945 shares of Security Financial common stock for the Security Financial Stock Fund. The interests offered under this prospectus supplement are conditioned on the completion of the conversion of Security Federal. Your investment in the Security Financial Stock Fund in connection with the conversion of Security Federal is also governed by the purchase priorities contained in the plan of conversion of Security Federal.

     This prospectus supplement contains information regarding the 401(k) Plan. The attached prospectus contains information regarding the conversion of Security Federal and the financial condition, results of operations and business of Security Federal. The address of the principal executive office of Security Federal is 9321 Wicker Avenue St. John, Indiana 46373. The telephone number of Security Federal is (219) 365-4344.

Election to Purchase Security Financial Common Stock in the Conversion of Security Federal

     In connection with the conversion of Security Federal, the 401(k) Plan will permit you to direct the trustee to transfer all or part of the funds which represent your current beneficial interest in the assets of the 401(k) Plan to the Security Financial Stock Fund. The trustee of the 401(k) Plan will subscribe for Security Financial common stock offered for sale in connection with the conversion of Security Federal in accordance with each participant=s direction. If the conversion offering is oversubscribed and some or all of your funds cannot be used to purchase common stock in the conversion offering, the trustee will reallocate the amount not invested in Security Financial common stock on a proportionate basis to the other investment options you have selected. If you fail to direct the investment of your account, your account balance will remain in the other investment options of the 401(k) Plan.

     All plan participants are eligible to direct a transfer of funds to the Security Financial Stock Fund. However, such directions are subject to the purchase priorities in the Security Federal plan of conversion. Your order will be based on your status as an eligible account holder and supplemental eligible account holder in the conversion of Security Federal. An eligible account holder is a depositor whose savings account(s) totalled $50.00 or more on June 30, 1998. A supplemental eligible account holder is a depositor whose savings account(s) totalled $50 or more on September 30, 1999. No eligible account holders or supplemental eligible account holders may purchase in the subscription offering more than $200,000 of Security Financial common stock. If you fall into one of the above subscription offering categories, you have subscription rights to purchase shares of common stock in the subscription offering and you may use funds in the 401(k) Plan account to pay for Security Financial common stock for which you subscribe. For purposes of investing in the Security Financial Stock Fund in connection with the offering a minimum investment of $250 is required.

Value of Participation Interests

     As of August 31, 1999, the market value of the assets of the 401(k) Plan equaled approximately $1,429,450. The plan administrator has informed each participant of the value of his or her beneficial interest in the 401(k) Plan as of June 30, 1999. The value of 401(k) Plan assets represents past contributions to the 401(k) Plan on your behalf, plus or minus earnings or losses on the contributions, less previous withdrawals.

Method of Directing Transfer

     The last two pages of this prospectus supplement is a form for you to direct a transfer to the Security Financial Stock Fund (the "Investment Election Form"). If you wish to transfer all, or part in multiples of not less than 1%, of your beneficial interest in the assets of the 401(k) Plan to the Security Financial Stock Fund, you should complete the Investment Election Form. If you do not wish to make such an election at this time, you do not need to take any action. For purposes of investing in the Security Financial Stock Fund in connection with the offering a minimum investment of $250 is required.

Time for Directing Transfer

     The deadline for submitting a direction to transfer amounts to the Security Financial Stock Fund in connection with the conversion of Security Federal is ten (10) days before ____________ (the "Expiration Date") of the offering. You should return the Investment Election Form to ___________________ of Security Federal by __:__ p.m. on _______ ___, 1999.

Irrevocability of Transfer Direction

     Your direction to transfer amounts credited to such account in the 401(k) Plan to the Security Financial Stock Fund cannot be changed.

Purchase Price of Security Financial Common Stock

     The trustee will use the funds transferred to the Security Financial Stock Fund to purchase shares of Security Financial common stock in the conversion of Security Federal. The trustee will pay the same price for shares of Security Financial common stock as all other persons who purchase shares of Security Financial common stock in the conversion of Security Federal. If the conversion offering is oversubscribed and some or all of your funds cannot be used to purchase common stock in the conversion offering, the trustee will reallocate the amount not invested in Security Financial common stock on a proportionate basis to other investment options you have selected. If you fail to direct the investment of your account, your account balance will remain in the other investment options of the 401(k) Plan.

Nature of a Participant's Interest in Security Financial Common Stock

     The trustee will hold Security Financial common stock in the name of the 401(k) Plan. The trustee will allocate shares of common stock acquired at your direction to your account under the 401(k) Plan. Therefore, earnings with respect to your account should not be affected by the investment designations of other participants in the 401(k) Plan.

Voting and Tender Rights of Security Financial Common Stock

     The Trustee generally will exercise voting and tender rights attributable to all Security Financial common stock held by the Security Financial Stock Fund as directed by participants with interests in the Security Financial Stock Fund. With respect to each matter as to which holders of Security Financial common stock have a right to vote, you will be given voting instruction rights reflecting your proportionate interest in the Security Financial Stock Fund.
The number of shares of Security Financial common stock held in the Security Financial Stock Fund that are voted for and against on each matter will be proportionate to the number of voting instruction rights exercised in such manner. If there is a tender offer for Security Financial common stock, the 401(k) Plan provides that each participant will be allotted a number of tender instruction rights reflecting such participant's proportionate interest in the Security Financial Stock Fund. The percentage of shares of Security Financial common stock held in the Security Financial Stock Fund that will be tendered will be the same as the percentage of the total number of tender instruction rights that are exercised in favor of tendering. The remaining shares of Security Financial common stock held in the Security Financial Stock Fund will not be tendered. The 401(k) Plan makes provisions for participants to exercise their voting instruction rights and tender instruction rights on a confidential basis.

                        DESCRIPTION OF THE 401(k) Plan

I.   Introduction

     On December 18, 1997, Security Federal implemented the Security Federal Bank, a Federal Savings Bank 401(k) Plan. Security Federal intends for the 401(k) Plan to comply, in form and in operation, with all applicable provisions of the Internal Revenue Code and the Employee Retirement Income Security Act or "ERISA." Security Federal may change the 401(k) Plan from time to time in the future to ensure continued compliance with these laws. Security Federal may also amend the 401(k) Plan from time to time in the future to add, modify, or eliminate certain features of the plan, as it sees fit. As a plan governed by the Employee Retirement Income Security Act of 1974, as amended, federal law provides you with various rights and protections as a plan participant.
Although the 401(k) Plan is governed by many of the provisions of the Employee Retirement Income Security Act of 1974, as amended, your benefits under the plan are not guaranteed by the Pension Benefit Guaranty Corporation.

     Reference to Full Text of Plan.  The following portions of this prospectus
     ------------------------------
supplement provide an overview of the material provisions of the 401(k) Plan. Security Federal qualifies this overview in its entirety by reference to the full text of the 401(k) Plan. You may obtain copies of the full 401(k) Plan document by sending a request to Joann Halterman at Security Federal. You should carefully read the full text of the 401(k) Plan document to understand your rights and obligations under the plan.

II.  Eligibility and Participation

     Any employee of Security Federal, other than hourly-paid employees, may participate in the 401(k) Plan as of the first day of the month following his commencement of employment with Security Federal.

     As of _____________, 1999, __________ of the ____________ eligible employees of Security Federal elected to participate in the 401(k) Plan.

III. Contributions Under the 401(k) Plan

     401(k) Plan Participant Contributions.  The 401(k) Plan permits each
     -------------------------------------
participant to annually defer receipt of up to 15% of compensation that Security Federal would otherwise currently pay. For purposes of calculating deferrals, the 401(k) Plan considers compensation to mean the amount which is actually paid to a participant during the plan year, excluding bonuses, overtime, deferral compensation and severance packages. However, by law, the 401(k) Plan may not consider more than $160,000 of compensation for purposes of determining deferrals for 1999. Participants in the 401(k) Plan may modify the amount contributed to the plan on a bi-weekly basis.

     Security Federal Contributions.  Security Federal does not currently make
     ------------------------------
matching contributions or other employer contributions to the 401(k) Plan.

IV.  Limitations on Contributions

     Limitation on Employee Salary Deferral.  Although the 401(k) Plan permits
     --------------------------------------
you to defer up to 15% of your compensation, by law your total deferrals under the 401(k) Plan, together with similar plans, may not exceed $10,000 for 1999. The Internal Revenue Service will periodically increase this annual limitation. Contributions in excess of this limitation, or excess deferrals, will be included in an affected participant's gross income for federal income tax purposes in the year they are made. In addition, a participant will have to pay federal income taxes on any excess deferrals when distributed by the 401(k) Plan to the participant, unless the excess deferral and any related income allocable is distributed to the participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the participant in the taxable year in which the distribution is made.

     Limitations on Annual Additions and Benefits.  Under the requirements of
     --------------------------------------------
the Internal Revenue Code, the 401(k) Plan provides that the total amount of contributions and forfeitures (annual additions) allocated to a participant during any year may not exceed the lesser of 25% of the participant's compensation for that year, or $30,000. The 401(k) Plan will also limit annual additions to the extent necessary to prevent the limitations contained in the Internal Revenue Code for all of the qualified defined benefit plans and defined contribution plans maintained by Security Federal from being exceeded.

     Limitation on Plan Contributions for Highly Compensated Employees.  Special
     -----------------------------------------------------------------
provisions of the Internal Revenue Code limit the amount of salary deferrals and matching contributions that may be made to the 401(k) Plan in any year on behalf of highly compensated employees in relation to the amount of deferrals and matching contributions made by or on behalf of all other employees eligible to participate in the 401(k) Plan. If these limitations are exceeded, the level of deferrals by highly compensated employees must be adjusted.

     In general, a highly compensated employee includes any employee who, (1) was a five percent owner of the sponsoring employer at any time during the year or preceding year, or (2) had compensation for the preceding year in excess of $80,000 and, if the sponsoring employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 1999, but may be adjusted annually to reflect increases in the cost of living.

     Top-Heavy Plan Requirements.  If for any calendar year the 401(k) Plan is a
     ---------------------------
Top-Heavy Plan, then Security Federal may be required to make certain minimum contributions to the 401(k) Plan on behalf of non-key employees. In addition, certain additional restrictions would apply with respect to the combination of contributions to the 401(k) Plan and projected annual benefits under any defined benefit plan maintained by Security Federal.

     In general, the 401(k) Plan will be treated as a "Top-Heavy Plan" for any calendar year if, as of the last day of the preceding calendar year, the aggregate balance of the accounts of participants who are Key Employees exceeds 60% of the aggregate balance of the accounts of all participants. Key Employees generally include any employee who, at any time during the calendar year or any of the four preceding years, is:

     (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity,

     (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in Security Federal,

     (3) a person who owns directly or indirectly more than 5% of the stock of Security Financial, or stock possessing more than 5% of the total combined voting power of all stock of Security Financial, or

     (4) a person who owns directly or indirectly combined voting power of all stock and more than 1% of the total stock of Security Financial and has annual compensation in excess of $150,000.

     The foregoing dollar amounts are for 1999.

V.   Investment of Contributions

     All amounts credited to participants' accounts under the 401(k) Plan are held in trust. Security Federal acts as a directed trustee for all 401(k) Plan investments with the exception of the Security Financial Stock Fund. __________ will serve as the trustee for the Security Financial Stock Fund and purchase shares of Security Financial Common Stock in the conversion and open market on behalf of plan participants.

     Prior to the conversion of Security Federal, the 401(k) Plan offered the following investment choices with annual rates of return as set forth below:

                                                   1998    1997    1996
                                                  ------  ------  ------
Northern Institutional Diversified Assets Fund     5.39%   5.45%   5.79%
Federated Max-Cap Fund                            28.27   32.69   22.75
Legg Mason Value Trust Primary Shares Fund        48.04   37.05   38.43
Scuddder Growth & Income Fund                      6.07   30.31   22.18
Scudder International Fund                        18.62    7.98   14.55
T. Rowe Price Equity Income Fund                   9.23   28.82   20.40
T. Rowe Price Small Cap Stock Fund                (3.46)  28.81   21.05
Vanguard US Growth Fund                           39.98   25.93   26.05
William Blair Growth Fund                         27.16   20.08   17.99
Federated High Yield Trust Fund                    1.06   13.25   13.49
Northern Institutional Bond Portfolio Fund         9.29    9.96    3.46
Wright Current Income Fund                         6.59    8.42    4.35
Federated Capital Preservation Fund - GIC          5.64    5.86    5.70

     For more information on these funds, please contact your plan administrator.

     The 401(k) Plan now provides the Security Financial Stock Fund as an additional choice to these investment alternatives. The Security Financial Stock Fund invests primarily in the common stock of Security Financial. Participants in the 401(k) Plan may direct the employer stock fund trustee to invest all or a portion of their 401(k) Plan account balance in the Security Financial Stock Fund.

     The Security Financial Stock Fund consists of investments in the common stock of Security Financial made on the effective date of the conversion of Security Federal. After the conversion of Security Federal, the trustee of the 401(k) Plan will, to the extent practicable, use all amounts held by it in the Security Financial Stock Fund, including cash dividends paid on the common stock held in the fund, to purchase shares of common stock of Security Financial.

     As of the date of this prospectus supplement, none of the shares of common stock have been issued or are outstanding and there is no established market for the Security Financial common stock. Accordingly, there is no record of the historical performance of the Security Financial Stock Fund. Performance of the Security Financial Stock Fund depends on a number of factors, including the financial condition and profitability of Security Financial and Security Federal and market conditions for Security Financial common stock generally.

     Investments in the Security Financial Stock Fund may involve certain special risks in investments in the common stock of Security Financial. For a discussion of these risk factors, see "Risk Factors" beginning on page __ of the prospectus.

VI.  Benefits Under the 401(k) Plan

     Vesting.  You are always 100% vested in your elective deferrals under the
     -------
401(k) Plan.

VII. Withdrawals and Distributions From the 401(k) Plan

     Withdrawals Before Termination of Employment.  You may receive in-service
     --------------------------------------------
distributions from the 401(k) Plan under limited circumstances in the form of hardship distributions, withdrawal of rollover contributions and loans. In order to qualify for a hardship withdrawal, you must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If you qualify for a hardship distribution, the trustee will make the distribution proportionately from the investment funds in which you have invested your account balances. In addition, you may apply for a loan under the 401(k) Plan. A minimum amount of $1,000 can be borrowed from your 401(k) Plan account. You may not receive more than one loan in any calendar year.

     Distribution Upon Retirement or Disability.  Upon retirement or disability,
     ------------------------------------------
you will receive a lump sum payment from the 401(k) Plan equal to the vested value of your accounts.

     Distribution Upon Death.  If you die before your benefits are paid from the
     -----------------------
401(k) Plan, your benefits will be paid to your surviving spouse or beneficiary under one or more of the forms available under the 401(k) Plan.

     Distribution Upon Termination for Any Other Reason.  If you terminate
     --------------------------------------------------
employment for any reason other than retirement, disability or death and your account balance exceeds $3,500, the trustee will make your distribution on your normal retirement date, unless you request otherwise. If your account balances does not exceed $3,500, the trustee will generally distribute your benefits to you as soon as administratively practicable following termination of employment.

     Nonalienation of Benefits.  Except with respect to federal income tax
     -------------------------
withholding and as provided with respect to a qualified domestic relations order, benefits payable under the 401(k) Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the 401(k) Plan shall be void.

     Applicable federal tax law requires the 401(k) Plan to impose substantial restrictions on your right to withdraw amounts held under the plan before your termination of employment with Security Federal. Federal law may also impose an excise tax on withdrawals made from the 401(k) Plan before you attain
59 1/2 years of age regardless of whether the withdrawal occurs during your employment with Security Federal or after termination of employment.

Administration of the 401(k) Plan

     The trustee with respect to the 401(k) Plan is the named fiduciary of the 401(k) Plan for purposes of ERISA.

     Trustees.  The trust department at Security Federal serves as agent to
     --------
Security Federal in its capacity as trustee for all of the assets of the 401(k) Plan, with the exception of the Security Financial Stock Fund. _____________ serves as the trustee of the Security Financial Stock Fund.

     The trustee receives, holds and invests the contributions to the 401(k) Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the 401(k) Plan and the directions of the plan administrator. The trustee is responsible for investment of the assets of the trust.

Reports to 401(k) Plan Participants

     The plan administrator will furnish you a statement at least quarterly showing the balance in your account as of the end of that period, the amount of contributions allocated to your account for that period, and any adjustments to your account to reflect earnings or losses.

Plan Administrator

     The current plan administrator of the 401(k) Plan is Security Federal. The plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Employee Retirement Income Security Act of 1974, as amended.

Amendment and Termination

     Security Federal intends to continue the 401(k) Plan indefinitely. Nevertheless, Security Federal may terminate the 401(k) Plan at any time. If Security Federal terminates the 401(k) Plan in whole or in part, then regardless of other provisions in the plan, all affected participants will become fully vested in their accounts. Security Federal reserves the right to make, from time to time, changes which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Security Federal may amend the plan as it determines necessary or desirable, with or without retroactive effect, to comply with the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code.

Merger, Consolidation or Transfer

     If the 401(k) Plan merges or consolidates with another plan or transfers the trust assets to another plan, and if either the 401(k) Plan or the other plan is then terminated, the 401(k) Plan requires that you would receive a benefit immediately after the merger, consolidation or transfer. The benefit would be equal to or greater than the benefit you would have been entitled to receive immediately before the merger, consolidation or transfer if the 401(k) Plan had then terminated.

Federal Income Tax Consequences

     The following is only a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this survey as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. You are urged to consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the plan.

     As a "qualified retirement plan," the Code affords the 401(k) Plan special tax treatment, including:

     (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the plan each year;

     (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and

     (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments.

     Security Federal will administer the 401(k) Plan to comply in operation with the requirements of the Internal Revenue Code as of the applicable effective date of any change in the law. If Security Federal receives an adverse determination letter regarding its tax exempt status from the Internal Revenue Service, all participants would generally recognize income equal to their vested interest in the 401(k) Plan, the participants would not be permitted to transfer amounts distributed from the 401(k) Plan to an Individual Retirement Account or to another qualified retirement plan, and Security Federal may be denied certain deductions taken with respect to the 401(k) Plan.

     Lump Sum Distribution.  A distribution from the 401(k) Plan to a
     ---------------------
participant or the beneficiary of a participant will qualify as a lump sum distribution if it is made within one taxable year, on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and consists of the balance to the credit of the participant under this plan and all other profit sharing plans, if any, maintained by Security Federal. The portion of any lump sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump sum distribution less the amount of after-tax contributions, if any, you have made to any other profit sharing plans maintained by Security Federal which is included in the distribution.

     Averaging Rules.  The portion of any lump sum distribution, required to be
     ---------------
included in your federal taxable income for federal income tax purposes, attributable to participation after 1973 in the 401(k) Plan or in any other profit-sharing plan maintained by Security Federal, known as the "ordinary income portion," will be taxable generally as ordinary income for federal income tax purposes. However, if you have completed at least five (5) years of participation in the 401(k) Plan before the taxable year in which the distribution is made, or receive a lump sum distribution on account of your death, regardless of the period of your participation in this plan or any other profit-sharing plan maintained by Security Federal, you may elect to have the ordinary income portion of such lump sum distribution taxed according to a special five-year averaging rule. The election of the special five-year averaging rules may apply only to one lump sum distribution you or your beneficiary receive, provided such amount is received on or after the date your turn 59-1/2 and the recipient elects to have any other lump sum distribution from a qualified plan received in the same taxable year taxed under the special five-year averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their lump sum distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. These individuals also may elect to have that portion of the lump sum distribution attributable to the participant's pre-1974 participation in the plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     Security Financial Common Stock Included in Lump Sum Distribution.  If a
     -----------------------------------------------------------------
lump sum distribution includes Security Financial common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to Security Financial common stock that is the excess of the value of Security Financial common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Security Financial common stock for purposes of computing gain or loss on its subsequent sale equals the value of Security Financial common stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Security Financial common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain regardless of the holding period of Security Financial common stock. Any gain on a subsequent sale or other taxable disposition of Security Financial common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of Security Financial common stock. Any gain on a subsequent sale or other taxable disposition of Security Financial common stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term, mid-term or long-term capital gain depending upon the length of the holding period of Security Financial common stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution to the extent allowed by the regulations to be issued by the IRS.

     Distributions:  Rollovers and Direct Transfers to Another Qualified Plan or
     ---------------------------------------------------------------------------
to an IRA.  You may roll over virtually all distributions from the 401(k) Plan
----------
to another qualified plan or to an individual retirement account generally.

     We have provided you with a brief description of the material federal income tax aspects of the 401(k) Plan which are of general application under the Code. It is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the 401(k) Plan. Accordingly, you are urged to consult a tax advisor concerning the federal, state and local tax consequences of participating in and receiving distributions from the 401(k) Plan.

Restrictions on Resale

     Any person receiving a distribution of shares of common stock under the 401(k) Plan who is an "affiliate" of Security Financial under Rules 144 and 405 under the Securities Act of 1933, as amended, may reoffer or resell such shares only under a registration statement filed under the Securities Act of 1933, as amended, assuming the availability of a registration statement, under Rule 144 or some other exemption of the registration requirements of the Securities Act of 1933, as amended. Directors, officers and substantial shareholders of Security Financial are generally considered "affiliates." Any person who may be an "affiliate" of Security Federal may wish to consult with counsel before transferring any common stock they own. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the Securities Exchange Act of 1934, as amended, which may restrict the sale of Security Financial common stock acquired under the 401(k) Plan, or other sales of Security Financial common stock.

     Persons who are not deemed to be "affiliates" of Security Federal at the
                     ---
time of resale will be free to resell any shares of Security Financial common stock distributed to them under the 401(k) Plan, either publicly or privately, without regard to the registration and prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules under federal law. An "affiliate" of Security Federal is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with Security Federal. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of Security Federal at the time of a proposed resale will be permitted to make public resales of the common stock only under a "reoffer" prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act of 1933, as amended, or some other exemption from registration, and will not be permitted to use this prospectus in connection with any such resale. In general, the amount of the common stock which any such affiliate may publicly resell under Rule 144 in any three-month period may not exceed the greater of one percent of Security Financial common stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks before the sale. Such sales may be made only through brokers without solicitation and only at a time when Security Financial is current in filing the reports required of it under the Securities Exchange Act of 1934, as amended.

SEC Reporting and Short-Swing Profit Liability

     Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as Security Financial. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the filing of reports of beneficial ownership. Within ten days of becoming a person required to file reports under Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of Security Federal's fiscal year. Participation in the Security Financial Stock Fund of the 401(k) Plan by officers, directors and persons beneficially owning more than ten percent of common stock of Security Financial must be reported to the SEC annually on a Form 5 by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934 provides for the recovery by Security Financial of profits realized by any officer, director or any person beneficially owning more than ten percent of the common stock resulting from the purchase and sale or sale and purchase of the common stock within any six-month period.

     The SEC has adopted rules that exempt many transactions involving the 401(k) Plan from the "short-swing" profit recovery provisions of Section 16(b). The exemptions generally involve restrictions upon the timing of elections to buy or sell employer securities for the accounts of any officer, director or any person beneficially owning more than ten percent of the common stock.

     Except for distributions of the common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons who are governed by Section 16(b) may, under limited circumstances involving the purchase of common stock within six months of the distribution, be required to hold shares of the common stock distributed from the 401(k) Plan for six months following the distribution date.

                                LEGAL OPINIONS

     The validity of the issuance of the common stock of Security Financial will be passed upon by Muldoon, Murphy & Faucette LLP, Washington, D.C. Muldoon, Murphy & Faucette LLP acted as special counsel for Security Federal in connection with the conversion of Security Federal.

                           INVESTMENT ELECTION FORM



Plan Name: Security Federal Bank, A Federal Savings Bank 401(k) Plan
           ---------------------------------------------------------
Plan # (3 digits)
                 -------
-------------------------------------------------------------------------------
Participant Information (Employee Completes)

    Name:
         -----------------------------------------------------
    Social Security #                 Employee Number
                     ---------------                 ---------
    Date of Birth ___/___/___         Date of Hire ___/___/___

A. Investment Directions (Applicable to Accumulated Account Balances only)

I hereby revoke any previous investment direction and now direct that the market value of the units that I have invested in the following funds, to the extent permissible, be transferred out of the specified fund and invested (in whole percentages) in the Security Financial Stock Fund as follows:

     Northern Institutional Div. Assets         ______%      Scudder International           _______%

     Federated Max-Cap                          ______%      T. Rowe Price Equity Income     _______%

     Legg Mason Value                           ______%      T. Rowe Price Small Cap         _______%

     Scudder Growth                             ______%      Vanguard US Growth              _______%

     William Blair Growth                       ______%      Federated High Yield            _______%

     Northern Institutional Bond                ______%      Wright Current Income           _______%

     Federated Capital Preservation (GIC)       ______%      ___________________________     _______%

Note: The total amount transferred may not exceed the total value of your accounts.              100%
                                                                                             =======

B. Investment Directions (Applicable to Future Contributions Only)

I hereby revoke any previous investment instructions and now direct that any future contributions made by me or on my behalf by Security Federal, including those contributions received by the 401(k) Plan during the same reporting period as this form, be invested in the following whole percentages. If I elect to invest in Security Financial Common Stock, such future contributions will be invested in the Security Financial Stock Fund the month following the conclusion of the Offering.

     Northern Institutional Div. Assets         ______%      Scudder International           _______%

     Federated Max-Cap                          ______%      T. Rowe Price Equity Income     _______%

     Legg Mason Value                           ______%      T. Rowe Price Small Cap         _______%

     Scudder Growth                             ______%      Vanguard US Growth              _______%

     William Blair Growth                       ______%      Federated High Yield            _______%

     Northern Institutional Bond                ______%      Wright Current Income           _______%

     Federated Capital Preservation (GIC)       ______%      ___________________________     _______%

Note: Total of percentage selected must equal 100% and you may not select fractional
      percentages (i.e., 33 1/3%)                                                                100%
                                                                                             =======

-------------------------------------------------------------------------------
SIGNATURES

______________________________________  ___/___/___
Participant                                Date

Security Federal is hereby authorized to make the above listed changes.


______________________________________  ___/___/___
Signature of Security Federal Bank         Date
Authorized Representative

PROSPECTUS                         [LOGO]

                       SECURITY FINANCIAL BANCORP, INC.
         (Proposed Holding Company for Security Federal Bank & Trust)

                       2,127,500 Shares of Common Stock


Security Federal Bank, a Federal Savings Bank is converting from the mutual form to the stock form of organization. As part of the conversion, Security Financial Bancorp, Inc. is offering its shares of common stock to the public. As part of the conversion, Security Federal Bank, a Federal Savings Bank will change its name to Security Federal Bank & Trust and Security Financial will own Security Federal.

                           Price Per Share:  $10.00
                Expected Trading Market: Nasdaq SmallCap Market
                       Proposed Trading Symbol:  "SFBI"

                                          Minimum                Maximum


Number of shares:                         1,572,500              2,127,500
Gross offering proceeds:                $15,725,000            $21,275,000
Estimated underwriting commissions
  and other offering expenses:             $654,000               $723,000
Estimated net proceeds:                 $15,071,000            $20,552,000
Estimated net proceeds per share:             $9.58                  $9.66

With the approval of the Office of Thrift Supervision, Security Financial may increase the maximum number of shares by up to 15%, to 2,446,625 shares.


Charles Webb & Company, A Division of Keefe, Bruyette & Woods, Inc., will use its best efforts to assist Security Financial in selling at least the minimum number of shares but does not guarantee that this number will be sold. Webb is not obligated to purchase any shares of common stock in the offering. Keefe, Bruyette & Woods, Inc. intends to make a market in the common stock.

The offering to depositors and borrowers of Security Federal will end at __________, Central Time, on ____________, ____. An offering to the general public may also be held and may end as early as __________, Central Time, on ____________, ____. If the conversion is not completed by ____________, ____, and the Office of Thrift Supervision gives Security Federal more time to complete the conversion, Security Financial will allow all subscribers to increase, decrease or cancel their orders. All extensions may not go beyond ____________, ____. Security Financial will hold all funds of subscribers in an interest-bearing savings account at Security Federal until the conversion is completed or terminated. Funds will be returned promptly with interest payable at Security Federal's passbook rate, if the conversion is terminated.

-------------------------------------------------------------------------------

These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

For a discussion of risks that you should consider, see "Risk Factors" beginning on page __.


Neither the Securities and Exchange Commission, the Office of Thrift Supervision, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

-------------------------------------------------------------------------------

For assistance, please contact the stock information center at (___) ___-____.

                            CHARLES WEBB & COMPANY
                                 A Division of
                         KEEFE, BRUYETTE & WOODS, INC.

              The date of this prospectus is _____________, 1999

                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

Questions and Answers About the Stock Offering......................
Summary.............................................................
Risk Factors........................................................
Selected Financial Information......................................
Recent Developments.................................................
Use of Proceeds.....................................................
Dividend Policy.....................................................
Market for Common Stock.............................................
Capitalization......................................................
Historical and Pro Forma Regulatory Capital Compliance..............
Pro Forma Data......................................................
Shares to be Purchased by Management with Subscription Rights.......
Management's Discussion and Analysis of Financial Condition
   and Results of Operations........................................
Business of Security Financial......................................
Business of Security Federal........................................
Management of Security Financial....................................
Management of Security Federal......................................
Regulation and Supervision..........................................
Federal and State Taxation..........................................
The Conversion......................................................
Restrictions on Acquisition of Security Financial...................
Description of Capital Stock of Security Financial .................
Registration Requirements...........................................
Legal and Tax Opinions..............................................
Experts.............................................................
Change in Accountants...............................................
Where You Can Find More Information.................................
Index to Consolidated Financial Statements..........................

                QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING


         The following are frequently asked questions. You should read this entire prospectus, including "Risk Factors" beginning on page __ and "The Conversion" beginning on page __, for more information.

Q.       HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND AT WHAT PRICE?


         A. We are offering for sale up to 2,127,500 shares of common stock at a subscription price of $10.00 per share. We must sell at least 1,572,500 shares. If there is strong demand for the common stock in the offering, then the independent appraiser retained by us to determine the pro forma market value of Security Financial may conclude that the appraised market value of the common stock has changed due to changing stock market or financial conditions. In that case, without notice to you, we may be required to sell up to 2,446,625 shares.


Q. WHAT PARTICULAR FACTORS SHOULD I CONSIDER WHEN DECIDING WHETHER TO PURCHASE THE STOCK?

         A. There are many important factors for you to consider before making an investment decision. Therefore, you should read this entire prospectus before making your investment decision.

Q.       HOW DO I SELL MY STOCK AFTER I PURCHASE IT?


         A. We expect our stock to be quoted on the Nasdaq SmallCap Market under the symbol "SFBI." Purchases and sales of our common stock will be effected by brokers through the Nasdaq SmallCap Market. There can be no assurance that someone will want to buy your shares or that you will be able to sell them for more money than you originally paid. You should consider the possibility that you may be unable to easily sell our stock. There may also be a wide spread between the bid and asked price for our stock.


Q. WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE OR GUARANTEED BY ANY GOVERNMENT AGENCY?

         A. No. Unlike insured deposit accounts at Security Federal, our stock will not be insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Q.       WHEN IS THE DEADLINE TO SUBSCRIBE FOR STOCK?

         A.       We must receive a properly signed order form with the required
                  payment   on  or   before   12:00   noon,   Central   time  on
                  ______________, 1999.

Q.       CAN THE OFFERING BE EXTENDED?

         A. Yes. If we do not receive sufficient orders, we can extend the offering beyond ____________, 1999. We must complete any offering to general members of the public within 45 days after the close of the subscription offering, unless we receive regulatory approval to further extend the offering. No single extension can exceed 90 days, and the extensions may not go beyond ______________, 2001.

                                      (i)

Q.       HOW DO I PURCHASE STOCK?

         A. First, you should read this entire prospectus carefully. Then, complete and return the enclosed stock order and certification form, together with your payment. Subscription orders may be delivered in person to our office during regular banking hours, or by mail in the enclosed business reply envelope. Subscription orders received after the subscription offering expiration date may be held for participation in any community offering. If the stock offering is not completed by ______________, 1999 and is not extended, then all funds will be returned promptly with interest, and all withdrawal authorizations will be cancelled.

Q.       CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO SUBSCRIBE FOR STOCK?

         A. No. After we receive your order form and payment, you may not cancel or modify your order. However, if we extend the offering beyond ______________, 1999, you will be able to change or cancel your order. If you cancel your order, you will receive a prompt refund plus interest.



Q.       HOW CAN I PAY FOR THE STOCK?

         A.       You have two options:  (1) send us a check or money order,  or
                  (2) authorize a withdrawal from your deposit account at Security Federal (without any penalty for early withdrawal). Please do not send cash in the mail.

Q.       WILL I RECEIVE INTEREST ON MY SUBSCRIPTION PAYMENT?

         A. Yes. Subscription payments will be placed in an interest-bearing escrow account at Security Federal and will earn interest at our savings account rate. Depositors who elect to pay by withdrawal will continue to receive interest on their accounts until the funds are withdrawn.

Q. CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY INDIVIDUAL RETIREMENT ACCOUNT AT SECURITY FEDERAL?

         A. Yes. However, you cannot purchase stock with your existing IRA at Security Federal. You must establish a self-directed IRA with an outside trustee to subscribe for stock using your IRA funds. Please call our Stock Information Center at (___) ___-____ to get more information. Please understand that the transfer of IRA funds takes time, so please make arrangements as soon as possible.

Q.       WHAT HAPPENS IF THERE ARE NOT ENOUGH SHARES OF STOCK TO FILL ALL
         ORDERS?

         A. If there is an oversubscription, then you may not receive any or all of the shares you want to purchase.

Q.       WHO CAN HELP ANSWER ANY OTHER QUESTIONS I MAY HAVE ABOUT THE STOCK
         OFFERING?

         A. For answers to other questions, we encourage you to read this prospectus. Questions may also be directed to our Stock Information Center at (___) ___-____ between the hours of __:__ a.m. and __:__ p.m.


                                     (ii)

                                    SUMMARY



You should read the entire prospectus carefully before you decide to invest. For assistance, please contact the stock information center at (___) ___-____.

                                 THE COMPANIES

Security Financial Bancorp, Inc. (page __)

9321 Wicker Avenue
St. John, Indiana  46373
(219) 365-4344

Security Federal formed Security Financial to be its holding company. To date, Security Financial has only conducted organizational activities. After the conversion, it will own all of Security Federal's capital stock and will direct, plan and coordinate Security Federal's business activities. After the conversion, Security Financial might become an operating company or acquire or organize other operating subsidiaries, including other financial institutions, although it currently has no specific plans or agreements to do so.

Security Federal Bank, a Federal
Savings Bank (page __)

9321 Wicker Avenue
St. John, Indiana  46373
(219) 365-4344

Security Federal is a community bank dedicated to serving the financial service needs of consumers within its primary market area. Currently, Security Federal operates out of its main office in St. John, Indiana and its six branch offices in Lake and Porter counties, and considers its primary market area for making loans and attracting deposits to include Lake and Porter counties in Indiana, as well as Cook and Will counties in Illinois. Immediately following the consummation of Security Federal's conversion to stock form, Security Federal's corporate title will change to Security Federal Bank & Trust.


Security Federal's principal business is attracting deposits from the general public and using those funds to originate one-to four-family residential mortgage loans, which accounted for 57.4% of Security Federal's total loan portfolio at June 30, 1999. Security Federal also makes multi-family and commercial real estate, construction, consumer, including home equity loans, and commercial business loans. In the future, Security Federal intends to increase its emphasis on consumer, including home equity lending, construction, commercial real estate and commercial business lending. Security Federal also invests, to a limited extent, in U.S. government and agency securities and U.S. government insured or guaranteed mortgage-backed securities. At June 30, 1999, Security Federal had total assets of $191.5 million, deposits of $165.9 million and total equity of $18.5 million.

Security Federal has recently undergone some changes in management and in its strategic plan. Five new directors have been added to the Board since the beginning of 1997, including John P. Hyland who was hired as President and Chief Executive Officer of Security Federal in October 1998 and became a director in 1999. Under the direction of Mr.

Hyland and the Board of Directors, Security Federal changed its business strategy from a growth strategy achieved through expansion of Security Federal's mortgage banking and loan servicing operations to a strategy of originating higher yielding loans and seeking means of attaining fee income, while managing growth, maintaining asset quality and reducing expenses. For a discussion of Security Federal's past and present business strategies and recent results of operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." For a discussion of Security Federal's business activities, see "Business of Security Federal."

                                THE CONVERSION



What is the Conversion (page __)

The conversion is a change in Security Federal's legal form of organization. As a mutual savings bank, Security Federal currently has no stock or stockholders. Instead, Security Federal operates for the mutual benefit of its depositors who elect its directors and vote on other important matters. Through the conversion Security Federal will become a stock savings bank and will be owned and controlled by the holder of all its stock, Security Financial. Voting rights in Security Financial will belong to its stockholders.

Security Federal is conducting the conversion under the terms of its plan of conversion. The Office of Thrift Supervision has approved the conversion with the condition that Security Federal's members approve the plan of conversion. Security Federal has called a special meeting for ________, ____ to vote on the plan of conversion.

Reasons for the Conversion (page __)

By converting to the stock form of organization, Security Federal will be structured in the form used by commercial banks, most business entities and a large number of savings institutions. The conversion will be important to Security Federal's future growth and performance because it will:

 .    enhance its ability to attract and retain qualified management through stock-based compensation plans;

 .    expand its ability to serve the public;

 .    provide a larger capital base from which to operate;

 .    enhance its ability to expand through the acquisition of other financial institutions or their assets; and

 .    enhance its ability to diversify into other financial services related activities.

Benefits of the Conversion to
Management (page __)


Security Financial and Security Federal intend to adopt the following benefit plans and employment agreements:


 .    Employee Stock Ownership Plan. This plan intends to purchase 8% of the shares issued in the conversion. This would range from 125,800 shares, assuming 1,572,500 shares are issued in the conversion, to 170,200 shares, assuming 2,127,500 shares are issued in the conversion. Security Federal will allocate these shares to employees over a period of years in proportion to their compensation.

 .    Employment Agreement. Security Financial and Security Federal intend to enter into employment agreements with Mr. John P. Hyland who will receive a base salary under the agreement of $175,000. These agreements will provide for severance benefits if the executive is terminated following a change in control of Security Financial or Security Federal.


 .    Supplemental  Executive  Retirement  Plan. This plan will provide  eligible individuals with benefits that otherwise would be provided under the employee stock ownership plan but for certain limitations imposed by the Internal Revenue Code.

 .    Employee Severance Compensation Plan. This plan will provide severance benefits to eligible employees if there is a change in control of Security Financial or Security Federal.


 .    Stock-Based Incentive Plan. Not less than six months following completion of the conversion, Security Financial intends to adopt this plan pursuant to which it may award stock options to key employees and directors. No determinations have been made as to who may be awarded options or the amount that may be awarded. The number of options that would be available under this plan will be equal to not more than 10% of the number of shares sold in the conversion. This would range from 157,250 shares, assuming 1,572,500 shares are issued in the conversion, to 212,750 shares, assuming 2,127,500 shares are issued in the conversion. This plan will require shareholder approval.


     In addition, under this plan, Security Financial would be able to award shares of restricted stock to key employees and directors at no cost to the recipient. No determinations have been made as to who may be awarded shares of stock or the amounts that may be awarded. The number of shares available for stock awards will be equal to not more than 4% of the number of shares issued in the conversion. This would range from 62,900 shares, assuming 1,572,500 shares are issued in the conversion, to 85,100 shares, assuming 2,127,500 shares are issued in the conversion.

The following table summarizes the total number and dollar value of the shares of common stock, assuming 2,127,500 shares are issued in the conversion, which the employee stock ownership plan expects to acquire and the total value of all shares that are expected to be available for award under the stock-based incentive plan. The table assumes the value of the shares is $10.00 per share. The table does not include a value for the options because their value would be equal to the fair market value of the common stock on the day that the options are granted. As a result, financial gains can be realized on an option only if the market price of common stock increases above the price at which the options are granted.


                                                       Percentage
                                                        of Shares
                                   Number   Estimated    Issued
                                     of       Value      in the
                                   Shares   of Shares  Conversion
                                  --------- ---------  ----------

Employee stock ownership plan...  170,200   $1,702,000     8.0%
Stock-based incentive plan:
   Stock awards.................   85,100      851,000     4.0
   Stock options................  212,750    2,127,500    10.0
                                  -------   ----------    ----
         Total..................  468,050   $4,680,500    22.0%
                                  =======   ==========    ====


For a discussion of risks associated with these plans and agreements, see "Risk Factors--Implementation of additional benefit plans will increase future compensation expense and may lower Security Federal's net income," and "Risk Factors --Employment agreements, the supplemental executive retirement plan and the severance plan could make takeover attempts more difficult to achieve," and "Risk Factors--Issuance of shares for benefit programs may lower your ownership interest."

                                 THE OFFERING

Subscription Offering (page __)

Note: Subscription rights are not transferable, and persons with subscription rights may not subscribe for shares for the benefit of any other person. If you violate this prohibition, you may lose your rights to purchase shares and may face criminal prosecution and/or other sanctions.

Security Federal has granted subscription rights in the following order of priority to:

1. Persons with $50 or more on deposit, including all withdrawable deposits at Security Federal, including non-interest bearing demand deposits, at Security Federal as of June 30, 1998.

2.   The  Security   Federal  employee  stock  ownership  plan,  which  provides retirement benefits to Security Federal's employees.

3. Persons with $50 or more on deposit, including all withdrawable deposits at Security Federal, including non-interest bearing demand deposits, at Security Federal as of September 30, 1999.

4. Security Federal's depositors, including persons with withdrawable deposits at Security Federal, including non-interest bearing demand deposits, as of ___________, 1999 and borrowers of Security Federal as of August 14, 1990 whose loans continue to be outstanding as of __________, ___.

If the offering is oversubscribed, shares will be allocated in order of the priorities described above under a formula outlined in the plan of conversion.

Security Financial may offer shares not sold in the subscription offering to the general public in a community offering. People and trusts of people who are residents of Lake and Porter Counties, Indiana will have first preference to purchase shares in a community offering. If shares are available, Security Financial expects to offer them to the general public immediately after the end of the subscription offering, but may begin a community offering at any time during the subscription offering.

To ensure that Security Federal properly identifies your subscription rights, you must list all of your savings accounts and loans as of the eligibility dates on the stock order form. If you fail to do so, your subscription may be reduced or rejected if the offering is oversubscribed.

Deadline for Ordering Common
Stock (page __)

The subscription offering will end at __________, Central time, on ____________,
____.

Purchase Price

The purchase price is $10.00 per share. The Boards of Directors of Security Financial and Security Federal consulted with Charles Webb & Company ("Webb") A Division of Keefe, Bruyette & Woods, Inc. ("KBW") in determining the purchase price.


Number of Shares to be sold (page __)

Security Financial is offering for sale between 1,572,500 and 2,127,500 shares of its common stock in this offering. With regulatory approval, Security Financial may increase the number of shares to 2,446,625 without giving you further notice or the opportunity to change or cancel your order.

How the Offering Range was
Determined (page __)

The offering range is based on an independent appraisal of Security Federal by Keller & Company, Inc., an appraisal firm experienced in appraisals of savings institutions. Keller & Company has estimated that as of October 20, 1999, Security Federal's market value ranged between $15.7 million and $21.3 million, with a midpoint of $18.5 million. This results in an offering of between 1,572,500 and 2,127,500 shares of stock at an offering price of $10.00 per share. Keller & Company's appraisal was based in part on Security Federal's financial condition and results of operations and the effect on Security Federal of the additional capital raised by the sale of common stock in this offering. Keller & Company's independent appraisal will be updated before the conversion is completed.


In preparing its independent appraisal, Keller & Company focused primarily on the price/core earnings and price/book valuation methodologies, both of which are discussed in the appraisal report. See "Where You Can Find More Information" for how to obtain a copy of the appraisal report. The following table compares Security Federal's pro forma price/core earnings and price/book ratios at the minimum and maximum of the offering range to the averages for all publicly traded thrift institutions, all publicly traded Indiana thrift institutions and a comparable group of ten publicly traded thrift institutions identified in the appraisal report. Thrift institutions in the mutual holding company structure are excluded from each comparison group.

                                    Price/Core
                                     Earnings   Price/Book
                                      Ratio        Ratio
                                    ----------  -----------
Security Federal:

   Minimum..........................    *           49.58
   Maximum..........................    *           58.24

All Publicly Traded Thrifts.........   17.39       122.85
All Publicly Traded Indiana Thrifts.   15.58       103.75
Comparable Group....................   24.92        90.27
---------------------------
*Not meaningful

The independent appraisal does not indicate market value. Do not assume or expect that Security Federal's discounted valuation as shown in the above table means that the common stock will trade at or above the $10.00 purchase price after the conversion. Security Financial cannot guarantee that anyone who purchases shares in the conversion will be able to sell their shares at or above the $10.00 purchase price. See "Risk Factors--possible limited market for Security Financial's common stock may negatively affect the market price."

Purchase Limitations (page __)

Orders for common stock will be limited in the following ways:

 .    The minimum purchase is 25 shares.

 .    The maximum purchase in the subscription offering by any person or group of persons through a single deposit account is $200,000 of common stock, which equals 20,000 shares.

 .    The maximum purchase by any person in the community offering is $200,000 of common stock, which equals 20,000 shares.

 .    The maximum  purchase in the subscription  offering and community  offering combined by any person, related persons or persons acting together is $400,000 of common stock, which equals 40,000 shares.

How to Purchase Common Stock
(page __)

If you want to subscribe for shares in the subscription offering or place a purchase order for shares in the community offering, you must complete an original stock order form and send it together with full payment to Security Federal in the postage-paid envelope provided. You must sign the certification that is part of the stock order form. Security Federal must receive your stock order form before the end of the subscription offering or the end of the community offering, as appropriate.

You may pay for shares in the subscription offering or the community offering in any of the following ways:

 .    By check or money order made payable to Security Financial Bancorp, Inc.

 .    By  withdrawal  from an account  at  Security  Federal.  To use funds in an
     Individual Retirement Account at Security Federal, you must transfer your account to an unaffiliated institution or broker. Please contact the stock information center at least one week before the end of the subscription offering or the community offering, as appropriate, for assistance.

Security Federal will pay interest on your subscription funds at the rate it pays on passbook accounts from the date it receives your funds until the conversion is completed or terminated. All funds authorized for withdrawal from deposit accounts with Security Federal will earn interest at the applicable account rate until the conversion is completed. There will be no early withdrawal penalty for withdrawals from certificates of deposit used to pay for stock.

Note: Once Security Financial receives your order, you cannot cancel or change it without Security Financial's
consent. If Security Financial intends to sell fewer than 1,572,500 shares or more than 2,127,500 shares, all those who subscribed in the offering will be notified and given the opportunity to change or cancel their orders. If you do not respond to this notice, Security Financial will return your funds promptly with interest.

Restrictions on Acquisition of
Security Financial (page __)

Security Financial's Certificate of Incorporation and bylaws contain certain provisions that could make more difficult an acquisition of Security Financial by means of a tender offer, proxy context or otherwise. Certain provisions will also render the removal of the incumbent Board of Directors or management of Security Financial more difficult. These provisions may have the effect of deterring a future takeover attempt that is not approved by the Security Financial Board.


How Security Financial and Security
Federal Will Use the Proceeds of this
Offering (page __)

Security Financial will pay 50% of the net offering proceeds to Security Federal to buy all of the common stock of Security Federal. Security Federal will use these funds to originate loans and purchase investments similar to the kinds it currently holds.

Security Financial will also loan an amount equal to 8% of the gross proceeds of the offering to the employee stock ownership plan to fund its purchase of common stock and will keep the remainder of the net proceeds for general corporate purposes. These purposes may include, for example, paying cash dividends or buying back shares of common stock.

Security Financial and Security Federal may also use the proceeds of the offering to expand and diversify their businesses, although they have no specific plans to do so at this time.

Purchases by Directors and Executive
Officers (page __)

Security Federal's directors and executive officers intend to subscribe for 131,600 shares, regardless of the number of shares issued in the conversion, which equals 6.2% of the 2,127,500 shares that would be issued at the maximum of the offering range. If fewer shares are issued in the conversion, then directors and executive officers would own a greater percentage of Security Financial. Directors and executive officers will pay the $10.00 per share price as will everyone else who purchases shares in the conversion.


Market for Common Stock (page __)

Security Financial intends to list the common stock on The Nasdaq SmallCap Market. KBW intends to be a market maker in the common stock. After shares of the common stock begin trading, you may contact a stock broker to buy or sell shares. Security Financial cannot assure you that there will be an active trading market for the common stock.

Security Financial's Dividend Policy
(page __)

Security Financial may adopt a policy of paying regular cash dividends in the future, but has not decided the amount that may be paid or when the payments may begin, if at all.

                                 RISK FACTORS

         Before investing in Security Financial's common stock please carefully consider the matters discussed below.

Security Federal has reported negative earnings for each of the last three fiscal years

         Security Federal has not been profitable in any of the last three fiscal years. Security Federal reported net losses of $608,000, $834,000 and $1.2 million for each of the three fiscal years ended June 30, 1999, 1998 and 1997, respectively. Management has sought to improve earnings by reducing non-interest and interest expenses, which has had a positive impact. Although management is optimistic that it can produce positive net income by pursuing its current strategic plan, there can be no assurance that Security Financial will become profitable, or remain profitable if profitability is attained. See "Management's Discussion and Analysis--Management's Strategy" for more information regarding historical earnings and Security Financial's strategic plan.

Security Federal's return on equity has been negative and will likely continue to be below average after conversion


         Return on equity, which equals net income divided by average equity, is a ratio used by many investors to compare the performance of a particular company with other companies. In recent years, Security Federal's return on equity has been negative because Security Federal has realized a net loss in each of the last three fiscal years. Management has taken many steps to improve earnings. There can be no assurance that Security Financial's return on equity will equal or exceed the average return on equity for publicly traded savings associations and banks of comparable size. Security Financial is unable to estimate what its earnings will be in the future. Further, the proceeds raised through the conversion offering will have the effect of increasing equity, which will have a negative effect on Security Financial's ability to improve its return on equity through increased earnings. In addition, compensation expense will increase as a result of the new benefit plans. In addition, other expenses related to operating as a public company will also increase non-interest expense, which will partially offset the effect that the recent reductions in expenses that management has made would have on net income.

         Over time, Security Financial intends to use the net proceeds from this offering to increase earnings per share and book value per share, without assuming undue risk. The ultimate goal of Security Financial is to achieve a return on equity competitive with other publicly traded financial institutions. This goal could take a number of years to achieve, and Security Financial cannot assure you that this goal can be attained. Consequently, you should not expect a competitive return on equity in the near future.


Security Federal's non-interest expense has been, and continues to be, higher than average for publicly traded savings associations and banks of comparable size

         Security Federal's operating expenses have been higher than average compared to those of similarly sized savings associations in recent years. Much of the expenses were incurred in connection with Security Federal's growth strategy, which has been terminated. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management's Strategy." Although management has reduced non-interest expense from $13.6 million for the fiscal year ended June 30, 1998 to $10.3 million for the fiscal year ended June 30, 1999, Security Federal's operating expenses continue to substantially exceed those of other similarly sized savings associations and will continue to adversely affect net income. Management is continuing to address means of reducing non-interest expense.

Security Federal's new strategic plan was recently implemented and has not yet had the time to be proven successful

         Beginning late in 1998, Security Federal began to change its business strategy. Specifically, it changed from a growth strategy achieved through expansion of Security Federal's mortgage banking and loan servicing operations to a more traditional savings and loan business. Security Federal now pursues a strategy of originating loans, with an emphasis on higher-yielding loans, and seeking means of attaining fee income. Security Federal attempts to pursue this strategy while managing growth, maintaining asset quality and reducing expenses. See "Management's Discussion and Analysis of Financial Condition and Results of Operations." There can be no assurance that Security Federal's new strategic plan will ultimately produce positive results.

Loss of key personnel may hurt Security Federal's operations

         John P. Hyland, Security Federal's President and Chief Executive Officer, has been instrumental in managing the business affairs and changing the business strategy of Security Federal during the past year. The loss of Mr. Hyland could have a material adverse impact on the operations of Security Federal. Security Federal does not have an established management succession plan. Accordingly, should Security Federal lose the services of Mr. Hyland, the Board of Directors would have to search outside of Security Federal for a qualified, permanent replacement. This search may be prolonged and Security Federal cannot assure you that it will be able to locate and hire a qualified replacement. Neither Security Federal nor Security Financial has any plans to obtain a "key man" life insurance policy for Mr. Hyland. For a discussion of Security Federal's management, see "Management of Security Federal."

Security Federal's net interest income may decrease due to competition for loans and deposits in Security Federal's market area

         Security Federal faces intense competition both in making loans and attracting deposits. This competition has made it more difficult for Security Federal to make new loans and has forced it, on occasion, to offer higher deposit rates in its market area. Competition for loans and deposits may contribute to a narrowing of its interest rate spread, which could hurt net interest income. Security Federal's interest rate spread has grown in recent years. This is due, however, largely to Security Federal's change in business strategy and corresponding decision to reduce its mortgage banking operation and sell a significant amount of loans. This enabled Security Federal to repay high cost borrowings that had funded Security Federal's former asset growth strategy. The change in strategy also resulted in Security Federal no longer aggressively seeking jumbo deposits for which Security Federal paid a high rate of interest. See "Management Discussion and Analysis of Financial Condition and Results of Operations--Management Strategy." The competition for deposits, particularly from mutual funds and other stock market investment vehicles, has contributed to slower growth in Security Federal's core deposit base in recent years. Security Federal expects that the competition for loans and deposits will continue to be intense and may increase in the future. For more information about Security Federal's market area and the competition it faces, see "Business of Security Federal--Market Area" and "Business of Security Federal--Competition."

Management will have substantial discretion over investment of the offering proceeds and may make investments with which you may disagree

         The net offering proceeds to Security Federal are estimated to range from $7.5 million to $10.3 million. The net offering proceeds to Security
Financial are estimated to range from $6.3 million to $8.6 million after it loans a portion of the proceeds to Security Federal's employee stock ownership plan to purchase shares of common stock. Security Financial and Security Federal intend to use these funds for general business purposes, giving management substantial discretion over their investment. You may disagree with investments that management makes. See "Use of Proceeds" for further discussion.

Implementation of additional benefit plans will increase future compensation expense and may lower Security Federal's net income

         Security Federal will recognize additional material employee compensation and benefit expenses stemming from the shares purchased or granted to employees and executives under new benefit plans. Security Federal cannot predict the actual amount of these new expenses because applicable accounting practices require that they be based on the fair market value of the shares of common stock at specific points in the future. Security Federal would recognize expenses for its employee stock ownership plan when shares are committed to be released to participants' accounts and would recognize expenses for the stock-based incentive plan over the vesting period of awards made to recipients. These expenses have been estimated in the pro forma financial information under "Pro Forma Data" assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower. For further discussion of these plans, see "Management of Security Federal--Benefits."

Year 2000 data processing problems could interrupt and hurt Security Federal's operations

         Computer programs that use only two digits to identify a year could fail or create erroneous results at or after the year 2000. A third party vendor provides all core data processing applications to Security Federal. If the vendor is unable to complete its year 2000 adjustments in a timely fashion, or if it does not successfully make all the necessary year 2000 adjustments, resulting computer malfunctions could interrupt the operations of Security Federal and have a significant adverse impact on Security Federal's financial condition and results of operations. For further discussion of Security Federal's year 2000 compliance program, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Readiness."


Security Federal's loan portfolio possesses increased risk due to Security Federal's substantial number of consumer, multi-family and commercial real estate, commercial business and residential construction loans, which may result in an increase in non-performing loans and even loan losses


         Security Federal's consumer, multi-family and commercial real estate, commercial business and residential construction loans accounted for nearly one-half of its total loan portfolio as of June 30, 1999. Generally, Security Federal considers these types of loans to involve a higher degree of default risk compared to first mortgage loans on one- to four-family owner occupied residential properties. In addition, Security Federal plans to increase its emphasis on consumer, commercial real estate and commercial business lending. Because of Security Federal's planned increased emphasis on and increased investment in consumer and commercial real estate and commercial business loans, Security Federal may determine it necessary to increase the level of Security Federal's provision for loan losses. Additional or increased provisions for loan losses would hurt Security Federal's profits. For further information concerning the risks associated with consumer, multi-family and commercial real estate, commercial business and residential business loans, see "Business of Security Federal--Lending Activities."

Rising interest rates could hurt Security Federal's profits


         Like most financial institutions, Security Federal's ability to make a profit depends largely on its net interest income, which is the difference between interest income it receives from its loans and securities and interest it pays on deposits and borrowings. A large percentage of Security Federal's deposit liabilities have shorter maturities than those of its assets. Therefore, if interest rates increase substantially, Security Federal anticipates that its net interest income in the short term could be adversely affected as interest earned on its assets would decrease more quickly than the interest paid on deposits. For further discussion of how changes in interest rates could impact Security Federal, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management of Interest Rate Risk and Market Risk Analysis."

Issuance of shares for benefit programs could reduce your ownership interest

         If stockholders approve the new stock-based incentive plan, Security Financial intends to issue shares and options to its officers and directors through these plans. If the restricted stock awards under the stock-based incentive plan are funded from authorized but unissued stock, your ownership interest could be reduced by up to approximately 3.85%. If the options under the stock-based incentive plan are granted from authorized but unissued stock, your ownership interest could be reduced by up to approximately 9.09%. See "Pro Forma Data" and "Management of Security Federal--Benefits."


Expected voting control by management and employees could enable insiders to prevent a merger that may provide that shareholders receive a premium for their shares

         The shares of common stock that Security Federal's directors and executive officers intend to purchase in the conversion, when combined with the shares that may be awarded to participants under Security Federal's employee stock ownership plan and Security Financial's stock-based incentive plan, could result in management and employees controlling a significant percentage of Security Financial's common stock. If these individuals were to act together, they could have significant influence over the outcome of any stockholder vote. This voting power may discourage takeover attempts you might like to see happen. In addition, the total voting power of management and employees could reach in excess of 20% of Security Financial's outstanding stock. That level would enable management and employees as a group to defeat any stockholder matter that requires an 80% vote, such as removal of directors, approval of certain business combinations with interested shareholders and amendment of Security Financial's Bylaws. In addition, an 80% vote is required to amend certain provisions of Security Financial's Certificate of Incorporation, including the provisions limiting voting rights and the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by Security Financial and amendment of Security Financial's Certificate of Incorporation and Bylaws. For information about management's intended stock purchases and the number of shares that may be awarded under new benefit plans, see "Management of Security Federal--Executive Compensation," "Shares to Be Purchased by Management with Subscription Rights" and "Restrictions on Acquisition of Security Financial."

Anti-takeover provisions and statutory provisions could make takeover attempts that shareholders may want more difficult to achieve

         Provisions in Security Financial's Certificate of Incorporation and Bylaws, the corporate law of the State of Delaware, and federal regulations may make it difficult and expensive to pursue a takeover attempt that management opposes. These provisions may discourage or prevent takeover attempts you might like to see happen. These provisions will also make the removal of the current board of directors or management of Security Financial, or the appointment of new directors, more difficult. These provisions include: limitations on voting rights of beneficial owners of more than 10% of Security Financial's common stock; supermajority voting requirements for certain business combinations; the election of directors to staggered terms of three years; and the elimination of cumulative voting for directors. The Certificate of Incorporation of Security Financial also contains provisions regarding the timing and content of stockholder proposals and nominations and limiting the calling of special meetings. For further information about these provisions, see "Restrictions on Acquisition of Security Financial."

Potential acquirers may be discouraged from pursuing the acquisition of Security Financial because of the existence of the employment agreement, the supplemental executive retirement plan and the severance plan


         The employment agreement to be entered into with the President and Chief Executive Officer of Security Financial and Security Federal provide for cash severance payments and/or the continuation of health, life and disability benefits if the executive is terminated following a change in control of Security Financial or Security Federal. If a change in control had occurred at June 30, 1999, the aggregate value of the severance benefits available to the President and Chief Executive Officer under the agreements would, based on fiscal 1999 compensation data, have been approximately $___________. In addition, if a change in control had occurred at June 30, 1999 and all eligible employees had been terminated, the aggregate payment due under the supplemental executive retirement plan would have been approximately $___ million and the aggregate payment due under the severance plan would have been approximately $____ million. These estimates do not take into account future salary adjustments or bonus payments or the value of the continuation of other employee benefits. All of these arrangements could have the effect of increasing the costs of acquiring Security Financial, thereby discouraging future attempts to take over Security Financial or Security Federal. For information about the proposed employment and severance plan, see "Management of Security Federal--Executive Compensation."

Possible limited market for Security Financial's common stock could negatively affect the market price

         Although Security Financial has applied to receive preliminary approval to list its common stock on the Nasdaq SmallCap Market, Security Financial does not know whether an active trading market will develop. Because of the relatively small size of this offering, you may not be able to sell all of your shares of Security Financial on short notice and the sale of a large number of shares at one time could temporarily depress the market price. Furthermore, Security Financial cannot guarantee that if you purchase shares in the conversion you will be able to sell your shares at or above the $10.00 purchase price. For further information about the trading market for Security Financial's common stock, see "Market for Common Stock."


Banking reform legislation could reduce the activities in which Security Financial could engage


         The U.S. Congress is currently considering legislation intended to modernize the financial services industry. Under the pending legislation, newly formed unitary savings and loan holding companies would not have the broad powers currently available to them. Security Financial will be a unitary savings and loan holding company after the conversion. Certain unitary savings and loan holding companies would be grandfathered under the proposed legislation;
however, Security Financial would not qualify for the grandfathering as the proposed legislation currently stands. Security Financial does not know whether federal legislation will be enacted that affects unitary savings and loan holding companies or, if the legislation is enacted, what form it might take. Accordingly, management of Security Federal and Security Financial cannot predict what effect, if any, banking reform legislation would have on the activities and operations of Security Financial and its subsidiaries.

                         SELECTED FINANCIAL INFORMATION

  The following tables contain certain information concerning the financial position and results of operations of Security Federal at the dates and for the periods indicated. This information should be read in conjunction with the Consolidated Financial Statements and related Notes at the back of this prospectus.


                                                                                                      At June 30,
                                                                                      -----------------------------------------
                                                                                        1999             1998            1997
                                                                                      --------         --------        --------
                                                                                                    (In thousands)
SELECTED FINANCIAL DATA:

Total assets.....................................................................     $191,495         $288,078        $302,415
Cash and cash equivalents........................................................        4,520            8,502           5,868
Loans held for sale..............................................................        3,430           49,487          14,529
Loans receivable, net............................................................      148,316          180,845         252,208
Securities available for sale:
   Mortgage-backed securities....................................................        3,980            6,794           3,522
   Investment securities.........................................................       13,893           17,055          11,007
Deposits.........................................................................      165,894          234,376         183,488
Total borrowings.................................................................        5,000           31,815          95,994
Total equity.....................................................................       18,532           19,220          20,034


                                                                                                  Year Ended June 30,
                                                                                      -----------------------------------------
                                                                                        1999             1998            1997
                                                                                      --------         --------        --------
                                                                                                    (In thousands)
SELECTED OPERATING DATA:

Total interest income............................................................      $17,779          $23,985          $18,867
Total interest expense...........................................................        9,424           15,466           10,887
                                                                                       -------          -------          -------
     Net interest income.........................................................        8,355            8,519            7,980
Provision for loan losses........................................................          750              550              333
                                                                                       -------          -------          -------
Net interest income after provision for loan losses..............................        7,605            7,969            7,647
                                                                                       -------          -------          -------
Non interest income:
     Loan servicing fees, net of amortization....................................         (516)            (201)           1,368
     Gain on sale of loans from secondary marketing activities...................        1,527            2,138              642
     Gain on sale of loans transferred to held-for-sale..........................           --            1,632               --
     Gain on sales of securities.................................................           --               --              270
     Other noninterest income....................................................        1,076            1,252            1,239
                                                                                       -------          -------          -------
       Total noninterest income..................................................        2,087            4,821            3,519
                                                                                       -------          -------          -------
Non interest expense:
     Compensation and benefits...................................................        5,754            8,023            7,342
     Other noninterest expense...................................................        4,546            5,601            5,665
                                                                                       -------          -------          -------
          Total noninterest expense..............................................       10,300           13,624           13,007
                                                                                       -------          -------          -------

Loss before income taxes.........................................................         (608)            (834)          (1,841)

Income tax provision (benefit)...................................................           --               --             (653)
                                                                                       -------          -------          -------

Net loss.........................................................................      $  (608)         $  (834)         $(1,188)
                                                                                       =======          =======          =======


                                                                                                    At June 30,
                                                                                   --------------------------------------------
                                                                                     1999              1998              1997
                                                                                   --------          --------          --------
SELECTED OTHER DATA:

Number of:
   Mortgage loans outstanding...................................................     2,445             3,252             3,830
   Deposit accounts.............................................................    18,778            20,227            19,154
   Full-service offices.........................................................         7                 7                 8

                                                                                                    At or For
                                                                                              the Year Ended June 30,
                                                                                   ---------------------------------------------
                                                                                     1999              1998              1997
                                                                                   --------          --------          ---------
SELECTED FINANCIAL RATIOS AND OTHER DATA:

Performance Ratios:
   Return on assets (1)........................................................      (0.24)%            (0.25)%            (0.45)%
   Return on equity (2)........................................................      (3.11)             (4.08)             (5.68)
   Average interest rate spread (3)............................................       3.46               2.61               2.97
   Interest rate spread at year end............................................       4.03               3.20               2.95
   Net interest margin (4).....................................................       3.64               2.76               3.27
   Operating (noninterest) expense to average total assets.....................       4.10               4.08               4.92
   Efficiency Ratio (5)........................................................      98.64             102.13             113.11
   Average interest-earning assets to average interest-bearing liabilities.....     104.47             102.88             106.83


Capital Ratios:
   Tangible capital ratio........................................................     9.63               6.69               6.60
   Core capital ratio............................................................     9.63               6.69               6.60
   Risk-based capital ratio......................................................    14.94              10.68              11.41
   Ratio of average equity to average assets.....................................     7.78               6.13               7.90

Asset Quality Ratios:
   Non-performing loans to total loans...........................................     1.41               1.61               2.12
   Allowance for loan losses to non-performing loans (6).........................    69.72              43.83              21.33
   Allowance for loan losses to total loans......................................     0.98               0.71               0.45

---------------------------------------
(1)  Net income divided by average total assets.
(2)  Net income divided by average total equity.
(3) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(4)  Net interest income as a percentage of average interest-earning assets.
(5) Noninterest expense divided by the sum of net interest income and noninterest income (excluding gain on sale of securities).
(6) Nonperforming loans consist of nonaccrual loans. See "Business of Security Federal--Lending Activities--Nonperforming Assets and Delinquencies."

                              RECENT DEVELOPMENTS

         The following tables contain certain information concerning the financial position and results of operations of Security Federal at the date and for the periods indicated. The data presented at September 30, 1999 and 1998 and for the three month periods then ended are derived from unaudited condensed consolidated financial statements but, in the opinion of management, reflects all adjustments necessary to present fairly the results for these interim periods. These adjustments consist only of normal recurring adjustments. The results of operations for the three months ended September 30, 1999 are not necessarily indicative of the results of operations that may be expected for the year ending June 30, 2000.



                                                                                         At                  At
                                                                                   September 30,          June 30,
                                                                                        1999                1999
                                                                                   --------------       -------------
                                                                                             (In thousands)
SELECTED FINANCIAL DATA:

Total assets..............................................................             $190,970            $191,495
Cash and cash equivalents.................................................                4,453               4,520
Loans held for sale.......................................................                5,334               3,430
Loans receivable, net.....................................................              143,209             148,316
Securities available for sale:
   Mortgage-backed securities.............................................                3,595               3,980
   Investment securities..................................................               13,757              13,893
Deposits..................................................................              163,711             165,894
Total borrowings..........................................................                5,000               5,000
Total equity..............................................................               18,758              18,532

                                                                                         For the Three Months
                                                                                          Ended September 30,
                                                                                 -------------------------------------
                                                                                     1999                   1998
                                                                                 -------------        ----------------
                                                                                              (In thousands)
SELECTED OPERATING DATA:

Total interest income.....................................................         $  3,480                $  4,907
Total interest expense....................................................            1,627                   2,754
                                                                                  ---------               ---------
     Net interest income..................................................            1,853                   2,153
Provision for loan losses.................................................               75                     125
                                                                                -----------              ----------
Net interest income after provision for loan losses.......................            1,778                   2,028
                                                                                -----------              ----------
Noninterest income:
     Loan servicing fees, net of amortization.............................                1                    (223)
     Gain on sale of loans from secondary marketing activities............               60                     631
     Gain on sales of securities..........................................               --                      --
     Other noninterest income.............................................              417                     342
                                                                                 ----------              ----------
          Total noninterest income........................................              478                     750
                                                                                 ----------              ----------
Noninterest expense:
     Compensation and benefits............................................              966                   1,750
     Other noninterest expense............................................            1,052                   1,210
                                                                                  ---------               ---------
          Total noninterest expense.......................................            2,018                   2,960
                                                                                  ---------               ---------

Income (loss) before income taxes.........................................              238                    (182)

Income tax provision (benefit)............................................               --                      --
                                                                                -----------              ----------

Net income (loss).........................................................        $     238                $   (182)
                                                                                  =========                ========

                                                                                         At                   At
                                                                                    September 30,          June 30,
                                                                                        1999                 1999
                                                                                   ---------------      --------------
SELECTED OPERATING DATA:                                                                  (Dollars in thousands)
Number of:
   Mortgage loans outstanding.............................................                2,434               2,445
   Deposit accounts.......................................................               18,847              18,778
   Full-service offices...................................................                    7                   7

                                                                                                  At or For the
                                                                                                  Three Months
                                                                                               Ended September 30,
                                                                                      -------------------------------------
                                                                                          1999                   1998
                                                                                      -------------        ----------------
SELECTED FINANCIAL RATIOS AND OTHER DATA:
Performance Ratios:
   Return on assets (1)...................................................                0.49%                  (0.27)%
   Return on equity (2)...................................................                4.92                   (3.69)
   Average interest rate spread (3).......................................                4.04                    3.17
   Interest rate spread at year end.......................................                4.10                    3.45
   Net interest margin (4)................................................                4.18                    3.36
   Operating (noninterest) expense to average total assets................                4.17                    4.34
   Efficiency Ratio (5)...................................................               86.57                  101.96
   Average interest-earning assets to average interest-bearing liabilities              103.75                  104.35

Capital Ratios:
   Tangible capital ratio.................................................                9.86                    7.21
   Core capital ratio.....................................................                9.86                    7.21
   Risk-based capital ratio...............................................               15.53                   11.40
   Ratio of average equity to average assets..............................                9.99                    7.23

Asset Quality Ratios:
   Non-performing loans to total loans....................................                1.57                    1.36
   Allowance for loan losses to non-performing loans (6)..................               64.92                   48.35
   Allowance for loan losses to total loans...............................                1.02                    0.66


-------------------------------

(1)      Net income divided by average total assets.
(2)      Net income divided by average total equity.
(3) Difference between weighted average yield on interest-earning assets and weighted average cost of interest-bearing liabilities.
(4)      Net interest income as a percentage of average interest-earning assets.
(5) Noninterest expense divided by the sum of net interest income and noninterest income (excluding gain on sale of securities).
(6) Nonperforming loans consist of nonaccrual loans. See "Business of Security Federal--Lending Activities--Nonperforming Assets and Delinquencies."

Comparison of Financial Condition at September 30, 1999 and June 30, 1999

         Total assets decreased slightly to $191.0 million at September 30, 1999 from $191.5 million at June 30, 1999, or 0.3%. The decrease was primarily due to loan repayments during the period of $5.1 million offset by additional originations of loans held for sale of $1.9 million. The net cash inflows from loan activity were used to reduce the balance of high-cost deposit accounts, primarily municipal certificate of deposit accounts, by $2.2 million to $163.7 million at September 30, 1999 from $165.9 million at June 30, 1999. Borrowings from the Federal Home Loan Bank remained unchanged at $5.0 million.

         Total equity at September 30, 1999 was $18.7 million compared to $18.5 million at June 30, 1999 as a result of Security Federal's net income for the three months ended September 30, 1999 of $238,000 offset by a $12,000 decline in the fair value of securities available for sale.

Comparison of Operating Results for the Three Months Ended September 30, 1999 and 1998

         General. Net income for the three month period ended September 30, 1999 was $238,000 compared to a net loss of $182,000 for the comparable period in 1998, an increase of $420,000. The increase is primarily attributable to an improved net interest margin and reduced compensation and benefits associated with the significant reduction in the number of personnel employed in loan servicing operations. The loan servicing portion of the business was substantially eliminated during 1999.

         Interest Income. Interest income for the quarter ended September 30, 1999 was $3.5 million compared to $4.9 million for the quarter ended September 30, 1998, a decrease of $1.4 million, or 28.6%. The decrease was primarily attributable to a decrease in the average balance of interest earning assets to $177.5 million for the three months ended September 30, 1999 from $247.8 for the same period in 1998 due primarily to loan sales in connection with Security Federal's change in business strategy. The yield on interest earning assets declined slightly to 7.84% for the three month period ended September 30, 1999 compared to 7.89% for the same period in 1998.

         Interest Expense. Interest expense for the quarter ended September 30, 1999 was $1.6 million compared to $2.8 million for the same period in 1998. This represents a decrease of $1.2 million, or 42.9%, which is attributable to a decline in the average balance of interest bearing liabilities to $171.1 million for the 1999 period from $237.4 million during the 1998 period. Accordingly, the loan sale proceeds referred to above were used to reduce various high-cost funding sources. The cost of funds fell to 3.80% for the three months ended September 30, 1999 from 4.72% for the three months ended September 30, 1998. In particular, the cost of certificate of deposit accounts declined to 4.88% from 5.68% during the comparable periods in 1999 and 1998. Additionally, the average amount of borrowings declined to $5.0 million for the quarter ended September 30, 1999 from over $29.0 million for the quarter ended September 30, 1998, most of which carried interest rates in excess of 6.10%.

         Net Interest Income. Net interest income decreased to $1.9 million for the three month period ended September 30, 1999 from $2.2 million, a decline of $300,000, or 13.9%. The decrease was attributable to the decline in the levels of interest-earning assets, which was offset by an improved net interest spread which was 4.04% for the quarter ended September 30, 1999 compared to 3.17% for the same period in 1998. The net interest margin also improved to 4.18% from 3.36% during the same periods. The increase in both the net interest spread and margin are both attributable primarily to management's reduction of high cost funding sources including negotiated rate certificates of deposit and borrowings.

         Provision for Loan Losses. The provision for loan losses was $75,000 for the three months ended September 30, 1999 compared to $125,000 for the three months ended September 30, 1998. This represents a decrease of $50,000, or 40.0%. Management increases the allowance for loan losses through a provision charged to expense for loan growth based on a statistical percentage developed considering past loss experiences, delinquency trends, general economic conditions and other factors. Security Federal's loss experience has declined slightly with net charge-offs of $30,000 for the quarter ended September 30, 1999 compared to $68,000 for the quarter ended September 30, 1998.

         Noninterest Income. Noninterest income was $478,000 for the three months ended September 30, 1999 compared to $750,000 for the three month period ended September 30, 1998, a decline of 272,000, or 36.3%. The decrease is primarily attributable to a sharp reduction in the level of gains on sale of loans from secondary market activities which fell to $60,000 for the quarter ended September 30, 1999 from $631,000 for the same period in 1998. This decline was offset by the elimination of loan servicing fees and related amortization of mortgage servicing rights in 1999 compared to a net expense of $223,000 for the three months ended September 30, 1998. The net expense amount for the 1998 period was caused by a high volume of loan prepayments forcing Security Federal to accelerate the amortization of mortgage servicing rights. Additionally, other noninterest income improved to $417,000 for the 1999 period from $342,000 in 1998. Both of these changes are attributable to the sale of servicing rights in August 1999 related to $320 million of loans, resulting in a net gain of $178,000. The sale substantially reduced Security Federal's loan servicing operations and, therefore, the continuing expense from amortizing mortgage servicing rights. Security Federal now sells mortgage loans on a service-released basis.

         Noninterest Expense. Noninterest expense for the quarter ended September 30, 1999 was $2.0 million compared to $3.0 million for the quarter ended September 30, 1998, a decrease of $1.0 million, or 33.3%. The decline is primarily attributable to a sharp reduction in compensation and benefits which decreased to $966,000 for the three months ended September 30, 1999 from $1.75 million for the same period in 1998. The $784,000 decrease is related to the substantial reduction in the number of employees during 1999 as part of management's plan to reduce operating expenses and Security Federal's discontinuation of loan servicing activities.

         Income Taxes. There was no provision for income taxes for the three months ended September 30,1999 due to the utilization of net operating loss carryforwards. There was no provision for income taxes for the three months ended September 30,1998 due to the operating loss during this period. Security Federal had generated net operating losses in prior years which are being carried forward and will be used to offset future tax liabilities until fully utilized. Management anticipates that these carryforwards will be exhausted during fiscal 2001.

                                USE OF PROCEEDS

         The following table presents the estimated net proceeds of the offering, the amount to be retained by Security Financial, the amount to be contributed to Security Federal, and the amount of Security Financial's loan to the employee stock ownership plan. See "Pro Forma Data" for the assumptions used to arrive at these amounts.


                                                                        1,572,500        2,127,500         2,446,625
                                                                        Shares at        Shares at         Shares at
                                                                         $10.00           $10.00            $10.00
                                                                        Per Share        Per Share         Per Share
                                                                       -----------      -----------       -----------
                                                                                       (In thousands)
Gross proceeds...................................................        $15,725          $21,275           $24,466
Less:  estimated underwriting commissions and
           other offering expenses                                           654              723               762
                                                                      ----------       ----------        ----------
Net offering proceeds............................................         15,071           20,552            23,704

Less:
   Proceeds to be contributed to Security Federal................          7,536           10,276            11,852
   Proceeds used for loan to employee stock ownership plan.......          1,258            1,702             1,957
                                                                       ---------        ---------         ---------
Proceeds remaining for Security Financial........................       $  6,278         $  8,574          $  9,895
                                                                        ========         ========          ========


Security Financial may use the proceeds it retains from the offering:

 .        to invest in securities;

 .        to repurchase shares of its common stock;

 .        to finance the possible acquisition of financial institutions or other businesses that are related to banking;

 .        for general corporate purposes; and

 .        to pay dividends to  stockholders  depending upon Security  Financial's operating performance and market conditions and other factors.

Security Federal may use the proceeds that it receives from the offering:

 .        to fund new loans;

 .        to invest in securities;

 .        to finance the possible expansion of its business activities; and

 .        for general corporate purposes.

         Security Financial and Security Federal may need regulatory approvals to engage in some of the activities listed above. See "Regulation and Supervision." Neither Security Financial nor Security Federal currently has any specific plans or agreements regarding any expansion activities or acquisitions.

         Except as described above, neither Security Financial nor Security Federal has any immediate specific use for the investment of the proceeds of this offering. See "The Conversion--Reasons for the Conversion." Although Security Federal's capital currently exceeds regulatory requirements, it is converting to stock form primarily to structure itself in the form of organization used by commercial banks and most other financial services companies. For a discussion of management's business reasons for undertaking the conversion, see "The Conversion--Reasons for the Conversion."



                      SECURITY FINANCIAL DIVIDEND POLICY

         Security Financial's Board of Directors may adopt a policy of paying regular cash dividends in the future, but has not decided the amount that may be paid or when the payments may begin, if at all. In addition, the Board of Directors may declare and pay periodic special cash dividends in addition to, or in lieu of, regular cash dividends. In determining whether to declare or pay any dividends, whether regular or special, the Board of Directors will take into account the amount of the net proceeds retained by Security Financial, Security Financial's financial condition, results of operations, tax considerations, capital requirements, industry standards, and economic conditions. The regulatory restrictions that affect the payment of dividends by Security Federal to Security Financial discussed below will also be considered. Security Financial cannot guarantee that it will pay dividends or that, if paid, that Security Financial will not reduce or eliminate dividends in the future.

         Security Financial is subject to Delaware law, which generally limits dividends to an amount equal to the difference between the amount by which total assets exceed total liabilities and the amount equal to the aggregate par value of the outstanding shares of capital stock. If there is no difference between these amounts, dividends are limited to net income for the current and/or immediately preceding fiscal year.

         Dividends from Security Financial may depend, in part, upon receipt of dividends from Security Federal because Security Financial initially will have no source of income other than dividends from Security Federal and earnings from the investment of the net proceeds from the offering retained by Security Financial. Office of Thrift Supervision regulations limit distributions from Security Federal to Security Financial. In addition, Security Federal may not declare or pay a cash dividend on its capital stock if its effect would be to reduce the regulatory capital of Security Federal below the amount required for the liquidation account to be established as required by Security Federal's plan of conversion. See "Regulation and Supervision--Federal Savings Institution Regulation--Limitations on Capital Distributions," "The Conversion--Effects of Conversion to Stock Form on Depositors and Borrowers of Security Federal--Liquidation Account" and Note 15 of the Notes to Consolidated Financial Statements included in the back of this prospectus.

         Any payment of dividends by Security Federal to Security Financial that would be deemed to be drawn out of Security Federal's bad debt reserves would require the payment of federal income taxes by Security Federal at the then current income tax rate on the amount deemed distributed. See "Federal and State Taxation of Income--Federal Income Taxation" and Note 11 of the Notes to Consolidated Financial Statements included in this prospectus. Security Financial does not contemplate any distribution by Security Federal that would result in this type of tax liability.

         Additionally, Security Financial and Security Federal have committed to the Office of Thrift Supervision that during the one-year period following the conversion Security Financial will not take any action to declare an extraordinary dividend to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

                          MARKET FOR THE COMMON STOCK


         Security Financial has not previously issued common stock and there is currently no established market for the common stock. Security Financial has applied to receive conditional approval to have its common stock quoted on the Nasdaq SmallCap Market under the symbol "SFBI" after the conversion. One of the requirements for continued quotation of the common stock on the Nasdaq SmallCap Market is that there be at least three market makers for the common stock. KBW has advised Security Financial that it intends to make a market in the common stock following the conversion, but is under no obligation to do so. Security Financial will seek to encourage and assist at least two additional market makers to make a market in the common stock. If Security Financial, after the conversion, qualifies to be listed on The Nasdaq National Market, it will take steps to do so.


         Making a market involves maintaining bid and asked quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices. Various securities laws and other regulatory requirements apply to these activities. While Security Financial believes that there will be other broker-dealers to act as market makers for the common stock, Security Financial cannot guarantee that there will be three or more market makers for the common stock.

         Additionally, the development of a liquid public market depends on the existence of willing buyers and sellers, the presence of which is not within Security Financial's control or under the control of any market maker. The number of active buyers and sellers of the common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares on short notice and therefore you should not view the common stock as a short-term investment. Security Financial cannot assure you that an active and liquid trading market for the common stock will develop or that, if it develops, it will continue, nor can Security Financial assure you that if you purchase shares you will be able to sell them at or above $10.00 per share or that quotations will be available on the Nasdaq SmallCap Market as contemplated.

                                CAPITALIZATION


         The following table presents the historical capitalization of Security Federal at June 30, 1999, and the pro forma capitalization of Security Financial after giving effect to the assumptions listed under "Pro Forma Data," based on the sale of the number of shares of common stock indicated in the table. The issuance of 2,446,625 shares would require Office of Thrift Supervision approval of an updated appraisal confirming that valuation. This table does not reflect the issuance of additional shares under the proposed stock-based incentive plan. A change in the number of shares to be issued in the conversion may materially affect pro forma capitalization.




                                                                                             Security Financial
                                                                                          Pro Forma Capitalization
                                                                                           Based Upon the Sale of
                                                                                  ----------------------------------------
                                                                                                               15% Above
                                                                                  Minimum of    Maximum of     Maximum of
                                                                                   Estimated     Estimated     Estimated
                                                                                   Valuation     Valuation     Valuation
                                                                                     Range         Range         Range
                                                                                  -----------   -----------   ------------
                                                                 Security Federal  1,572,500     2,127,500     2,446,625
                                                                 Capitalization    Shares at     Shares at     Shares at
                                                                      as of         $10.00        $10.00         $10.00
                                                                 June 30, 1999     Per Share     Per Share     Per Share
                                                                 --------------   -----------   -----------   ------------
                                                                                      (In thousands)
Deposits (1).................................................          $165,894      $165,894      $165,894       $165,894
Federal Home Loan Bank advances..............................             5,000         5,000         5,000          5,000
                                                                    -----------   -----------   -----------    -----------
Total deposits and borrowed funds............................          $170,894      $170,894      $170,894       $170,894
                                                                       ========      ========      ========       ========

Stockholders' equity:
   Preferred stock:
      1,000,000 shares, $.01 par value per share,
         authorized; none issued or outstanding..............                --            --            --             --

   Common stock:
      4,000,000, $.01 par value per share,
         authorized; specified number of shares
         assumed to be issued and outstanding................                --            16            21             24

Additional paid-in capital...................................                --        15,055        20,531         23,680
Retained earnings (2)........................................            18,592        18,592        18,592         18,592
Accumulated other comprehensive income.......................               (60)          (60)          (60)           (60)

Less:
   Common stock acquired by employee
      stock ownership plan (3)...............................                --         1,258         1,702          1,957
   Common stock to be acquired by management
      development and recognition plan (4)...................                --           629           851            979
                                                                    -----------    ----------    ----------     ----------
Total stockholders' equity...................................           $18,532       $31,716       $36,531        $39,300
                                                                        =======       =======       =======        =======

--------------------
(1) Withdrawals from deposit accounts for the purchase of common stock are not reflected. Withdrawals to purchase common stock will reduce pro forma deposits by the amounts of the withdrawals.
(2)  Retained  earnings are  substantially  restricted by applicable  regulatory capital requirements. Additionally, Security Federal will be prohibited from paying any dividend that would reduce its regulatory capital below the amount in the liquidation account, which will be established for the benefit of Security Federal's eligible depositors as of June 30, 1998 and September 30, 1999, at the time of the conversion and decreased subsequently as these account holders reduce their balances or cease to be depositors. See "The Conversion--Effects of Conversion to Stock Form on Depositors and Borrowers of Security Federal--Liquidation Account."
(3) Assumes that 8% of the common stock sold in the conversion will be acquired by the ESOP in the conversion with funds borrowed from Security Financial. Under generally accepted accounting principles, the amount of common stock to be purchased by the ESOP represents unearned compensation and is, accordingly, reflected as a reduction of capital. As shares are released to ESOP participants' accounts, a corresponding reduction in the charge against capital will occur. Since the funds are borrowed from Security Financial, the borrowing will be eliminated in consolidation and no liability or interest expense will be reflected in the consolidated financial statements of Security Financial. See "Management of Security Federal--Benefits--Employee Stock Ownership Plan."
(4) Assumes the purchase in the open market at $10.00 per share, under the proposed stock-based incentive plan, of a number of shares equal to 4% of the shares of common stock issued in the conversion at the minimum, maximum and 15% above the maximum of the estimated valuation range. The shares are reflected as a reduction of stockholders' equity. See "Risk Factors--Issuance of Shares for Benefit Programs May Lower Your Ownership Interest," "Pro Forma Data" and "Management of Security Federal--Benefits--Management Recognition and Development Plan." The stock-based incentive plan will require stockholder approval at a meeting following the conversion, which may not be held less than six months after the completion of the conversion.

            HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

         The following table presents Security Federal's historical and pro forma capital position relative to its capital requirements at June 30, 1999.
The amount of capital infused into Security Federal for purposes of the following table is 50% of the net proceeds of the offering. For purposes of the table, the amount expected to be borrowed by the employee stock ownership plan and the cost of the shares expected to be acquired by the stock-based incentive plan are deducted from pro forma regulatory capital. For a discussion of the assumptions underlying the pro forma capital calculations presented below, see "Use of Proceeds," "Capitalization" and "Pro Forma Data." The definitions of the terms used in the table are those provided in the capital regulations issued by the Office of Thrift Supervision. For a discussion of the capital standards applicable to Security Federal, see "Regulation and Supervision--Federal Savings Institution Regulation--Capital Requirements."



                                                                         Pro Forma at June 30, 1999
                                                         ----------------------------------------------------------
                                                                                                      15% Above
                                                             Minimum of           Maximum of          Maximum of
                                                             Estimated            Estimated            Estimated
                                                          Valuation Range      Valuation Range      Valuation Range
                                                         ------------------   ------------------  -------------------
                                       Historical at      1,572,500 Shares     2,127,500 Shares     2,446,625 Shares
                                       June 30, 1999,    at $10.00 Per Share  at $10.00 Per Share  at $10.00 Per Share
                                     ------------------  ------------------   ------------------   -------------------
                                              Percent of          Percent of          Percent of            Percent of
                                              Adjusted            Adjusted            Adjusted              Adjusted
                                                Total               Total               Total                 Total
                                      Amount  Assets (1) Amount   Assets (1)  Amount   Assets (1)  Amount    Assets (1)
                                     -------- ---------  -------  ---------   -------  ---------   --------  ---------
                                                                     (Dollars in thousands)
Equity under generally accepted
   accounting principles (2).......   $18,532    9.7%   $24,181     12.3%    $26,255     13.2%     $27,448     13.7%
                                      =======           =======              =======               =======

Tangible capital (2)...............   $18,498    9.6    $24,147     12.2     $26,221     13.1      $27,414     13.6%
Tangible capital requirement.......     2,881    1.5      2,966      1.5       2,997      1.5        3,015      1.5
                                      -------   ----    -------     ----     -------     ----      -------     ----
Excess.............................   $15,617    8.1%   $21,181     10.7%    $23,224     11.6%     $24,399     12.1%
                                      =======    ===    =======     ====     =======     ====      =======     ====

Core capital (2)...................   $18,498    9.6%   $24,147     12.2%    $26,221     13.1%     $27,414     13.6%
Core capital requirement...........     7,684    4.0      7,910      4.0       7,993      4.0        8,040      4.0
                                      -------   ----    -------     ----     -------     ----      -------     ----
Excess.............................   $10,814    5.6%   $16,237      8.2%    $18,228      9.1%     $19,374      9.6%
                                      =======    ===    =======     ====     =======     ====      =======     ====

Total risk-based capital (3).......   $19,757   14.9%   $25,406     19.1%    $27,480     20.5%     $28,673     21.4%
Total risk-based capital requirement   10,579    8.0     10,669      8.0      10,702      8.0       10,721      8.0
                                      -------   ----    -------     ----     -------     ----      -------     ----
Excess.............................   $ 9,178    6.9%   $14,737     11.1%    $16,778     12.5%     $17,952     13.4%
                                      =======    ===    =======     ====     =======     ====      =======     ====

-----------------------
(1) Tangible capital levels and core capital levels are shown as a percentage of adjusted total assets of $191.5 million. Risk-based capital levels are shown as a percentage of risk-weighted assets of $132.2 million.
(2) Unrealized gains and losses on securities available-for-sale and disallowed investment in loan servicing assets account for the difference between generally accepted accounting principles capital and each of tangible capital and core capital. See Note 12 to Notes to Consolidated Financial Statements for additional information.
(3) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                PRO FORMA DATA


         The plan of conversion requires that the common stock must be sold at a price equal to the estimated market value of Security Financial and Security Federal, as converted, based upon an independent appraisal. The estimated valuation range as of October 20, 1999, is from a minimum of $15,725,000 to a maximum of $21,275,000 with a midpoint of $18,500,000. At a price per share of $10.00, this results in a minimum number of shares of 1,572,500, a maximum number of shares of 2,127,500 and a midpoint number of shares of 1,850,000.


         The actual net proceeds from the sale of the common stock cannot be determined until the conversion is completed. However, net proceeds indicated in the following table are based upon the following assumptions:

         . Webb will receive a management fee of $25,000 and a success fee of 1.35% of the aggregate purchase price of the shares sold in the offering, excluding shares purchased by the ESOP and officers, directors and employees of Security Federal, or members of their immediate families. See "The Conversion--Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings");

         . Conversion expenses, excluding the fees paid to Webb, will total approximately $450,000 regardless of the number of shares sold in the conversion; and

         Actual expenses may vary from this estimate, and the fees paid will depend upon whether a syndicate of broker-dealers or other means is necessary to sell the shares, and other factors.

         Pro forma net income has been calculated as if the conversion were completed on July 1, 1998 and the estimated net proceeds had been invested at 5.15% beginning on that date, which represents the one-year U.S. Treasury Bill yield as of June 30, 1999. In light of changes in interest rates in recent periods, Security Financial and Security Federal believe that the one-year U.S. Treasury Bill yield more accurately reflects pro forma reinvestment rates than the arithmetic average method called for by Office of Thrift Supervision regulations.

         A pro forma after-tax return of 5.5% is used for both Security Financial and Security Federal after giving effect to a combined federal and state income tax rate of 0.0% due to Security Federal's net operating loss carryovers. The losses may expire in 2013 and are expected to be utilized before the end of fiscal year ended June 30, 2001. Thereafter, however, Security
Federal  expects  to be  taxed  at the  normal  federal  and  state  tax  rates.
Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the number of shares of common stock indicated in the table.

         When reviewing the following table you should consider the following:


         . The final column gives effect to the sale of an additional 319,125 shares in the conversion, which may be issued without any further notice if Keller & Company increases its appraisal to reflect the results of this offering or changes in the financial condition or results of operations of Security Federal or changes in market conditions after the offering begins. See "The Conversion--Stock Pricing and Number of Shares to be Issued."


         . Since funds on deposit at Security Federal may be withdrawn to purchase shares of common stock, the amount of funds available for investment will be reduced by the amount of withdrawals for stock purchases. The pro forma table does not reflect withdrawals from deposit accounts.

         . Historical per share amounts have been computed as if the shares of common stock expected to be issued in the conversion had been outstanding at July 1, 1998. However, neither historical nor pro forma stockholders' equity has been adjusted to reflect the investment of the estimated net proceeds of the sale of the shares in the conversion, the additional employee stock ownership plan expense or the proposed stock-based incentive plan expense.

         . Pro forma stockholders equity ("book value") represents the difference between the stated amounts of Security Federal's assets and liabilities. The amounts shown do not reflect the liquidation account, which will be established for the benefit of eligible depositors as of June 30, 1998 and September 30, 1999, or the federal income tax consequences of the restoration to income of Security Federal's special bad debt reserves for income tax purposes, which would be required in the unlikely event of liquidation. See "The Conversion-- Effects of Conversion to Stock Form on Depositors and Borrowers of Security Federal" and "Federal and State Taxation." The amounts shown for book value do not represent fair market values or amounts available for distribution to stockholders in the unlikely event of liquidation.

         .        The amounts shown as pro forma stockholders'  equity per share
                  do  not  represent   possible  future  price  appreciation  or
                  depreciation of Security Financial's common stock.

         . The amounts shown do not account for the shares to be reserved for issuance under the stock-based incentive plan, which requires stockholder approval at a meeting following the conversion. Recently proposed accounting rules would require Security Financial to recognize compensation expense for stock options awarded to nonemployee directors.

         The following pro forma data, which are based on Security Federal's equity at June 30, 1999 and net income for the fiscal year ended June 30, 1999, may not represent the actual financial effects of the conversion or the operating results of Security Financial after the conversion. The pro forma data rely exclusively on the assumptions outlined above. The pro forma data do not represent the fair market value of Security Financial's common stock, the current fair market value of Security Federal's or Security Financial's assets or liabilities, or the amount of money that would be available for distribution to shareholders if Security Financial is liquidated after the conversion.


                                                                          At or For the Year Ended June 30, 1999
                                                                       --------------------------------------------
                                                                        1,572,500       2,127,500        2,446,625
                                                                       Shares Sold     Shares Sold      Shares Sold
                                                                        at $10.00       at $10.00        at $10.00
                                                                        Per Share       Per Share        Per Share
                                                                        (Minimum        (Maximum         (Maximum,
                                                                        of Range)       of Range)       as Adjusted)
                                                                       -----------     -----------      -----------
                                                                      (Dollars in thousands, except per share amounts)
Pro forma market capitalization..................................          $15,725         $21,275          $24,466
Less offering expenses...........................................             (654)           (723)            (762)
                                                                           -------         -------          -------
   Estimated net conversion proceeds.............................           15,071          20,552           23,704
Less ESOP shares.................................................           (1,258)         (1,702)          (1,957)
Less RRP shares..................................................             (629)           (851)            (979)
                                                                           -------         -------          -------
   Estimated proceeds available for investment...................          $13,184         $17,999          $20,768
                                                                           =======         =======          =======

Consolidated net income:
   Historical....................................................          $  (608)        $  (608)         $  (608)
   Pro forma adjustments:
      Net income from proceeds...................................              679             927            1,070
      ESOP.......................................................              (84)           (113)            (130)
      RRP........................................................             (126)           (170)            (196)
                                                                           -------         -------          -------
         Pro forma net income (loss).............................          $  (139)        $    36          $   136
                                                                           =======         =======          =======

Net income per share:
   Historical....................................................          $ (0.42)        $ (0.31)         $ (0.27)
   Pro forma adjustments:
      Net income from proceeds...................................             0.47            0.47             0.47
      ESOP.......................................................            (0.06)          (0.06)           (0.06)
      RRP........................................................            (0.09)          (0.09)           (0.09)
                                                                           -------         -------          -------
         Pro forma net income (loss).............................          $ (0.10)        $  0.01          $  0.05
                                                                           =======         =======          =======

Pro forma price to earnings per share (P/E ratio)................          (100.00)x      1,000.00x          200.00x

 Stockholders' equity:
   Historical (retained earnings)................................          $18,532         $18,532          $18,532
   Estimated net conversion proceeds.............................           15,071          20,552           23,704
   Less:  common stock acquired by:
      ESOP.......................................................           (1,258)         (1,702)          (1,957)
      RRP........................................................             (629)           (851)            (979)
                                                                           -------         -------          -------
         Pro forma stockholders' equity..........................          $31,716         $36,531          $39,300
                                                                           =======         =======          =======

 Stockholders' equity per share:
   Historical....................................................          $ 11.79         $  8.71          $  7.57
   Estimated net conversion proceeds.............................             9.58            9.66             9.69
   Less:  common stock acquired by:
      ESOP.......................................................            (0.80)          (0.80)           (0.80)
      RRP........................................................            (0.40)          (0.40)           (0.40)
                                                                           -------         -------          -------
         Pro forma stockholders' equity per share................          $ 20.17         $ 17.17          $ 16.06
                                                                           =======         =======          =======

Pro forma price to book value....................................            49.58%          57.24%           62.27%
Number of shares.................................................        1,572,500       2,127,500        2,446,625

-----------------------
(1) Assumes that the employee stock ownership plan will purchase 8% of the shares of common stock offered in the conversion. The employee stock ownership plan will borrow the funds used to acquire these shares from the net proceeds from the conversion retained by Security Financial. The amount of this borrowing, which will have an interest rate equal to the prime rate as published in The Wall Street Journal, which is currently 8.25%, has been reflected as a reduction from gross proceeds to determine estimated net investable proceeds. Security Federal intends to make contributions to the employee stock ownership plan in amounts at least equal to the principal and interest requirement of the debt. As the debt is paid down, stockholders' equity will be increased. Security Federal's payment of the employee stock ownership plan debt is based upon equal installments of principal and interest over a 15-year period, assuming a combined federal and state income tax rate of 0%, due to Security Federal's net operating loss carryovers. Interest income earned by Security Financial on the employee stock ownership plan debt offsets the interest paid by Security Federal on the employee stock ownership plan loan. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. Applicable accounting practices require that compensation expense for the employee stock ownership plan be based upon shares committed to be released and that unallocated shares be excluded from earnings per share computations. The valuation of shares committed to be released would be based upon the average market value of the shares during the year, which, for purposes of this calculation, was assumed to be equal to the $10.00 per share purchase price. See "Management of Security Federal -- Benefits -- Employee Stock Ownership Plan."

(2) In calculating the pro forma effect of the stock-based incentive plan, it is assumed that the required stockholder approval has been received, that the shares were acquired by the stock-based incentive plan on July 1, 1998 in open market purchases at the $10.00 per share purchase price, that 20% of the amount contributed was an amortized expense during the period, and that the combined federal and state income tax rate is 0%, due to Security Federal's net operating loss carryovers. The issuance of authorized but unissued shares of the common stock instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.85%.

     For purposes of this table, shares issued under the stock-based incentive plan vest 20% per year and compensation expense is recognized on a straight-line basis over each vesting period. If the fair market value per share is greater than $10.00 per share on the date shares are awarded under the stock-based incentive plan, total stock-based incentive plan expense would be greater. The total estimated stock-based incentive plan expense was multiplied by 20%, which is the total percent of shares for which expense is recognized in the first year.

     The following table shows what pro forma net income and stockholders' equity per share would be if shares for the stock-based incentive plan were authorized but unissued shares instead of repurchased shares. The table also shows pre-tax stock-based incentive plan expense.


                                                                                                   15% Above
                                                                  Minimum         Maximum           Maximum
                                                                     of              of                of
                                                                 Estimated       Estimated         Estimated
                                                                 Valuation       Valuation         Valuation
                                                                   Range           Range             Range
                                                                 ----------      ----------       ------------
Pro forma net income per share:
   Fiscal year ended June 30, 1999....................             $  (0.07)       $   0.04           $   0.08

Pro forma stockholders' equity per share:
   At June 30, 1999...................................             $  19.78        $  16.90           $  15.83

Pre-tax stock-based incentive plan expense:
   Fiscal year ended June 30, 1999....................             $125,800        $170,200           $195,730

         SHARES TO BE PURCHASED BY MANAGEMENT WITH SUBSCRIPTION RIGHTS

         The following table presents certain information as to the approximate purchases of common stock by each director and executive officer of Security Federal, including their associates, as defined by applicable regulations. No individual has entered into a binding agreement to purchase these shares and, therefore, actual purchases could be more or less than indicated. Directors and executive officers and their associates may not purchase more than 31% of the shares sold in the conversion. For purposes of the following table, sufficient shares are assumed to be available to satisfy subscriptions in all categories. Directors, executive officers, their associates, and employees of Security Financial and Security Federal will pay the same price as all other subscribers for the shares for which they subscribe.



                                                                                              Percent of      Percent of
                                                           Anticipated   Anticipated          Shares at       Shares at
                                                            Number of      Dollar              Minimum         Maximum
                                                           Shares to be  Amount to be        of Estimated    of Estimated
Name and Position                                         Purchased (1)  Purchased (1)      Valuation Range Valuation Range
-----------------                                         -------------  -------------      --------------- ---------------
Mary Beth Bonaventura.................................        10,000      $100,000               0.64%           0.47%
   Chairman of the Board
Lawrence R. Parducci..................................        20,000       200,000               1.27            0.94
   Vice Chairman of the Board
John P. Hyland........................................        20,000       200,000               1.27            0.94
   Director, President and Chief Executive Officer
Howard O. Cyrus ......................................         2,000        20,000               0.12            0.09
   Director
Dr. Peter Ferrini.....................................        20,000       200,000               1.27            0.94
   Director
Tula Kavadias.........................................        10,000       100,000               0.64            0.47
   Director
Philip T. Rueth.......................................        10,000       100,000               0.64            0.47
   Director
Robert Lauer..........................................        10,000       100,000               0.64            0.47
   Director
Robert Vellutini......................................        10,000       100,000               0.64            0.47
   Director
All other Executive Officers
   as a group (7 persons).............................        19,600       196,000               1.24            0.93
                                                             -------    ----------               ----            ----
All Directors and Executive Officers                         131,600    $1,316,000               8.37%           6.19%
   as a group (16 persons)............................

---------------------
(1) Does not include any shares to be awarded under the employee stock ownership plan and stock-based incentive plan or options to acquire shares under the stock-based incentive plan.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

General

         Security Federal is engaged primarily in attracting deposits from the general public and using such deposits to fund originations of one-to-four-family residential mortgage loans, consumer loans, including home equity and second mortgage loans, and multi-family and commercial real estate loans, and other loans primarily in its market areas, and, to a substantially lesser extent, to acquire securities. Security Federal's revenues historically have been derived principally from interest earned on loans and securities, and gains from sales of first mortgage loans in the secondary market and fees from the servicing of first mortgage loans. The operations of Security Federal are influenced significantly by general economic conditions and by policies of financial institution regulatory agencies, primarily the Office of Thrift
Supervision and the Federal Deposit Insurance Corporation. Security Federal's cost of funds is influenced by interest rates on competing investments and general market interest rates. Lending activities and mortgage loan sales volumes are affected by the demand for financing of real estate and other types of loans, which in turn is affected by the interest rates at which such financings may be offered.

         Security Federal's net interest income is dependent primarily upon the difference or spread between the average yield earned on loans receivable and securities and the average rate paid on deposits, as well as the relative amounts of such assets and liabilities. Security Federal, like other thrift institutions, is subject to interest rate risk to the degree that its interest-bearing liabilities mature or reprice at different times, or on a different basis, than its interest-earning assets.

Management's Strategy

         Recent History of Management's Strategy. In 1996, Security Federal began pursuing a strategic plan to increase its asset size largely through expansion of its mortgage loan origination and mortgage banking operations, which included the origination and purchase of loans for sale in the secondary mortgage market, which if sold, were sold with loan servicing retained. At June 30, 1998, Security Federal's portfolio of loans serviced for others totalled $1.04 billion. Assets increased from $252.5 million, to $301.7 million from June 30, 1996 to June 30, 1997. The growth was initially funded through FHLB borrowings until the borrowing limit was reached. At that point, Security Federal resorted to attracting greater deposits. By competing for deposits with above-market rates, Security Federal dramatically increased interest expense. Interest expense increased from $10.9 million for the fiscal year ended June 30, 1997 to $15.5 million for the fiscal year ended June 30, 1998. Furthermore, the decision to pursue an aggressive growth strategy dramatically increased non-interest expense, including, due to an increase in employees, a corresponding increase in compensation expense and other operating expenses. Non-interest expense increased by $617,000 from the fiscal year ended June 30, 1997 to the fiscal year ended June 30, 1998. The income produced by Security Federal's mortgage banking activities, including its loan sale and servicing operations, was not sufficient to cover the increased expense of these activities. Consequently, Security Federal began experiencing losses. Specifically, Security Federal experienced net losses of $1.2 million, $834,000 and $608,000 for each of the three fiscal years ended June 30, 1997, 1998 and 1999, respectively.


         In 1998, the Board of Directors decided that the aggressive growth strategy should be abandoned. John P. Hyland was hired as President and Chief Executive Officer in October 1998 and began addressing ways in which both interest and non-interest expenses could be reduced. Security Federal reduced assets from $355.4 million at December 31, 1997 to $288.1 million at June 30, 1998 and to $191.5 million at June 30, 1999, substantially through the sale of loans. Additionally, Security Federal sold substantially all of its servicing rights related to loans serviced for others. This enabled management to address means to cut expenses by reducing costs related to its former loan servicing operations, including reductions in staff and various other expenses. Non-interest expense decreased by $3.3 million from $13.6 million for the fiscal year ended June 30, 1998 to $10.3 million for the fiscal year ended June 30, 1999. Furthermore, the reduction in the mortgage banking activities reduced the pressure on Security Federal to seek sources of funds. Security Federal greatly reduced interest expense by reducing high interest certificates of deposit and borrowings. As a result, interest expense related to deposits decreased from $10.8 million to $7.9 million for the fiscal years ended June 30, 1998 to June 30, 1999, respectively, and interest expense related to borrowed funds decreased from $4.6 million to $1.6 million for the same corresponding periods.


         Current Business Strategy. Security Federal's current strategic plan is to enhance profitability through increasing interest income as well as non-interest income, while managing growth, maintaining asset quality and reducing expenses. Management seeks to accomplish these goals by emphasizing its retail banking services through its network of branch offices. Security Federal seeks to obtain high quality residential, home equity and second mortgage loans by maintaining a high level of local visibility and offering a high level of customer service. Security Federal is also seeking high quality commercial real estate loans, a variety of consumer loans, commercial business loans and construction loans, which will yield higher returns, in the communities it serves as market conditions permit. Additionally, as part of its mortgage banking operations, Security Federal has established strong relationships with a number of correspondent banks and mortgage brokers which generate a significant volume of loan originations. Security Federal intends to continue its mortgage banking operations, although all loans sold will be sold with servicing released, which management believes will increase its non-interest income and reduce interest rate risk. Only adjustable-rate mortgage loans and 15-year fixed-rate loans will be retained, while all longer-term fixed-rate loans will be sold in the secondary market.

         Security Federal continues to seek means to reduce expenses. Although compensation expense has been substantially reduced through the elimination of 66 staff members and streamlined operating procedures, additional reductions may occur as a result of Security Federal's decision to eliminate its loan servicing operation. Furthermore, the reduction in staff that has already occurred has resulted in additional savings in employee benefits, pension and benefits expense, as well as the expense of software and data processing related to the loan servicing operations. Management is reviewing opportunities for further cost reductions in those, as well as other, areas. While management is considering branching opportunities, including, possibly into the Chicago area, management intends to evaluate the cost of any expansion strategy and to continue to reduce operating costs at its current seven branch offices.


         Management has also addressed interest expense and intends to continue to build and maintain non-certificate accounts, including business checking, consumer checking and other related accounts. These accounts generally carry lower costs than certificate accounts and are believed to represent primarily "core" deposits that are less vulnerable to interest rate changes (and competition from other financial products) than certificate accounts.

Market Risk Analysis

         General. Security Federal's profitability depends primarily on its net interest income, which is the difference between the income it receives on its loan and investment portfolio and its cost of funds, which consists of interest paid on deposits and borrowings. Net interest income is also affected by the relative amounts of interest-earning assets and interest-bearing liabilities. When interest-earning assets equal or exceed interest-bearing liabilities, any positive interest rate spread will generate net interest income. Security Federal's profitability is also affected by the level of income and expenses. Noninterest income includes service charges and fees and gain on sale of investments. Noninterest expenses primarily include compensation and benefits, occupancy and equipment expenses, deposit insurance premiums and data processing expenses. Security Federal's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government legislation and regulation and monetary and fiscal policies.

         Qualitative Aspects of Market Risk. In an attempt to manage its exposure to changes in interest rates, management monitors Security Federal's interest rate risk. The Board of Directors reviews at least quarterly Security Federal's interest rate risk position and profitability. The Board of Directors also reviews Security Federal's portfolio, formulates investment strategies and oversees the timing and implementation of transactions to assure attainment of Security Federal's objectives in the most effective manner. In addition, the Board reviews on a quarterly basis Security Federal's asset/liability position, including simulations of the effect on Security Federal's capital of various interest rate scenarios.

         In managing its asset/liability mix, Security Federal, depending on the relationship between long- and short-term interest rates, market conditions and consumer preference, often places more emphasis on managing short-term net interest margin than on better matching the interest rate sensitivity of its assets and liabilities in an effort to enhance net interest income. Management believes that the increased net interest income resulting from a mismatch in the maturity of its asset and liability portfolios can, during periods of declining or stable interest rates, provide high enough returns to justify the increased exposure to sudden and unexpected increases in interest rates.

         The Board has taken a number of steps to manage Security Federal's vulnerability to changes in interest rates. First, Security Federal uses customer service and marketing efforts to increase Security Federal's non-certificate accounts. At June 30, 1999, $66.3 million or 40.0% of Security Federal's deposits consisted of passbook, NOW and money market accounts. Security Federal believes that these accounts represent "core" deposits which are generally somewhat less interest rate sensitive than other types of deposit accounts. Second, while Security Federal continues to originate 30 year fixed rate residential loans, all such loans are sold in the secondary market. Currently, over 37.2% of Security Federal's loans consist of adjustable rate first mortgage loans and home equity lines of credit, which also carry adjustable interest rates. Finally, Security Federal has focused a significant portion of its investment activities on securities with terms of five years or less. At June 30, 1999, $14.0 million or 77.9% of Security Federal's securities had terms to maturity of five years or less based on their carrying value in addition to Security Federal's mortgage-backed securities which provide for regular principal repayments.

         In order to encourage institutions to reduce their interest rate risk, the Office of Thrift Supervision adopted a rule incorporating an interest rate risk component into the risk-based capital rules. Using data compiled by the Office of Thrift Supervision, Security Federal receives a report which measures interest rate risk by modeling the change in net portfolio value over a variety of interest rate scenarios. This procedure for measuring interest rate risk was developed by the Office of Thrift Supervision to replace the "gap" analysis, which is the difference between interest-earning assets and interest-bearing liabilities that mature or reprice within a specific time period. Net portfolio value is the present value of expected cash flows from assets, liabilities and off-balance sheet contracts. The calculation is intended to illustrate the change in net portfolio value that will occur upon an immediate change in interest rates of at least 200 basis points with no effect given to any steps that management might take to counter the effect of that interest rate movement. Under Office of Thrift Supervision regulations, an institution with a greater than "normal" level of interest rate risk must take a deduction from total capital for purposes of calculating its risk-based capital. The Office of Thrift Supervision, however, has delayed the implementation of this regulation. An institution with a "normal" level of interest rate risk is defined as one whose "measured interest rate risk" is less than 2.0%. Institutions with assets of less than $300 million and a risk-based capital ratio of more than 12.0% are exempt. Security Federal is exempt because of its asset size and it has greater than 12% risk-based capital. If the proposed regulation was implemented and applied at June 30, 1999, Security Federal believes that its level of interest rate risk would not have caused it to be treated as an institution with greater than "normal" interest rate risk.


         Quantitative Aspects of Market Risk. Security Federal does not maintain a trading account for any class of financial instrument nor does it purchase high-risk derivative instruments, although it has, in the past, engaged in limited hedging activities to reduce its exposure to interest rate risk related to its mortgage banking operation. Furthermore, Security Federal has no foreign currency exchange rate risk or commodity price risk. For information regarding the sensitivity to interest rate risk of Security Federal's interest-earning assets and interest-bearing liabilities, see the tables under "Business of Security Federal--Lending Activities--Maturity of Loan Portfolio," "--Securities Activities" and "--Deposit Activities and Other Sources of Funds--Deposit Accounts--Time Deposits by Rates and Maturities."

         The Office of Thrift Supervision provides Security Federal with the information presented in the following table. It presents the change in Security Federal's net portfolio value at June 30, 1999, that would occur upon an immediate change in interest rates based on Office of Thrift Supervision assumptions, but without effect to any steps that management might take to counteract that change.





                                                                                                            NPV as % of
     Change in                                                                                       Portfolio Value of Assets
  Interest Rates                                   Net Portfolio Value                               -------------------------
  In Basis Points               ---------------------------------------------------------              NPV        Basis Point
   (Rate Shock)                  Amount                $ Change                 % Change              Ratio          Change
------------------              --------              ----------               ----------            -------     -------------
                                                 (Dollars in thousands)
      300                        $22,382                $(1,825)                   (7.5)%             11.59%         (70)
      200                         23,569                   (638)                   (2.6)              12.09          (20)
      100                         24,254                     47                     0.2               12.36            7
    Static                        24,207                     --                      --               12.29           --
     (100)                        23,492                   (715)                   (3.0)              11.93          (36)
     (200)                        23,342                   (865)                   (3.6)              11.82          (47)
     (300)                        23,835                   (372)                   (1.6)              11.99          (30)

         The Office of Thrift Supervision uses certain assumptions in assessing the interest rate risk of savings associations. These assumptions relate to interest rates, loan prepayment rates, deposit decay rates, and the market values of certain assets under differing interest rate scenarios, among others.

         As with any method of measuring interest rate risk, certain shortcomings are inherent in the method of analysis presented in the foregoing table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable rate mortgage loans, have features which restrict changes in interest rates on a short-term basis and over the life of the asset. Further, if interest rates change, expected rates of prepayments on loans and early withdrawals from certificates could deviate significantly from those assumed in calculating the table.

Analysis of Net Interest Income

         Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income depends on the relative amounts of interest earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

Average Balances, Interest and Average Yields/Cost


         The following table presents certain information for the periods indicated regarding average balances of assets and liabilities as well as the total dollar amounts of interest income from average interest-earning assets and interest expense on average interest-bearing liabilities and average yields and costs. The yields and costs for the periods indicated are derived by dividing income or expense by the average balances of assets or liabilities, respectively, for the periods presented. Nonaccruing loans have been included in the average loan amounts. Average balances were derived from month-end balances. Management does not believe that the use of month-end balances instead of daily balances causes any material differences in the information presented.





                                                     At                                 Year Ended June 30,
                                                  June 30,    -----------------------------------------------------------------
                                                    1999                   1999                               1998
                                                   ------     --------------------------------   ------------------------------
                                                                                      Average                          Average
                                                   Yield/      Average                Yield/      Average              Yield/
                                                    Rate       Balance    Interest     Rate       Balance   Interest    Rate
                                                   ------     ---------  ----------  ---------   --------- ---------- ---------
                                                                              (Dollars in thousands)
Interest-earning assets:
   Loans receivable (1).........................    8.13%      $196,997    $15,806     8.02%    $273,674   $21,788      7.96%
   Mortgage-backed securities...................    6.44          5,928        378     6.38        5,576       380      6.81
   Investment securities........................    5.18         19,864      1,189     5.99       18,238     1,158      6.35
   Other interest-earning assets................    7.49          6,639        406     6.12       11,107       659      5.93
                                                               --------    -------              --------   -------
         Total interest-earning assets..........    7.85        229,428     17,779     7.75      308,595    23,985      7.77
   Non-interest-earning assets..................                 21,790                           25,407
                                                               --------                         --------
         Total assets...........................               $251,218                         $334,002
                                                               ========                         ========

Interest-bearing liabilities:
   Deposits:
      NOW accounts..............................    0.76       $ 16,353        111     0.68     $ 13,368        92      0.69
      Money market accounts.....................    2.47          6,232        165     2.65        6,699       200      2.99
      Savings accounts..........................    2.36         46,412      1,146     2.47       46,089     1,303      2.83
      Certificates of deposit...................    4.95        124,857      6,428     5.15      158,891     9,232      5.81
                                                               --------    -------              --------   -------
         Total deposits.........................    3.77        193,854      7,850     4.05      225,047    10,827      4.81
   FHLB advances................................    5.54         25,749      1,574     6.11       74,904     4,639      6.19
                                                               --------    -------              --------   -------
         Total interest-bearing liabilities.....    3.82        219,603      9,424     4.29      299,951    15,466      5.16
                                                                           -------                         -------
   Noninterest-bearing liabilities..............                 12,065                           13,587
                                                               --------                         --------
      Total liabilities.........................                231,668                          313,538
   Equity.......................................                 19,550                           20,464
                                                               --------                         --------
         Total liabilities and equity...........               $251,218                         $334,002
                                                               ========                         ========

   Net interest income/interest rate............                           $ 8,355     3.46%               $ 8,519      2.61%
      spread....................................                           =======                         =======

   Net interest margin/interest
      earning assets............................                                       3.64%                            2.76%
   Ratio of interest-earning assets.............                 104.47%                          102.88%
      to interest-bearing liabilities...........               ========                         ========

______________________________
(1) Includes loans available for sale.

Rate/Volume Analysis

         The following table presents the effects of changing rates and volumes on the interest income and interest expense of Security Federal. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). For purposes of this table, changes attributable to changes in both rate and volume, which cannot be segregated, have been allocated proportionately based on the absolute value of the change due to rate and the change due to volume.

                                                                                               Year Ended
                                                                                              June 30, 1999
                                                                                               Compared to
                                                                                               Year Ended
                                                                                              June 30, 1998
                                                                                  ------------------------------------
                                                                                  Increase (Decrease)
                                                                                         Due to
                                                                                  -----------------------
                                                                                   Rate          Volume         Total
                                                                                  ------       ----------      -------
                                                                                         (Dollars in thousands)
Interest-earning assets:
   Loans receivable..........................................................     $ 169        $(6,151)       $(5,982)
   Mortgage-backed securities................................................       (25)            23             (2)
   Investment securities.....................................................       (69)           100             31
   Other interest-earning assets.............................................        20           (273)          (253)
                                                                                  -----        -------        -------
      Total interest-earning assets..........................................        95         (6,301)        (6,206)
                                                                                  -----        -------        -------

Interest-bearing liabilities:
   Deposits:
      NOW accounts...........................................................        (1)            20             19
      Money market accounts..................................................       (22)           (13)           (35)
      Savings accounts.......................................................      (166)             9           (157)
      Certificates of deposit................................................      (974)        (1,830)        (2,804)
   FHLB advances.............................................................       (59)        (3,006)        (3,065)
                                                                                  -----        -------        -------
      Total interest-bearing liabilities.....................................      (577)        (5,465)        (6,042)
                                                                                  -----        -------        -------
Increase (decrease) in net interest income...................................     $ 672        $  (836)       $  (164)
                                                                                  =====        =======        =======

Comparison of Financial Condition at June 30, 1999 and June 30, 1998

         Total assets at June 30, 1999 were $191.5 million compared to $288.1 million at June 30, 1998, a decrease of $36.6 million, or 12.7%. The decrease was primarily a result of loan repayments due to a decrease in market interest rates, and sales of loans held for sale, which decreased Security Federal's need for funds and enabled management to reduce high-cost deposits by $48.9 million and reduce borrowed funds by $26.8 million. The sale of loans held for sale was done as part of management's recent strategy to cease its former growth strategy, which had included accelerating Security Federal's mortgage banking operations, which included loan sale and servicing activities, and to decrease expenses associated with its former growth strategy. See "--Management's Strategy."

         Total equity at June 30, 1999 was $18.5 million compared to $19.2 at June 30, 1998, a decrease of $688,000, or 3.6%, as a result of Security
Federal's 1999 net loss of $608,000 as well as a $80,000 decrease in the unrealized gain on securities available for sale.

Comparison of Operating Results for the Years Ended June 30, 1999 and June 30, 1998

         General.  Net loss  for the  year  ended  June  30,  1999 was  $608,000 compared to a net loss of $834,000 for the year ended June 30, 1998, a difference of $226,000, or 27.1%. The difference was primarily a result of a $3.3 million decrease in noninterest expense, primarily compensation and benefits associated with the substantial number of personnel Security Federal employed to handle its loan servicing operations, which substantially ceased in 1999, substantially offset by a $2.7 million decrease in noninterest income.

         Interest Income. Interest income for the year ended June 30, 1999 was $17.8 million compared to $24.0 million for the year ended June 30, 1998, a decrease of $6.2 million, or 25.8%. The decrease was primarily the result of a decrease in the average balance of interest earning assets to $229.4 million for the year ended June 30, 1999 from $308.6 million for the year ended June 30, 1998 due primarily to Security Federal's loan sales as part of its 1998 change in strategy. The average yield on interest-earning assets decreased slightly to 7.75% for the year ended June 30, 1999 from 7.77% for the year ended June 30, 1998.

         Interest Expense. Interest expense for the year ended June 30, 1999 was $9.4 million compared to $15.5 million for the year ended June 30, 1998, a decrease of $6.1 million, or 39.4%. The decrease was primarily the result of a decrease in the average balance of interest-bearing liabilities to $219.6 million for the year ended June 30, 1999 from $300.0 million for the year ended June 30, 1998, primarily due to management's ability to repay substantial borrowings it had outstanding to fund Security Federal's former growth strategy following its loan sales. Additionally, the average cost of funds decreased to 4.29% for the year ended June 30, 1999 from 5.16% for the year ended June 30, 1998, primarily from Security Federal's repayment of borrowed funds which carried interest rates in excess of 6.10%. The average cost of certificates of deposit in particular decreased to 5.15% for the fiscal year ended June 30, 1999 from 5.81% for the fiscal year ended June 30, 1998 as a result of management's efforts to reduce levels of higher cost deposit accounts.

         Net Interest Income. Net interest income of $8.4 million for the year ended June 30, 1999 reflects a decrease of $164,000 or 1.9% from the same period in 1998. The decrease in net interest income was primarily the result of the decline in Security Federal's interest-earning assets, which was offset by an increase in the net interest spread to 3.46% for the year ended June 30, 1999 from 2.61% for the year ended June 30, 1998, as well as an increase in the net interest margin to 3.64% from 2.76% for the same period. The increase in net interest spread and net interest margin were due primarily to Security Federal's repayment of high cost borrowings in furtherance of management's change in strategy.


         Provision for Loan Losses. Security Federal's provision for loan losses for the year ended June 30, 1999 increased $200,000 to $750,000 from $550,000 for the year ended June 30, 1998 primarily due to increased loan charge-off activity during 1999. Management increases the allowance for loan losses through a provision charged to expense based on a statistical percentage developed considering past loss experiences, delinquency trends and other factors, such as portfolio composition. Security Federal's loan portfolio has changed as management has increased the percentage of loans secured by commercial and multi-family properties, which carry more credit risk. These loan types represent almost 11.0% of the portfolio at June 30, 1999 compared to 5.0% in 1998 and 1.5% in 1997. Additionally, Security Federal's loss experience has increased with net charge-offs of $570,000 in 1999 compared to $412,000 in 1998.


         Noninterest Income. Noninterest income for the year ended June 30, 1999 was $2.1 million compared to $4.8 million for the year ended June 30, 1998, a decrease of $2.7 million, or 56.3%. The decrease was primarily the result of a decline of $315,000 in loan servicing fees, net of amortization of mortgage servicing rights, as well as a decline of $2.3 million in gains from sales of mortgage loans to $1.5 million for the year ended June 30, 1999 from $3.8 million for the year ended June 30, 1998. Non-interest income for June 30, 1998 includes a one-time gain on sale of portfolio loans transferred to loans held for sale of $1.6 million.

         Noninterest Expense. Noninterest expense for the year ended June 30, 1999 was $10.3 million compared to $13.6 for the year ended June 30, 1998, a decrease of $3.3 million, or 24.3%. Several factors contributed to the decrease, including a $2.3 million decrease in compensation and employee benefits attributable to a decreased number of employees from 178 at June 30, 1998 to 112 at June 30, 1999 as part of management's plan to reduce operating costs and a $1.0 million decrease in other expenses, attributable to Security Federal's sale of loan servicing rights related to loans serviced for others.

         Income Taxes. There was no provision for income taxes for the year ended June 30, 1999 or for the year ended June 30, 1998 due to Security Federal's operating losses for both years. Net operating loss carryovers expire in fiscal 2013, however, management expects the net operating losses will be exhausted by the end of fiscal 2000 and thereafter Security Federal will be taxed at the normal federal and state tax rates.

Liquidity and Capital Resources

         Security Federal's primary sources of funds are deposits and proceeds from principal and interest payments on loans and mortgage-backed securities. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition. Security Federal generally manages the pricing of its deposits to be competitive and to increase core deposit relationships.

         Federal regulations require Security Federal to maintain minimum levels of liquid assets. The required percentage has varied from time to time based upon economic conditions and savings flows and is currently 4.0% of net withdrawable savings deposits and borrowings payable on demand or in one year or less during the preceding calendar month. Liquid assets for purposes of this ratio include cash, certain time deposits, U.S. Government, government agency and corporate securities and other obligations generally having remaining maturities of less than five years. Security Federal has historically maintained its liquidity ratio for regulatory purposes at levels in excess of those required. At June 30, 1999, Security Federal's liquidity ratio for regulatory purposes was 15.3%.

         Security Federal's cash flows are comprised of three primary classifications: cash flows from operating activities, investing activities and financing activities. Cash flows provided by operating activities were $54.4 million and $(45.9) million for the fiscal years ended June 30, 1999 and June 30, 1998, respectively. Net cash from investing activities consisted primarily of disbursements for loan originations and the purchase of securities, offset by principal collections on loans, proceeds from maturation and sales of securities. Net cash from financing activities consisted primarily of activity in deposit accounts and Federal Home Loan Bank advances.

         Security Federal's most liquid assets are cash and short-term investments. The levels of these assets are dependent on Security Federal's operating, financing, lending and investing activities during any given period. At June 30, 1999, cash and short-term investments totaled $4.5 million. Security Federal has other sources of liquidity if a need for additional funds arises, including securities maturing within one year and the repayment of loans. Security Federal may also utilize the sale of securities available-for-sale, federal funds purchased, and Federal Home Loan Bank advances as a source of funds. At June 30, 1999, Security Federal had the ability to borrow a total of approximately $71.0 million from the Federal Home Loan Bank of Indianapolis. On that date, Security Federal had outstanding advances of $5.0 million.

         At June 30, 1999, Security Federal had outstanding commitments to originate loans of $6.5 million, $5.9 million of which had fixed interest rates. These loans are to be secured by properties located in its market area. Security Federal anticipates that it will have sufficient funds available to meet its current loan commitments. Loan commitments have, in recent periods, been funded through liquidity or through FHLB borrowings. Certificates of deposit which are scheduled to mature in one year or less from June 30, 1999 totaled $80.0 million. Management believes, based on past experience, that a significant portion of such deposits will remain with Security Federal. Based on the foregoing, in addition to Security Federal's high level of core deposits and capital, Security Federal considers its liquidity and capital resources sufficient to meet its outstanding short-term and long-term needs.

         Liquidity management is both a daily and long-term responsibility of management. Security Federal adjusts its investments in liquid assets based upon management's assessment of (i) expected loan demand, (ii) expected deposit flows, (iii) yields available on interest-earning deposits and investment securities, and (iv) the objectives of its asset/liability management program. Excess liquid assets are invested generally in interest-earning overnight deposits and short- and intermediate-term U.S. Government and agency obligations and mortgage-backed securities of short duration. If Security Federal requires funds beyond its ability to generate them internally, it has additional borrowing capacity with the Federal Home Loan Bank of Indianapolis. It is anticipated that immediately upon completion of the Conversion, the Holding Company's and Security Federal's liquid assets will be increased. See "Use of Proceeds".

         Security Federal is subject to various regulatory capital requirements imposed by the OTS. At June 30, 1999, Security Federal was in compliance with all applicable capital requirements. See "Regulation - Regulatory Capital Requirements" and "Pro Forma Regulatory Capital Analysis" and Note 12 of the Notes to Consolidated Financial Statements.

Year 2000 Issues

         General. The Year 2000 ("Y2K") issue confronting Security Federal and its suppliers, customers, customers' suppliers, and competitors centers on the inability of computer systems to recognize the year 2000. Many existing computer programs and systems originally were programmed with six-digit dates that provided only two digits to identify the calendar year in the date field. With the impending new millennium, these programs and computers will recognize "00" as the year 1900 rather than the year 2000.

         Financial institution regulators recently have increased their focus upon Y2K compliance issues and have issued guidance concerning the responsibilities of senior management and directors. The Federal Financial Institutions Examination Council has issued several interagency statements on Y2K project management awareness. These statements require financial institutions to, among other things, examine the Y2K implications of their reliance on vendors and with respect to the data exchange and the potential impact of the Y2K issue on their customers, suppliers, and borrowers. These statements also require each federally regulated institution to survey its exposure, measure its risk, and prepare a plan to address the Y2K issue. In addition, the federal banking regulators have issued safety and soundness guidelines to be followed by insured depository institutions, such as Security Federal, to assure resolution of any Y2K problems. The federal banking agencies have assessed that Y2K testing and certification is a key safety and soundness issue in conjunction with regulatory exams and, thus, that an institution's failure to address appropriately the Y2K issue could result in supervisory action, including reduction of the institution's supervisory ratings, the denial of applications for approval of mergers or acquisitions, or the imposition of civil money penalties.

         Risks. Like most financial service providers, Security Federal and its operations may be significantly affected by the Y2K issue due to its dependence on technology and date-sensitive data. Computer software and hardware and other equipment, both within and outside Security Federal's direct control, and third parties with whom Security Federal electronically or operationally interfaces (including without limitation its customers and third party vendors) are likely to be affected. If computer systems are not modified in order to be able to identify the year 2000, many computer applications could fail or create erroneous results. As a result, many calculations which rely on date field information, such as interest, payment on due dates, and all operating functions, could generate results which are significantly misstated and Security Federal could experience an inability to process transactions, prepare statements, or engage in similar normal business activities. Likewise, under certain circumstances, a failure to adequately address the Y2K issue could adversely affect the viability of Security Federal's suppliers and creditors and the creditworthiness of its borrowers. Thus, if not adequately addressed, the Y2K issue could result in a significant adverse impact on Security Federal's operations and, in turn, its financial condition and results of operations.

         State of Readiness. Security Federal has established a formal plan to address the Y2K issue consisting of the following phases:

                  Awareness Phase. Security Federal formally established a Y2K plan and established a project team for management of the Y2K project. The project team created a plan of action that includes milestones, budget estimates, strategies, and methodologies to track and report the status of the project. Members of the project team also attended conferences and information sharing sessions to gain more insight into the Y2K issue and potential strategies for addressing it. This phase is complete.

                  Renovation Phase. Security Federal's corporate inventory revealed that Y2K upgrades were available for all vendor-supplied mission-critical systems, and all these Y2K-ready versions have been delivered and placed into production and have entered the validation process.


                  Validation Phase. The validation phase is designed to test the ability of hardware and software to accurately process date-sensitive data. Security Federal has completed the validation testing of each mission-critical system. The project team completed various tests, and during the validation testing process, no significant Y2K problems have been identified relating to any modified or upgraded mission-critical systems. In addition, all third party service providers have confirmed to Security Federal that their systems have been upgraded and are Y2K compliant.

                  Bank Resources Invested. Security Federal's Y2K project team was assigned the tasks of ensuring that all systems across Security Federal are identified, analyzed for Y2K compliance, corrected when necessary, and tested and ensuring that all changes are implemented. The Y2K project team members represent all functional areas of Security Federal, including data processing, loan administration, accounting, item processing and operations, compliance, human resources, and marketing. Security Federal's Board of Directors oversees the Y2K plan and provides guidance and resources to, and receives quarterly updates from, the Y2K team.


                  Security Federal expensed all costs associated with required system changes as those costs were incurred, and such costs were funded through operating cash flows. The total cost of the Y2K conversion project since commencement for Security Federal was $60,000 and all various hardware and software upgrades have been made.

                  Contingency Plans. During the assessment phase, Security Federal began developing back-up or contingency plans for each of its mission-critical systems. Virtually all of Security Federal's mission-critical systems are dependent upon third party vendors or service providers. Therefore, contingency plans include selecting a new vendor or service provider and converting their system. In the event a current vendor's system fails during the validation phase and it is determined that the vendor is unable or unwilling to correct the failure, Security Federal will convert to a new system from a pre-selected list of prospective vendors. In each case, realistic trigger dates have been established to allow for orderly and successful conversions. For some systems, contingency plans consist of using spreadsheet software or reverting to manual systems until system problems can be corrected.

Impact of Accounting Pronouncements and Regulatory Policies

         Accounting for Derivative Instruments and Hedging Activities. Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," issued in June 1998 (as amended by SFAS No.
137), standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts. The Statement requires entities to carry all derivative instruments in the statement of financial position at fair value. The accounting for changes in the fair value, gains and losses, of a derivative instrument depends on whether it has been designated and qualifies as part of a hedging relationship and, if so, on the reasons for holding it. If certain conditions are met, entities may elect to designate a derivative instrument as a hedge of exposures to changes in fair value, cash flows or foreign currencies. The statement is effective for financial statements issued for periods beginning after June 15, 2000. Currently, Security Federal is evaluating the effects of the statement.

         Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise. Statement of Financial Accounting Standards No. 134, "Accounting for Mortgage-Backed Securities Retained After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise," issued in October 1998, amends Statement of Financial Accounting Standards No. 65, "Accounting for

Certain Mortgage Banking Activities," and Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," for years beginning after December 15, 1998. SFAS No. 134 allows entities with mortgage banking operations which convert pools of mortgages into securities to classify these securities as available-for-sale, trading, or held-to-maturity, instead of the current requirement to classify these pools as trading. Security Federal adopted this standard on July 1, 1998, however, the impact was not material to the consolidated financial statements.

Effect of Inflation and Changing Prices

         The consolidated financial statements and related financial data presented herein have been prepared following generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time due to inflation. The primary impact of inflation is reflected in the increased cost of Security Federal's operations. Unlike most industrial companies, virtually all the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates generally have a more significant impact on a financial institution's performance than do general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

                        BUSINESS OF SECURITY FINANCIAL

General

         Security Financial was organized as a Delaware business corporation at the direction of Security Federal in September 1999 to become the Holding Company for Security Federal upon completion of the conversion. As a result of the conversion, Security Federal will be a wholly owned subsidiary of Security Financial and all of the issued and outstanding capital stock of Security Federal will be owned by Security Financial.

Business

         Before the completion of the conversion, Security Financial will not engage in any significant activities other than of an organizational nature. Upon completion of the conversion, Security Financial's sole business activity will be the ownership of the outstanding capital stock of Security Federal. In the future, Security Financial may acquire or organize other operating subsidiaries, although there are no current plans, arrangements, agreements or understandings, written or oral, to do so.

         Initially, Security Financial will neither own nor lease any property but will instead use the premises, equipment and furniture of Security Federal with the payment of appropriate rental fees, as required by applicable law and regulations.

         Since Security Financial will only hold the outstanding capital stock of Security Federal after the conversion, the competitive conditions applicable to Security Financial will be the same as those confronting Security Federal. See "Business of Security Federal--Competition."

                         BUSINESS OF SECURITY FEDERAL

General

         Security Federal was founded in 1935. Security Federal is regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. Security Federal's deposits are insured to the maximum allowable amount by the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation. Security Federal is a member of the Federal Home Loan Bank System.

         Security Federal currently operates as a traditional savings bank, specializing in single-family residential mortgage lending and savings deposits. Security Federal's business consists primarily of attracting retail deposits from the general public in the areas surrounding its seven full-service banking offices and using those funds, together with funds generated from operations and borrowings, to originate primarily one- to four-family residential mortgage loans and, to a lesser extent, consumer loans, including home equity and second mortgage loans, and multi-family and commercial real estate loans, construction loans and commercial business loans. In the future, Security Federal intends to increase its emphasis on consumer and multi-family and commercial real estate and commercial business loans. Security Federal currently originates loans for investment and loans for sale in the secondary market, releasing the servicing rights to all loans sold. Security Federal also invests in mortgage-backed securities, securities issued by the U.S. Government and other investments permitted by applicable laws and regulations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management Strategy." Security Federal generally holds its loans for long-term investment purposes. See "--Lending Activities." Because a large portion of Security Federal's assets consist of fixed-rate mortgage loans, Security Federal's earnings could be hurt by rising interest rates. See "Risk Factors--Rising Interest Rates Could Hurt Security Federal's Profits."

Market Area

         Security Federal is headquartered in St. John, Indiana in Lake County. Security Federal's primary deposit gathering and lending area is concentrated in the communities surrounding its six banking offices located in Lake County and one banking office located in Porter County, as well as Cook and Will counties in Illinois. Lake and Porter Counties are located in the northwest corner of Indiana, immediately southeast of Chicago, Illinois. It is only approximately 30 miles from the heart of Lake County to the heart of neighboring Chicago. Several major highways, nearly 100 truck lines, and 11 railways serve the area, providing versatility and convenience of transportation. Expanding airport facilities provide service for corporate and business needs. While primarily a home to several steel manufacturers, Lake County has a diversified mix of industry groups, including insurance and financial services, manufacturing, service, government and retail. The major employers in the area include Porter Memorial Hospital, Valparaiso University, Valparaiso Community Schools, McGill Manufacturing and Hunt Wesson. According to published statistics, Lake County's 1998 population was approximately 478,323, an increase of 0.6 % from 1990, ranking it the second most populous county in Indiana. In addition, the 1998 median household incomes of Lake and Porter counties was approximately $38,310 and $47,920, respectively, compared to approximately $39,194 and $38,135 in Indiana and the United States, respectively.

Competition

         Security Federal faces intense competition for the attraction of deposits and origination of loans in its primary market area. Its most direct competition for deposits has historically come from the several commercial banks operating in Security Federal's primary market area and, to a lesser extent, from other financial institutions, such as brokerage firms, credit unions and insurance companies. Particularly in times of high interest rates, Security Federal has faced additional significant competition for investors' funds from short-term money market securities and other corporate and government securities. Security Federal's competition for loans comes primarily from the commercial banks and loan brokers operating in its primary market area. Competition for deposits and the origination of loans may limit Security Federal's growth in the future.

Lending Activities

         General. At June 30, 1999, Security Federal's net loans totaled $148.3 million, or 77.4% of total assets. Security Federal has concentrated its lending activities on one- to four-family mortgage loans and consumer and other loans, with these loans amounting to 57.4% and 23.4%, respectively, of loans at June 30, 1999. To a lesser extent, Security Federal also originates multi-family and commercial real estate, construction and commercial business loans.

         Loan Portfolio Analysis. The following table presents the composition of Security Federal's loan portfolio at the dates indicated. Security Federal had no concentration of loans exceeding 10% of total loans receivable other than as disclosed below.


                                                                                       At June 30,
                                                           --------------------------------------------------------------------
                                                                         1999                                 1998
                                                           -------------------------------      -------------------------------
                                                              Amount            Percent            Amount            Percent
                                                                                of Total                             of Total
                                                           -------------     -------------      -------------     -------------
                                                                                 (Dollars in thousands)
Real estate loans:
   One- to four-family (1).........................             $ 86,086             57.44%          $102,556             56.24%
   Multi-family and commercial real estate.........               16,420             10.96             10,133              5.56
   Construction....................................                6,414              4.28             13,027              7.14
                                                                --------            ------           --------            ------
      Total real estate loans......................              108,920             72.68            125,716             68.94

Consumer and other loans:
   Automobile......................................               15,980             10.66             25,059             13.74
   Home equity and second mortgage.................               17,478             11.66             20,751             11.38
   Other...........................................                1,616              1.08              2,361              1.29
                                                                --------            ------           --------            ------
      Total consumer and other loans...............               35,074             23.40             48,171             26.41

Commercial business loans..........................                5,867              3.92              8,480              4.65
                                                                --------            ------           --------            ------

      Total loans..................................              149,861            100.00%           182,367            100.00%
                                                                                    ======                               ======

Less:
   Loans in process................................                   --                                  119
   Net deferred loan origination fees..............                   76                                  114
   Allowance for loan losses.......................                1,469                                1,289
                                                                --------                             --------

      Net loans....................................             $148,316                             $180,845
                                                                ========                             ========

_________________________
(1) Excludes loans available for sale.

         One- to Four-Family Real Estate Loans. Currently, Security Federal originates loans secured by one- to four-family residences primarily located in its primary market area. At June 30, 1999, $86.1 million, or 57.4%, of Security Federal's total loan portfolio consisted of one- to four-family loans. At June 30, 1999, 53.3% of Security Federal's one- to four-family real estate loans were adjustable rate loans and 46.7% were fixed-rate loans. In the past, Security Federal purchased ARM loans originated through correspondent relationships and secured by properties located outside of its primary market area, many of which Security Federal continues to hold in its portfolio.

         Security Federal offers a variety of fixed and adjustable-rate mortgage loan products. The loan fees charged, interest rates and other provisions of Security Federal's mortgage loans are determined by Security Federal on the basis of its own pricing criteria and market conditions. Generally, all loans originated by Security Federal conform to Fannie Mae and Freddie Mac underwriting standards. Security Federal's fixed-rate loans typically have maturities of 10 to 30 years, although 30-year loans constitute the largest percentage of originations. Security Federal also offers five- and seven-year balloon mortgages based on a 30-year amortization schedule. Security Federal's ARM loans are typically based on a 15-year or 30-year amortization schedule. Interest rates and payments on Security Federal's ARM loans generally are adjusted annually after a specified period ranging from one to three years to a rate typically equal to 2.75% above the one-year constant maturity Treasury index. Security Federal currently offers ARM loans with initial rates below those which would prevail under the foregoing computation, determined by Security Federal based on market factors and competitive rates for loans having similar features offered by other lenders for such initial periods. The maximum amount by which the interest rate may be increased or decreased in a given period on Security Federal's ARM loans is generally 2% per adjustment period and the lifetime interest rate cap is generally 6% over the initial interest rate of the loan. Security Federal qualifies the borrower based on the borrower's ability to repay the ARM loan based on the maximum interest rate at the first adjustment, in the case of one-year ARM loans, and based on the initial interest rate in the case of ARM loans that adjust after three or more years. Security Federal does not originate negative amortization loans. The terms and conditions of the ARM loans offered by Security Federal, including the index for interest rates, may vary from time to time. Security Federal believes that the annual adjustment feature of its ARM loans also provides flexibility to meet competitive conditions as to initial rate concessions while preserving Security Federal's return on equity objectives by limiting the duration of the initial rate concession.

         Borrower demand for ARM loans versus fixed-rate mortgage loans is a function of the level of interest rates, the expectations of changes in the level of interest rates and the difference between the initial interest rates and fees charged for each type of loan. The relative amount of fixed-rate mortgage loans and ARM loans that can be originated at any time is largely determined by the demand for each in a competitive environment. As a result of the low interest rate environment in recent years, Security Federal has experienced a strong customer preference for fixed-rate loans.

         The retention of ARM loans in Security Federal's loan portfolio helps reduce Security Federal's exposure to changes in the interest rates. There are, however, unquantifiable credit risks resulting from the potential of increased costs due to changed rates to be paid by the customer. It is possible that, during periods of rising interest rates, the risk of default on ARM loans may increase as a result of repricing and the increased costs to the borrower.
Furthermore, because the ARM loans originated by Security Federal generally provide, as a marketing incentive, for initial rates of interest below the rates which would apply were the adjustment index used for pricing initially (discounting), these loans are subject to increased risks of default or delinquency. Another consideration is that although ARM loans allow Security Federal to increase the sensitivity of its asset base to changes in interest rates, the extent of this interest sensitivity is limited by the periodic and lifetime interest rate adjustment limits. Because of these considerations, Security Federal has no assurance that yields on ARM loans will be sufficient to offset increases in Security Federal's cost of funds.

         While fixed-rate one- to four-family residential real estate loans are normally originated with 10- to 30-year terms, and Security Federal permits its ARM loans to be assumed by qualified borrowers, such loans typically remain outstanding for substantially shorter periods. This is because borrowers often prepay their loans in full upon sale of the property pledged as security or upon refinancing the original loan. In addition, substantially all mortgage loans in Security Federal's loan portfolio contain due-on-sale clauses providing that Security Federal may declare the unpaid amount due and payable upon the sale of the property securing the loan. Security Federal enforces these due-on-sale clauses to the extent permitted by law and as business judgment dictates. Thus, average loan maturity is a function of, among other factors, the level of purchase and sale activity in the real estate market, prevailing interest rates and the interest rates payable on outstanding loans.

         Security Federal requires title insurance insuring the status of its first lien on real estate secured loans and also requires that the fire and extended coverage casualty insurance (and, if appropriate, flood insurance) be maintained in an amount at least equal to the outstanding loan balance.

         Security Federal's residential mortgage loans typically do not exceed 80% of the appraised value of the property. Security Federal's lending policies permit Security Federal to lend up to 95% of the appraised value of the property; however, Security Federal generally requires private mortgage insurance on the portion of the principal amount that exceeds 80% of the appraised value of the property. Security Federal obtains appraisals on all first mortgage real estate loans from outside appraisers.

         Multi-family and Commercial Real Estate Loans. Security Federal originates and purchases mortgage loans for the acquisition and refinancing of multi-family and commercial real estate properties. Security Federal began offering commercial loans in 1996. At June 30, 1999, $16.4 million, or 11.0% of Security Federal's total loans, consisted of loans secured by multi-family residential property and commercial real estate.

         Multi-family and commercial real estate loans are fully amortizing loans that are generally originated with fixed interest rates with rates tied to the U.S. Treasury index, but are occasionally originated with variable rates with rates tied to the prime lending rate. The maximum term for a fixed-rate multifamily loan generally is generally 10 years. The maximum loan-to-value ratio for a multifamily or commercial loan is 75%.

         At June 30, 1999, the largest multi-family loan had a committed balance of $2.7 million and was secured by a residential development located in Crown Point, Indiana, and was performing according to its original terms.

         At June 30, 1999, Security Federal's commercial real estate loans were secured by office, retail and owner occupied properties, all of which are located in Indiana and Illinois. At June 30, 1999, Security Federal's largest commercial real estate loan had an outstanding balance of $1.7 million. The loan is secured by a hotel located in Columbia City, Indiana. At June 30, 1999, this loan was performing according to its original terms.

         Multi-family and commercial real estate lending affords Security Federal an opportunity to receive interest at rates higher than those generally available from one- to four-family residential lending. However, loans secured by these properties usually are greater in amount and are more difficult to evaluate and monitor and, therefore, involve a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by income producing properties are often dependent on the successful operation and management of the properties, repayment of these loans may be affected by adverse conditions in the real estate market or the economy. Security Federal seeks to minimize these risks by generally limiting the maximum loan-to-value ratio to up to 75% for multi-family and commercial real estate loans and by strictly scrutinizing the financial condition of the borrower, the cash flow of the project, the quality of the collateral and the management of the property securing the loan. Security Federal also generally obtains loan guarantees from financially capable parties based on a review of personal financial statements. See "Risk Factors--Security Federal's loan portfolio possesses increased risk due to Security Federal's substantial number of consumer, multi-family and commercial real estate, commercial business and residential construction loans."

         Residential Construction Loans. Security Federal originates residential construction loans to local home builders and to individuals for the construction and acquisition of personal residences. At June 30, 1999, residential construction loans amounted to $6.4 million, or 4.3% of Security Federal's total loans.

         Security Federal's construction loans to builders generally have fixed interest rates and are for a term of six months. Loans to builders are typically made with a maximum loan to value ratio of 75%. These loans are usually made to the builder before there is an identified buyer for the completed home. At June 30, 1999, the largest amount of construction loans outstanding to one builder was $2.7 million. Construction loans to individuals are made on the same terms as Security Federal's mortgage loans, but provide for the payment of interest only during the construction phase, which is usually six months with a contingency for an additional six months. At the end of the construction phase, the loan converts to a permanent mortgage loan.

         Before making a commitment to fund a construction loan, Security Federal requires an appraisal of the property by an independent certified appraiser. Security Federal also reviews and inspects each project before disbursement of funds during the term of the construction loan. Loan proceeds are disbursed after inspection based on the percentage of completion.

         Construction lending affords Security Federal the opportunity to earn higher interest rates with shorter terms to maturity relative to single-family permanent mortgage lending. Construction lending, however, is generally considered to involve a higher degree of risk than single-family permanent mortgage lending because of the inherent difficulty in estimating both a property's value at completion of the project and the estimated cost of the project. These loans are generally more difficult to evaluate and monitor. If the estimate of construction cost proves to be inaccurate, Security Federal may be required to advance funds beyond the amount originally committed to protect the value of the project. If the estimate of value upon completion proves to be inaccurate, Security Federal may be confronted with a project whose value is insufficient to assure full repayment. Projects may also be jeopardized by disagreements between borrowers and builders and by the failure of builders to pay subcontractors. Loans to builders to construct homes for which no purchaser has been identified carry more risk because the payoff for the loan depends on the builder's ability to sell the property before the construction loan is due.

         Security Federal has attempted to minimize the foregoing risks by, among other things, limiting its construction lending to residential properties. It is also Security Federal's general policy to obtain regular financial statements from builders so that it can monitor their financial strength and ability to repay.

         Consumer and Other Loans. Another significant lending activity of Security Federal is the origination of consumer and other loans. Security Federal's consumer and other loans consist primarily of home equity and second mortgage loans and automobile loans. At June 30, 1999, Security Federal's consumer and other loans totaled approximately $35.1 million, or 23.4% of Security Federal's total loans.

         At June 30, 1999, Security Federal had $17.5 million, or 11.7% of all loans, of home equity and second mortgage loans. Most of these loans are made to existing customers. Security Federal originates home equity loans in the form of lines of credit. Security Federal's home equity loans have variable interest rates tied to the six-month U.S. Treasury index. In the future, Security Federal intends to tie these variable interest rates loans to the prime lending rate. Security Federal imposes a maximum loan-to-value ratio on its home equity loans of 80% after considering both the first and second mortgage loans. The maximum loan-to-value rate on Security Federal's second mortgage loans is 80%. Both Security Federal's home equity and second mortgage loans are limited in term to 120 months. Security Federal's home equity loans and second mortgages may have greater credit risk than one- to four-family residential mortgage loans because they are secured by mortgages subordinated to an existing first mortgage on the property, which, in most cases, is held by Security Federal.

         Security Federal also originates consumer loans secured by automobiles and, occasionally, boats and other recreational vehicles. At June 30, 1999, Security Federal had $16.0 million, or 10.7% of all loans, of automobile loans. Automobile loans are secured by both new and used cars and light trucks. Both new and used cars are financed for a period of up to 60 months and the rate on such loans is fixed for the term of the loan. In the past, Security Federal also offered indirect automobile loans. The indirect automobile loans were originated through automobile dealers in Indiana and Illinois. These dealers provided Security Federal applications to finance vehicles sold by their dealerships. At June 30, 1999, $12.2 million, or 76.2% of all automobile loans were indirect automobile loans. Security Federal no longer offers indirect automobile loans.

         Consumer loans entail greater risk than do residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by rapidly depreciating assets such as automobiles. In such cases, any repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment of the outstanding loan balance as a result of the greater likelihood of damage, loss or depreciation. The remaining deficiency often does not warrant further substantial collection efforts against the borrower beyond obtaining a deficiency judgment. In addition, consumer loan collections are dependent on the borrower's continuing financial stability, and thus are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various Federal and state laws, including Federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans. Such loans may also give rise to claims and defenses by a consumer loan borrower against an assignee of such loans such as Security Federal, and a borrower may be able to assert against such assignee claims and defenses that it has against the seller of the underlying collateral. See "Risk Factors--Security Federal's loan portfolio possesses increased risk due to Security Federal's substantial number of consumer, multi-family and commercial real estate, commercial business and residential construction loans."

         Commercial Business Loans. At June 30, 1999, Security Federal had $5.9 million in commercial business loans which amounted to 3.9% of total loans. Security Federal makes commercial business loans primarily in its market area to a variety of professionals, sole proprietorships and small businesses. Security Federal offers a variety of commercial lending products, including term loans for fixed assets and working capital, revolving lines of credit, letters of credit, and Small Business Administration guaranteed loans. Secured commercial business loans are generally made in amounts up to $500,000, although Security Federal policy would permit it to lend up to its legal lending limit of $3.0 million. Unsecured lines of credit generally are made for up to $250,000. Term loans are generally offered with fixed rates of interest of up to 5 years. Business lines of credit have adjustable rates of interest and are payable on demand, subject to annual review and renewal. Business loans with variable rates of interest adjust on a daily basis and are generally indexed to the prime rate as published in The Wall Street Journal.

         In making commercial business loans, Security Federal considers the financial statements of the borrower, Security Federal's lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial business loans are generally secured by a variety of collateral, primarily equipment, assets and accounts receivable, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 75% of the adjusted value of the collateral securing the loan. Security Federal generally does not make unsecured commercial loans. In an effort to increase its emphasis on commercial loans, Security Federal intends to hire an experienced commercial loan officer with the primary responsibility of increasing commercial business and real estate loan volume.

         Unlike mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. See "Risk Factors--Security Federal's Loan Portfolio Possesses Increased Risk Due to Security Federal's Substantial Number of Consumer, Multi-Family and Commercial Real Estate, Commercial Business and Residential Construction Loans." At June 30, 1999, Security Federal's largest commercial loan was for $1.0 million to a car dealership located in East Chicago, Indiana.

         Loans to One Borrower. The maximum amount that Security Federal may lend to one borrower is limited by federal regulations. At June 30, 1999, Security Federal's regulatory limit on loans to one borrower was $3.0 million. At that date, Security Federal's largest amount of loans to one borrower, including the borrower's related interests, was $1.72 million and consisted of one loan. This loan was performing according to its original terms at June 30, 1999.

         Maturity of Loan Portfolio. The following table presents certain information at June 30, 1999 regarding the dollar amount of loans maturing in Security Federal's portfolio based on their contractual terms to maturity, but does not include potential prepayments. Demand loans, loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as becoming due within one year. Loan balances do not include undisbursed loan proceeds, unearned discounts, unearned income and allowance for loan losses.



                                                                        At June 30, 1999
                                    ----------------------------------------------------------------------------------------------
                                                      Multi                                 Home
                                                     -family                               Equity
                                       One- to         and                                   and
                                         Four-      Commercial                              Second    Other   Commercial     Total
                                       Family(1)    Real Estate  Construction  Automobile  Mortgage  Consumer  Business      Loans
                                    ----------------------------------------------------------------------------------------------
                                                                        (Dollars in thousands)
Amounts due in:
   One year or less..................       $   227     $ 1,416     $5,994    $   394     $ 4,228     $  818     $2,701    $ 15,778
   More than one year to
      three years....................           449       1,203        420      4,439         477        401        856       8,245
   More than three years to
      five years.....................           555       6,089         --     11,079       1,422        157      1,284      20,586
   More than five years to 10 years..         1,555       7,666         --         68       6,378        240      1,026      16,933
   More than 10 years to 20 years....        10,697          46         --         --       4,973         --         --      15,716
   More than 20 years................        72,603          --         --         --          --         --         --      72,603
                                            -------     -------     ------    -------     -------     ------     ------    --------
      Total amount due...............       $86,086     $16,420     $6,414    $15,980     $17,478     $1,616     $5,867    $149,861
                                            =======     =======     ======    =======     =======     ======     ======    ========

___________________________
(1)  Excludes loans available for sale.

         The following table presents the dollar amount of all loans due after June 30, 2000, which have fixed interest rates and have floating or adjustable interest rates.



                                                                   Due After June 30, 2000
                                                     ----------------------------------------------------
                                                          Fixed-           Adjustable-
                                                           Rate               Rate              Total
                                                     -------------      --------------      -------------
                                                                    (Dollars in thousands)

Amounts due in:
Real estate loans:
   One- to four-family (1).....................            $40,083             $45,776           $ 85,859
   Multi-family and commercial real estate.....              4,513              10,491             15,004
   Construction................................                165                 255                420
                                                           -------             -------           --------
        Total real estate loans................             44,761              56,522            101,283
                                                           -------             -------           --------
Consumer and other loans:
   Automobile..................................             15,586                  --             15,586
   Home equity and second mortgage.............              7,515               5,735             13,250
   Other.......................................                730                  68                798
                                                           -------             -------           --------
      Total consumer and other loans...........             23,831               5,803             29,634
                                                           -------             -------           --------
Commercial business loans......................              1,322               1,844              3,166
                                                           -------             -------           --------
      Total loans..............................            $69,914             $64,169           $134,083
                                                           =======             =======           ========

___________________________
(1)  Excludes loans available for sale.

         Scheduled contractual principal repayments of loans do not reflect the actual life of the loans. The average life of a loan is substantially less than its contractual term because of prepayments. In addition, due-on-sale clauses on loans generally give Security Federal the right to declare loans immediately due and payable if, among other things, the borrower sells the real property with the mortgage and the loan is not repaid. The average life of a mortgage loan tends to increase, however, when current mortgage loan market rates are substantially higher than rates on existing mortgage loans and, conversely, tends to decrease when rates on existing mortgage loans are substantially higher than current mortgage loan market rates.

         Loan Solicitation and Processing. Security Federal's lending activities follow written, non-discriminatory, underwriting standards and loan origination procedures established by Security Federal's Board of Directors and management. Loan originations come from a number of sources. The customary sources of loan originations are mortgage brokers, loan correspondents, loan origination officers, realtors, referrals and existing customers. Various executive officers have the authority to approve secured and unsecured loans as permitted by the Board of Directors. Currently, Mr. Hyland has authority to approve secured and unsecured loans with balances of up to and including $500,000 and $250,000, respectively. Larger loans must be approved by either Mr. Hyland and at least two other members of Security Federal's corporate loan committee, four members of the corporate loan committee or the loan committee of the Board. Any loans exceeding $2.0 million must be approved by the Board.

         Loan Originations, Purchases and Sales. Security Federal's mortgage lending activities are conducted primarily by its correspondent banks and brokers and commissioned loan personnel operating at its full service banking offices and loan offices. All loans originated by Security Federal are underwritten by Security Federal pursuant to Security Federal's policies and procedures. Security Federal originates both adjustable-rate and fixed-rate mortgage loans. Security Federal's ability to originate fixed- or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates. Security Federal recently has sought to expand its commercial lending to enhance the yield on its loan portfolio and to encourage business relationships with the borrowers, including through checking and other accounts and other loans. Additionally, as part of its mortgage banking operation, Security Federal purchases whole loans, and to a limited extent loan participations, all with servicing released.

         In an effort to manage its interest rate risk position, Security Federal generally sells the fixed-rate mortgage loans with terms in excess of 15 years that it originates. However, Security Federal has retained and will retain selected 30-year, fixed-rate loans in order to build its loan portfolio and increase the yield on its interest-earning assets. The sale of loans in the secondary mortgage market reduces Security Federal's risk that the interest rates paid to depositors will increase while Security Federal holds long-term, fixed-rate loans in its portfolio. It also allows Security Federal to continue to fund loans when savings flows decline or funds are not otherwise available. Security Federal currently generally sells loans, servicing released without recourse to Fannie Mae. Gains, net of origination expense, from the sale of such loans are recorded at the time of sale. Generally a loan is committed to be sold and a price for the loan is fixed after the loan is approved and the interest rate is accepted by the customer. This eliminates the risk to Security Federal that a rise in market interest rates will reduce the value of a mortgage before it can be sold.

         In the past, Security Federal generally retained the servicing rights on the mortgage loans it sold. Servicing loans for others generally consists of collecting mortgage payments, maintaining escrow accounts, disbursing payments to investors and foreclosure processing. In October 1998, however, Security Federal sold the servicing rights related to approximately $920.0 million in loans serviced for others. At June 30, 1999, Security Federal was servicing loans for others amounting to approximately $322 million. In August 1999, Security Financial arranged for the sale of the remaining servicing rights held by Security Federal, relating to approximately $320.0 million in loans serviced for others. Currently, all loans sold by Security Federal are sold servicing released.

         The following table presents total loans (including loans available for sale) originated, purchased, sold and repaid during the periods indicated.

                                                                                For the Year Ended
                                                                                     June 30,
                                                                            ---------------------------
                                                                                1999           1998
                                                                            ------------   ------------
                                                                                    (In thousands)
Total loans at beginning of period........................................   $ 230,332      $ 259,976

   Originations:
      Real estate:
         One- to four-family..............................................      60,910         57,443
         Multi-family and commercial real estate..........................       7,620         12,845
         Construction.....................................................       3,526          7,741
                                                                             ---------      ---------
            Total real estate.............................................      71,786         78,029
      Consumer and other:
         Automobile.......................................................       1,022         20,884
         Home equity and second mortgage..................................       2,977          6,707
         Other............................................................       1,249          2,987
                                                                             ---------      ---------
            Total consumer and other......................................       5,248         30,578
      Commercial business.................................................       1,271          1,860
                                                                             ---------      ---------
            Total loans originated........................................      78,305        110,467

   Purchases:
      Real estate:
         One- to four-family..............................................     211,065        274,246
         Multi-family and commercial real estate..........................          --             --
         Construction.....................................................      15,164         27,919
                                                                             ---------      ---------
            Total real estate.............................................     226,229        302,165

      Consumer and other:
         Automobile.......................................................          --             --
         Home equity and second mortgage..................................          --             --
         Other............................................................          --             --
                                                                             ---------      ---------
            Total consumer and other......................................          --             --

      Commercial business.................................................          --             --
                                                                             ---------      ---------
            Total loans purchased.........................................     226,229        302,165

   Sales and repayments:
      Real estate:
         One- to four-family..............................................    (335,862)      (381,034)
         Multi-family and commercial real estate..........................        (333)        (7,548)
         Construction.....................................................     (25,033)       (34,824)
                                                                             ---------      ---------
            Total real estate.............................................    (361,228)      (423,406)

      Consumer and other:
         Automobile.......................................................     (10,101)        (9,736)
         Home equity and second mortgage..................................      (6,250)        (5,326)
         Other............................................................      (1,994)        (3,421)
                                                                             ---------      ---------
            Total consumer and other......................................     (18,345)       (18,483)

      Commercial business.................................................      (3,884)          (435)
                                                                             ---------      ---------
         Total sales and repayments.......................................    (383,457)      (442,324)
                                                                             ---------      ---------

Less:
   Loans in process.......................................................         119            176
   Deferred loan fees.....................................................          38             11
   Allowance..............................................................         180           (139)
                                                                             ---------      ---------
                                                                                   337             48
                                                                             ---------      ---------
Net loan activity.........................................................     (78,586)       (29,644)
                                                                             ---------      ---------
Total loans at end of period..............................................   $ 151,746      $ 230,332
                                                                             =========      =========

         Loan Commitments. Security Federal issues commitments for loans conditioned upon the occurrence of certain events. Commitments are made in writing on specified terms and conditions and are honored for up to 90 days from approval. At June 30, 1999, Security Federal had variable rate loan commitments totaling $626,000, ranging in rates from 6.75% to 7.375%, and fixed-rate loan commitments totaling $5.9 million, ranging in rates from 6.625% to 8.375%. See
Note 13 of the Notes to Consolidated Financial Statements included in the back of this prospectus.

         Loan Fees. In addition to interest earned on loans, Security Federal receives income from fees in connection with loan originations, loan modifications, late payments and for miscellaneous services related to its loans. Income from these activities varies from period to period depending upon the volume and type of loans made and competitive conditions.

         Security Federal charges loan origination fees for fixed-rate loans which are calculated as a percentage of the amount borrowed. As required by applicable accounting principles, loan origination fees and discount points in excess of loan origination costs are deferred and recognized over the contractual remaining lives of the related loans on a level yield basis. Discounts and premiums on loans purchased are accreted and amortized in the same manner. At June 30, 1999, Security Federal had $76,000 of net deferred loan fees. Security Federal recognized $38,000 and $50,000 of net deferred loan fees during the years ended June 30, 1999 and 1998, respectively, in connection with loan refinancings, payoffs, sales and ongoing amortization of outstanding loans.

         Nonperforming Assets and Delinquencies. When a borrower fails to make a required loan payment, Security Federal attempts to cure the deficiency by contacting the borrower and seeking the payment. A late notice is mailed after 30 days of delinquency. In most cases, deficiencies are cured promptly. If a delinquency continues beyond the 30th day of the delinquency, a phone call to the borrower is usually made on the 45th day of delinquency. On or about the 60th day of delinquency, Security Federal sends a certified letter to the borrower giving the borrower 10 days in which to work out a payment schedule. While Security Federal generally prefers to work with borrowers to resolve problems, Security Federal will institute foreclosure or other proceedings after the 90th day of a delinquency, as necessary, to minimize any potential loss.

         Management informs the Board of Directors monthly of the amount of loans delinquent more than 60 days, all loans in foreclosure, and all foreclosed and repossessed property that Security Federal owns.


         Security Federal ceases accruing interest on mortgage loans when, in the judgment of management, the probability of collection of interest is deemed to be insufficient to warrant further accrual. Security Federal does not accrue interest on mortgage loans past due 90 days or more when the estimated value of collateral and collection efforts are deemed insufficient to ensure full recovery. The amount of interest foregone on nonaccrual loans was not material during fiscal 1999 or fiscal 1998.

         The following table presents information with respect to Security Federal's nonperforming assets at the dates indicated. Security Federal had no restructured loans within the meaning of Statement of Financial Accounting Standards No. 15 on the dates indicated.


                                                                                               At June 30,
                                                                                       ----------------------------
                                                                                         1999               1998
                                                                                       ---------          ---------
                                                                                          (Dollars in thousands)
Nonaccruing loans:
   Real estate:
      One- to four-family.........................................................        $1,705             $2,154
      Multi-family and commercial real estate.....................................            --                 --
      Construction................................................................            42                277
                                                                                       ---------           --------
         Total real estate........................................................         1,747              2,431
   Consumer and other:
      Automobile..................................................................           213                220
      Home equity and second mortgage.............................................           107                 87
      Other.......................................................................            40                203
                                                                                       ---------           --------
         Total consumer and other.................................................           360                510
   Commercial business............................................................            --                 --
                                                                                       ---------          ---------
      Total nonaccruing loans (1).................................................         2,107              2,941
Loans past due 90 days and accruing interest......................................            --                --
                                                                                       ---------          --------
      Total nonperforming loans...................................................         2,107              2,941
Real estate owned ................................................................           295                481
                                                                                        --------           --------
      Total nonperforming assets (2)..............................................        $2,402             $3,422
                                                                                          ======             ======

Loan allowance as a percentage of total loans.....................................          0.98%              0.71%
Loan allowance as a percentage of non-performing loans............................         69.72%             43.83%
Total nonperforming loans as a percentage of total loans..........................          1.41%              1.61%
Total nonperforming assets as a percentage of total assets........................          1.25%              1.19%

---------------------
(1) Total nonaccruing loans equals total nonperforming loans.

(2) Nonperforming assets consist of nonperforming loans, impaired loans, real estate owned and other repossessed assets.

      The following table sets forth the delinquencies in Security Federal's loan portfolio as of the dates indicated. Security Federal increased its collection efforts in fiscal 1999, which contributed to a decrease in delinquencies compared to fiscal 1998.


                                                                   At June 30, 1999
                                           ------------------------------------------------------------------
                                                         60-89 Days              90 Days or More
                                           ------------------------------------------------------------------
                                                     Number         Principal        Number        Principal
                                                       of          Balance of          of         Balance of
                                                     Loans            Loans          Loans           Loans
                                           ------------------------------------------------------------------
                                                                  (Dollars in thousands)
Real estate:
   One- to four-family.......................            10          $  635             23          $1,705
   Multi-family and commercial real estate...            --              --             --              --
   Construction..............................            --              --              1              42

Consumer and other:
   Automobile................................             8              91             18             213
   Home equity and second mortgage...........             4             106              5             107
   Other.....................................             7              14             13              40
Commercial business..........................             2             523             --              --
                                                         --          ------             --          ------
         Total...............................            31          $1,369             60          $2,107
                                                         ==          ======             ==          ======
Delinquent loans to total loans..............                          0.91%                          1.41%


                                                                             At June 30, 1998
                                                    -----------------------------------------------------------------
                                                               60-89 Days                          90 Days or More
                                                    -----------------------------------------------------------------
                                                           Number        Principal          Number         Principal
                                                             of         Balance of            of          Balance of
                                                           Loans           Loans             Loans           Loans
                                                    -----------------------------------------------------------------
                                                                          (Dollars in thousands)
Real estate:
   One- to four-family......................                   19          $1,003             25          $2,154
   Multi-family and commercial real estate..                   --              --             --              --
   Construction.............................                    4             638              3             277

Consumer and other:
   Automobile...............................                   17             208             18             220
   Home equity and second mortgage..........                    8             243              5              87
   Other....................................                    6              20             51             203
Commercial business.........................                   --              --             --              --
                                                           ------          ------            ---          ------
         Total..............................                   54          $2,112            102          $2,941
                                                               ==          ======            ===          ======
Delinquent loans to total loans.............                                 1.16%                          1.61%

         Real Estate Owned. Real estate acquired by Security Federal as a result of foreclosure or by deed-in-lieu of foreclosure is classified as real estate owned until sold. When property is acquired it is recorded at fair market value at the date of foreclosure, establishing a new cost basis. If the fair value declines, Security Federal records a valuation allowance through expense. Costs after acquisition are expensed. At June 30, 1999, Security Federal had $295,000 of real estate owned, consisting of one residential property and one commercial property.

         Asset Classification. The Office of Thrift Supervision has adopted various regulations regarding problem assets of savings institutions. The regulations require that each insured institution review and classify its assets on a regular basis. In addition, Office of Thrift Supervision examiners have authority to identify problem assets during examinations and, if appropriate, require them to be classified.

         There are three classifications for problem assets: substandard, doubtful and loss. Substandard assets have one or more defined weaknesses and are characterized by the distinct possibility that the insured institution will sustain some loss if the deficiencies are not corrected. Doubtful assets have the weaknesses of substandard assets with the additional characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values questionable, and there is a high possibility of loss. An asset classified as loss is considered uncollectible and of such little value that continuance as an asset of the institution is not warranted. If an asset or portion thereof is classified as loss, the insured institution establishes specific allowances for loan losses for the full amount of the portion of the asset classified as loss. All or a portion of general loan loss allowances established to cover possible losses related to assets classified substandard or doubtful can be included in determining an institution's regulatory capital, while specific valuation allowances for loan losses generally do not qualify as regulatory capital. Assets that do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated "special mention." Security Federal monitors "special mention" assets.

         The aggregate amounts of Security Federal's classified and special mention assets at the dates indicated were as follows:


                                                                                                  At June 30,
                                                                                            -----------------------
                                                                                              1999          1998
                                                                                            --------      ---------
                                                                                                 (In thousands)
Classified assets:
   Loss..................................................................................    $   210       $     94
   Doubtful..............................................................................         --             --
   Substandard...........................................................................      2,899          4,020
   Special mention.......................................................................        669            679

         At June 30, 1999, assets designated substandard consisted of real estate owned of $295,000 and residential mortgage loans totaling $2.0 million, and assets designated as special mention consisted of $551,000 in residential mortgage loans. Classified assets decreased substantially from fiscal 1998 to fiscal 1999 due primarily to Security Federal's efforts to improve collection efforts during fiscal 1999.

         Allowance for Loan Losses. In originating loans, Security Federal recognizes that losses will be experienced and that the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan, general economic conditions and, in the case of a secured loan, the quality of the security for the loan. The allowance method is used in providing for loan losses. Accordingly, all loan losses are charged to the allowance and all recoveries are credited to it. The allowance for loan losses is established through a provision for loan losses charged to operations. The provision for loan losses is based on management's evaluation of the collectibility of the loan portfolio, including past loan loss experience, known and inherent risks in the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, and economic conditions.

         At June 30, 1999, Security Federal had an allowance for loan losses of $1.5 million. Although management believes that it uses the best information available to establish the allowance for loan losses, future adjustments to the allowance for loan losses may be necessary and results of operations could be significantly and adversely affected if circumstances differ substantially from the assumptions used in making the determinations. Furthermore, while Security Federal believes it has established its existing allowance for loan losses as required by generally accepted accounting principles, there can be no assurance that regulators, in reviewing Security Federal's loan portfolio, will not request  Security  Federal to  increase  significantly  its  allowance  for loan losses. In addition, because future events affecting borrowers and collateral cannot be predicted with certainty, there can be no assurance that the existing allowance for loan losses is adequate or that substantial increases will not be necessary should the quality of any loans deteriorate as a result of the factors discussed above. Any material increase in the allowance for loan losses may
adversely  affect  Security  Federal's   financial   condition  and  results  of
operations.

         The  following  table  presents  an  analysis  of  Security   Federal's
allowance for loan losses.


                                                                                               Year Ended June 30,
                                                                                       -------------------------------------
                                                                                             1999                    1998
                                                                                       -------------          --------------
                                                                                              (Dollars in thousands)
Allowance for loan losses, beginning of period....................................           $ 1,289                 $ 1,151
Charge-offs:
   Real estate:
      One- to four-family.........................................................               (69)                   (149)
      Multi-family and commercial real estate.....................................                --                      --
      Construction................................................................              (230)                     --
   Consumer and other:
      Automobile..................................................................              (183)                   (101)
      Home equity and second mortgage.............................................                --                      --
      Other.......................................................................              (104)                    (82)
   Commercial business............................................................                --                     (93)
                                                                                             -------                 -------
      Total charge-offs...........................................................              (586)                   (425)
                                                                                             -------                 -------
Recoveries:
   Real estate:
      One- to four-family.........................................................                 1                      10
      Multi-family and commercial real estate.....................................                --                      --
      Construction
   Consumer and other:
      Automobile..................................................................                 7                       2
      Home equity and second mortgage.............................................                --                      --
      Other.......................................................................                 8                       1
   Commercial business............................................................                --                      --
                                                                                             -------                 -------
      Total recoveries............................................................                16                      13
                                                                                             -------                 -------
Net charge-offs...................................................................              (570)                   (412)
Provision for loan losses.........................................................               750                     550
                                                                                             -------                 -------
Allowance for loan losses, end of period..........................................           $ 1,469                 $ 1,289
                                                                                             =======                 =======
Net charge-offs to average interest-earning loans.................................             (0.29)%                 (0.20)%
Allowance for loan losses to total loans..........................................              0.98                    0.71
Allowance for loan losses to nonperforming loans..................................             69.72                   43.83
Net charge-offs to beginning allowance for loan losses............................             44.14                   47.78


          For additional discussion regarding the provisions for loan losses in recent periods, see "Management's Discussion and Analysis of Financial Condition and Results of Operations--Comparison of Operating Results for the Years Ended June 30, 1999 and 1998--Provision for Loan Losses."

         The following table presents the approximate allocation of the allowance for loan losses by loan category at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. The allocation of the allowance to each category is not necessarily indicative of future losses and does not restrict the use of the allowance to absorb losses in any other category.


                                                                           At June 30,
                                          ----------------------------------------------------------------------------
                                                           1999                                 1998
                                          -------------------------------------  -------------------------------------

                                                          Percent of    Percent              Percent of     Percent
                                                          Allowance    of Loans              Allowance      of Loans
                                                           in Each      in Each                in Each      in Each
                                                           Category    Category to            Category    Category to
                                                           to Total      Total                to Total      Total
                                               Amount     Allowance(1)  Loans(1)    Amount   Allowance(1)   Loans(1)
                                          ------------- -------------- ------------ ------- -------------- -----------
                                                                      (Dollars in thousands)
Real estate loans:
   One- to four-family...................        $  668       45.47%      57.44%     $  593       46.00%      56.24%
   Multi-family and commercial
      real estate........................           342       23.28       10.96         175       13.58        5.56
   Construction..........................             7        0.48        4.28          56        4.34        7.14
Consumer loans and other:
   Automobile............................           243       16.54       10.66         295       22.89       13.74
   Home equity and second mortgage.......            50        3.40       11.66          42        3.26       11.38
   Other.................................             9        0.62        1.08          51        3.96        1.29
Commercial business loans................            51        3.47        3.92          30        2.32        4.65
Unallocated..............................            99        6.74          --          47        3.65          --
                                                 ------      ------      ------      ------      ------      ------
      Total allowance for loan losse.....        $1,469      100.00%     100.00%     $1,289      100.00%     100.00%
                                                 ======      ======      ======      ======      ======      ======

______________________________
(1)  Excludes loans available for sale.

Securities Activities

         Security Federal is permitted under federal law to invest in various types of liquid assets, including U.S. Government obligations, securities of various federal agencies and of state and municipal governments, deposits at the Federal Home Loan Bank of Indianapolis, certificates of deposit of federally insured institutions, certain bankers' acceptances and federal funds. Within certain regulatory limits, Security Federal may also invest a portion of its assets in commercial paper and corporate debt securities. Savings institutions like Security Federal are also required to maintain an investment in Federal Home Loan Bank of Indianapolis stock. Security Federal is required under federal regulations to maintain a minimum amount of liquid assets. See "Regulation and Supervision" and "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

         Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," requires that securities be categorized as "held to maturity," "trading securities" or "available for sale," based on management's intent as to the ultimate disposition of each security. Statement of Financial Accounting Standards No. 115 allows debt securities to be classified as "held to maturity" and reported in financial statements at amortized cost only if the reporting entity has the positive intent and ability to hold those securities to maturity. Securities that might be sold in response to changes in market interest rates, changes in the security's prepayment risk, increases in loan demand, or other similar factors cannot be classified as "held to maturity." Debt and equity securities held for current resale are classified as "trading securities." These securities are reported at fair value, and unrealized gains and losses on the securities would be included in earnings. Security Federal does not currently use or maintain a trading account. Debt and equity securities not classified as either "held to maturity" or "trading securities" are classified as "available for sale." These securities are reported at fair value, and unrealized gains and losses on the securities are excluded from earnings and reported, net of deferred taxes, as a separate component of equity. At June 30, 1999, all of Security Federal's mortgage-backed securities and investment securities were classified as "available for sale."

         All of Security Federal's securities carry market risk insofar as increases in market rates of interest may cause a decrease in their market value. They also carry prepayment risk insofar as they may be called before maturity in times of low market interest rates, so that Security Federal may have to invest the funds at a lower interest rate. Security Federal's investment policy permits engaging in hedging activities directly related to its mortgage banking activities. Investments are made based on certain considerations, which include the interest rate, yield, settlement date and maturity of the investment, Security Federal's liquidity position, and anticipated cash needs and sources. The effect that the proposed investment would have on Security Federal's credit and interest rate risk and risk-based capital is also considered. Security Federal purchases securities to provide necessary liquidity for day-to-day operations. Security Federal also purchases securities when investable funds exceed loan demand.

         The following table presents the amortized cost and fair value of Security Federal 's securities, by accounting classification and by type of security, at the dates indicated.


                                                                                               At June 30,
                                                                     --------------------------------------------------------------
                                                                                    1999                              1998
                                                                     ------------------------------     ---------------------------
                                                                        Amortized           Fair          Amortized        Fair
                                                                          Cost              Value            Cost          Value
                                                                        ---------         ---------       ---------      ---------
                                                                                               (In thousands)
Securities available for sale:
      Obligations of U.S. Treasury and U.S. government agencies.....       $13,963          $13,893          $17,067        $17,055
                                                                           -------          -------          -------        -------
Mortgage-backed securities available for sale:
   Fannie Mae.......................................................       $ 1,441          $ 1,448          $ 3,293        $ 3,323
   Freddie Mac......................................................         2,529            2,532            3,469          3,471
                                                                           -------          -------          -------        -------
         Total......................................................         3,970          $ 3,980            6,762        $ 6,794
                                                                                            =======                         =======
Net unrealized gains (losses) on securities available for sale......           (60)                               20
                                                                           -------                           -------
            Total securities available for sale.....................       $17,873                           $23,849
                                                                           =======                           =======

         All of Security Federal's mortgage-backed securities are issued or guaranteed by agencies of the U.S. Government. Accordingly, they carry lower credit risk than mortgage-backed securities of a private issuer. However, mortgage-backed securities still carry market risk, the risk that increases in market interest rates may cause a decrease in market value, and prepayment risk, the risk that the securities will be repaid before maturity and that Security Federal will have to reinvest the funds at a lower interest rate.

         At June 30, 1999, Security Federal did not own any securities, other than U.S. Government and agency securities, which had an aggregate book value in excess of 10% of Security Federal's retained earnings at that date.

         The following presents the activity in the mortgage-backed securities and securities portfolios for the periods indicated.



                                                                                    Year Ended June 30,
                                                                              ----------------------------------
                                                                                     1999                1998
                                                                              --------------      --------------
                                                                                         (In thousands)
Mortgage-backed securities (1):
   Mortgage-backed securities, beginning of period.........................         $  6,794            $  3,522
   Purchases...............................................................               --               4,971
   Sales...................................................................               --                  --
   Repayments and prepayments..............................................           (2,792)             (1,721)
   Increase (decrease) in net premium......................................               --                  --
   Increase (decrease) in unrealized gain..................................              (22)                 22
                                                                                    --------            --------
      Net increase (decrease) in mortgage-backed securities................           (2,814)              3,272
                                                                                    --------            --------
   Mortgage-backed securities, end of period...............................         $  3,980            $  6,794
                                                                                    ========            ========

Securities (2):
   Securities, beginning of period.........................................         $ 17,055            $ 11,007
   Purchases...............................................................           30,111              24,692
   Sales...................................................................               --                  --
   Maturities and calls....................................................          (33,380)            (18,878)
   Increase (decrease) in net premium......................................              217                 225
   Increase (decrease) in unrealized gain..................................             (110)                  9
                                                                                    --------            --------
      Net increase (decrease) in securities................................           (3,162)              6,048
                                                                                    --------            --------
   Securities, end of period...............................................         $ 13,893            $ 17,055
                                                                                    ========            ========

----------------------
(1) All mortgage-backed securities are classified as available for sale.
(2) All securities are classified as available for sale.

         The following table presents certain information regarding the carrying value (which equals fair value), weighted average yields and maturities or periods to repricing of Security Federal's debt securities at June 30, 1999, all of which are available for sale.



                                                 Less Than                     One to                     After Five to
                                                 One Year                    Five Years                      Ten Years
                                        ----------------------------   --------------------------   ----------------------------
                                                          Weighted                     Weighted                     Weighted
                                           Carrying        Average       Carrying       Average       Carrying       Average
                                            Value           Yield         Value          Yield         Value          Yield
                                        -------------   ------------   ------------  ------------   ------------   -------------
                                                                      (Dollars in thousands)
Securities available for sale:
  Investment securities:
    Obligations of the U.S. Treasury
      and U.S. government
      agencies..........................      $8,982          4.85%       $4,911          5.74%            --            --
  Mortgage-backed securities............          --            --            26          7.04         $1,757          7.00%
                                              ------                      ------                       ------
        Total...........................      $8,982          4.85%       $4,937          5.74%        $1,757          7.00%
                                              ======                      ======                       ======


                                                    After
                                                  Ten Years                        Totals
                                        ----------------------------   ---------------------------
                                                          Weighted                     Weighted
                                           Carrying        Average       Carrying       Average
                                            Value           Yield         Value          Yield
                                        --------------   -----------   -----------    ------------
                                                         (Dollars in thousands)
Securities available for sale:
  Investment securities:
    Obligations of the U.S. Treasury
      and U.S. government
      agencies..........................          --            --       $13,893          5.18%
  Mortgage-backed securities............      $2,197          6.00%        3,980          6.44
                                              ------                     -------
        Total...........................      $2,197          6.00%      $17,873          5.46%
                                              ======                     =======

Deposit Activities and Other Sources of Funds

         General. Deposits are the major external source of funds for Security Federal's lending and other investment activities. In addition, Security Federal also generates funds internally from loan principal repayments and prepayments and maturing investment securities. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are influenced significantly by general interest rates and money market conditions. Security Federal may use borrowings from the Federal Home Loan Bank of Indianapolis to compensate for reductions in the availability of funds from other sources. Presently, Security Federal has no other borrowing arrangements aside from Federal Home Loan Bank of Indianapolis advances.

         Deposit Accounts. A majority of Security Federal's depositors reside in Indiana and Illinois. Security Federal's deposit products include savings accounts, checking and NOW accounts, certificates of deposit, individual retirement accounts and money market accounts. Deposit account terms vary with the principal differences being the minimum balance deposit, early withdrawal penalties and the interest rate. Security Federal reviews its deposit mix and pricing weekly. Security Federal does not utilize brokered deposits, and currently does not and does not intend to solicit jumbo certificates of deposit at rates above those available generally in the market.

         Security Federal believes it is competitive in the interest rates it offers on its deposit products. Security Federal determines the rates paid based on a number of factors, including rates paid by competitors, Security Federal's need for funds and cost of funds, borrowing costs and movements of market interest rates. Historically, Security Federal has relied predominately on certificates of deposit with terms of more than one year.

         In the unlikely event Security Federal is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Security Financial as the sole stockholder of Security Federal.

         The following table indicates the amount of Security Federal's jumbo certificates of deposit by time remaining until maturity as of June 30, 1999. Jumbo certificates of deposits have principal balances of $100,000 or more.


                                                                                  Weighted
                                                                                  Average
Maturity Period                                                     Amount          Rate
----------------                                                 -----------    ----------
                                                                        (In thousands)
Three months or less.......................................      $  7,679           4.71%
Over three through six months..............................         2,852           4.72
Over six through twelve months.............................         3,195           4.75
Over twelve months.........................................           201           5.00
                                                               ----------           ----
         Total.............................................       $13,927           4.72%
                                                                  =======           ====

         The following table presents information concerning average balances and rates paid on Security Federal's deposit accounts at the dates indicated.


                                                                        For the Year Ended June 30,
                                            --------------------------------------------------------------------------------
                                                            1999                                        1998
                                            --------------------------------------     -------------------------------------
                                                            Percent                                    Percent
                                                            of Total                                   of Total
                                              Average       Average       Average       Average        Average       Average
                                              Balance       Deposits      Rate Paid     Balance        Deposits     Rate Paid
                                            -----------    ----------    ----------    ----------    -----------    ---------
                                                                          (Dollars in thousands)
Savings accounts......................         $ 46,412        22.74%        2.47%        $ 46,089        19.44%        2.83%
Money market accounts.................            6,232         3.05         2.65            6,699         2.83         2.99
NOW accounts..........................           16,353         8.01         0.68           13,368         5.64         0.69
Certificates of deposit...............          124,857        61.19         5.15          158,891        67.03         5.81
Noninterest-bearing deposits:
   Demand deposits....................           10,209         5.01           --           11,988         5.06           --
                                               --------       ------                      --------       ------
      Total average deposits..........         $204,063       100.00%                     $237,035       100.00%
                                               ========       ======                      ========       ======

         Deposit Flow. The following table presents the balances, with interest credited, and changes in dollar amounts of deposits in the various types of accounts offered by Security Federal between the dates indicated.


                                                         Year Ended June 30,
                                              --------------------------------------------------------------------------------
                                                                 1999                                 1998
                                              ----------------------------------------------   -------------------------------
                                                                Percent           Increase                           Percent
                                               Amount          of Total          (Decrease)          Amount          of Total
                                              --------------------------------------------------------------------------------
                                                                              (Dollars in thousands)
Savings accounts............................   $ 45,356          27.34%          $ (1,592)          $ 46,948          20.03%
Money market deposits.......................      6,090           3.67               (467)             6,557           2.80
NOW accounts................................     13,643           8.22             (1,028)            14,671           6.26
Fixed-rate certificates maturing:
   Within 1 year............................     80,016          48.24            (46,025)           126,041          53.78
   After 1 year, but within 2 years.........     11,856           7.14             (2,692)            14,548           6.21
   After 2 years, but within 5 years........      6,235           3.76                691              5,544           2.36
   After 5 years............................      1,461           0.88               (908)             2,369           1.01
                                               --------         ------           --------           --------         ------
      Total certificates....................     99,568          60.02            (48,934)           148,502          63.36
Noninterest-bearing deposits:
   Demand deposits..........................      1,237           0.75            (16,461)            17,698           7.55
                                               --------         ------           --------           --------         ------

      Total.................................   $165,894         100.00%          $(68,482)          $234,376         100.00%
                                               ========         ======           ========           ========         ======

         Time Deposits by Rates and Maturities. The following table presents the amount of time deposits in Security Federal categorized by rates and maturities at the dates indicated.

                                      Period to Maturity from June 30, 1999                         At June 30,
                         -----------------------------------------------------------------    ---------------------
                         Less than     1 - 2      2 - 3      3 - 4        After
                         One Year      Years      Years      Years       4 Years     Total       1999        1998
                         ---------   --------   --------    -------    --------    -------    ---------    --------
                                                           (Dollars in thousands)
0.00 - 4.00%.......       $    78       $  --      $  --     $   --    $    12     $    90    $     90     $    255
4.01 - 5.00%.......        58,691       6,375        938         --        384      66,388      66,388        4,386
5.01 - 6.00%.......        16,829       4,127      1,928        590      1,065      24,539      24,539      124,424
6.01 - 7.00%.......         4,169       1,291        829      1,836         --       8,125       8,125       18,852
Over 7.00%.........           249          63         81         33         --         426         426          585
                          -------     -------     ------     ------     ------     -------     -------     --------
   Total...........       $80,016     $11,856     $3,776     $2,459     $1,461     $99,568     $99,568     $148,502
                          =======     =======     ======     ======     =======    =======     =======     ========


         Deposit Activity. The following table presents the deposit activity of Security Federal for the periods indicated.

                                                                     Year Ended  June 30,
                                                           ---------------------------------------
                                                              1999                        1998
                                                            ---------                   ----------
                                                                       (In thousands)
Beginning balance.............................              $234,376                     $183,489
Net dpeosits (withdrawals) before interest
   credited...................................               (75,318)                      41,997
Interest credited.............................                 6,836                        8,890
                                                             -------                     --------
Net increase (decrease) in deposits...........               (68,482)                      50,887
                                                            --------                     --------
   Ending balance.............................              $165,894                     $234,376
                                                            ========                     ========


         Borrowings. Security Federal has the ability to use advances from the Federal Home Loan Bank of Indianapolis to supplement its supply of lendable funds and to meet deposit withdrawal requirements. The Federal Home Loan Bank of Indianapolis functions as a central reserve bank providing credit for savings associations and certain other member financial institutions. As a member of the Federal Home Loan Bank of Indianapolis, Security Federal is required to own capital stock in the Federal Home Loan Bank of Indianapolis and is authorized to apply for advances on the security of the capital stock and certain of its mortgage loans and other assets, principally securities that are obligations of, or guaranteed by, the U.S. Government or its agencies, provided certain creditworthiness standards have been met. Advances are made under several different credit programs. Each credit program has its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based on the financial condition of the member institution and the adequacy of collateral pledged to secure the credit. At June 30, 1999, Security Federal had the ability to borrow a total of approximately $71.0 million from the Federal Home Loan Bank of Indianapolis. At that date, Security Federal had outstanding advances of $5.0 million.

         The following tables presents certain information regarding Security Federal's use of Federal Home Loan Bank of Indianapolis advances during the periods and at the dates indicated.

                                                                                              Year Ended June 30,
                                                                                       -----------------------------
                                                                                           1999            1998
                                                                                       ------------     ------------
                                                                                             (Dollars in thousands)
Maximum amount of advances outstanding at any month end......................            $32,466         $85,469
Approximate average advances outstanding.....................................             25,749          74,904
Approximate weighted average rate paid on advances...........................               6.11%           6.19%



                                                                                                At June 30,
                                                                                       -----------------------------
                                                                                           1999            1998
                                                                                       ------------     ------------
                                                                                           (Dollars in thousands)
Balance outstanding at end of period...............................................      $5,000          $31,815
Weighted average rate paid on advances.............................................        5.54%            6.18%

Trust Services

         In 1997, Security Federal established a Trust Services department within Security Federal which provides trust and investment services to individuals, partnerships, corporations and institutions. Security Federal believes that the trust department allows it to provide investment opportunities and fiduciary services to both current and prospective customers. Consistent with Security Federal's operating strategy, Security Federal will continue to emphasize the growth of its trust service operations to grow assets and increase fee-based income. Security Federal has implemented several policies governing the practices and procedures of the trust department, including policies relating to maintaining confidentiality of trust records, investment of trust property, handling conflicts of interest, and maintaining impartiality. At June 30, 1999, the trust department managed 240 accounts with aggregate assets of $9.6 million. The trust department is monitored by the Board of Directors' Trust Committee.

Subsidiary Activities

         The following are descriptions of Security Federal's wholly owned subsidiaries, which following the conversion will be indirectly owned by Security Financial.

         The Boulevard, Inc. The Boulevard, Inc. was originally formed in 1970 but later became inactive until 1999. It currently operates as a wholly owned service corporation of Security Federal. Boulevard is a certified insurance agent and currently acts as a sub-agent for other insurance agencies, offering insurance products including property and casualty and life and health insurance. Boulevard also intends to offer financial services in the near future.

         Other Subsidiaries. Security Federal has two other wholly owned subsidiaries: Strategic Financial Corp. and Family Home Service Corp. Strategic Financial and Family Home have both been inactive since 1997.

Properties

         The following table sets forth Security Federal's offices, as well as certain additional information relating to these offices, as of June 30, 1999.

                                                                          Original                 Date of         Net Book
                                                  Lease or               Date Leased                Lease          Value of
Location                                           Owned                  or Owned                Expiration      Property(1)
---------                                    ---------------         ----------------         ---------------     -----------
Main Office:

9321 Wicker Avenue
St. John, Indiana  46373                           Owned                     1988                                 $4,032,000

Branch Offices:

2930 Ridge Road
Highland, Indiana  46322                           Leased                    1997                   2019             271,000

2090 E. Commercial Avenue
Lowell, Indiana  46356                             Leased                    1997                   2012             176,000

370 W. 80th Place
Merrillville, Indiana  46410                       Leased                    1997                   2012              30,000

7007 Calumet Avenue
Hammond, Indiana  46324                            Owned                     1992                                    195,000

4518 Indianapolis Avenue
East Chicago, Indiana  46312                       Leased                    1992                   2002             153,000

552A Indian Boundary Road
Chesterton, Indiana  46304                         Leased                    1997                   2007              91,000

------------------------------------------
(1) Represents the net book value of land, buildings, furniture, fixtures and equipment owned by Security Federal.


         Security Federal also owns properties in Winfield Township, Highland and East Chicago all located in Lake County, Indiana. The net book value of these properties as of June 30, 1999 was $325,000, $312,000 and $22,000,
respectively.

Personnel

         As of June 30, 1999, Security Federal had 84 full-time employees and 27 part-time employees, none of whom is represented by a collective bargaining unit. Security Federal believes its relationship with its employees is good.

Legal Proceedings

         Periodically, there have been various claims and lawsuits involving Security Federal, such as claims to enforce liens, condemnation proceedings on properties in which Security Federal holds security interests, claims involving the making and servicing of real property loans and other issues incident to Security Federal's business. Security Federal is not a party to any pending legal proceedings that it believes would have a material adverse effect on the financial condition or operations of Security Federal.

                       MANAGEMENT OF SECURITY FINANCIAL

         Directors shall be elected by the stockholders of Security Financial for staggered three-year terms, or until their successors are elected and qualified. Security Financial's Board of Directors consists of nine persons divided into three classes, each of which contains approximately one third of the Board. One class, consisting of John P. Hyland, Tula Kavadias and Philip T. Rueth, has a term of office expiring at the first annual meeting of stockholders after their initial election by stockholders; a second class, consisting of Mary Beth Bonaventura, Lawrence R. Parducci and Robert A. Vellutini, has a term of office expiring at the second annual meeting of stockholders after their initial election by stockholders; and a third class, consisting of Howard O. Cyrus, Sr., Dr. Peter Ferrini and Robert L. Lauer, has a term of office expiring at the third annual meeting of stockholders after their initial election by stockholders.

         The executive officers of Security Financial are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation or removal by the Board of Directors. The executive officers of Security Financial are:

Name                       Position
------                     --------

John P. Hyland             President and Chief Executive Officer
James H. Foglesong         Executive Vice President and Chief Financial Officer
Lawrence R. Parducci       Corporate Secretary

         Since the formation of Security Financial, none of the executive officers, directors or other personnel has received remuneration from Security Financial. For information concerning the principal occupations, employment and compensation of the directors and executive officers of Security Financial during the past five years, see "Management of Security Federal--Biographical Information."

                        MANAGEMENT OF SECURITY FEDERAL

Directors and Executive Officers

         The Board of Directors of Security Federal is presently composed of nine members who are elected for terms of three years, approximately one third of whom are elected annually as required by the Bylaws of Security Federal. The executive officers of Security Federal are elected annually by the Board of Directors and serve at the Board's discretion. The following table presents information with respect to the directors and executive officers of Security Federal.

                                   Directors

                                         Position Held With Security       Director    Term
Name                         Age (1)               Federal                  Since     Expires
-----                       --------     ---------------------------       --------   -------
John P. Hyland                 48         Director, President and Chief      1999      2000
                                          Executive Officer
Tula Kavadias                  42         Director                           1997      2000
Philip T. Rueth                53         Director                           1997      2000
Mary Beth Bonaventura          44         Chairman of the Board              1992      2001
Lawrence R. Parducci           68         Vice Chairman of the Board         1988      2001
Robert A. Vellutini            54         Director                           1999      2001
Howard O. Cyrus, Sr.           61         Director                           1996      2002
Dr. Peter Ferrini              75         Director                           1977      2002
Robert L. Lauer                44         Director                           1998      2002
Dr. AP Bonaventura             80         Director Emeritus                  1957       (2)
_____________________

(1)  As of June 30, 1999.
(2)  Dr. Bonaventura retired as Chairman of the Board in 1998.

                   Executive Officers Who Are Not Directors

                                         Position Held With Security
Name                         Age (1)               Federal
-----                       --------     ---------------------------
James H. Foglesong             53        Executive Vice President and Chief Financial Officer
Joann Duhon                    42        Executive Vice President, Retail Banking
John F. Nicholas               35        Executive Vice President, Mortgage Banking
Kevin Dunn                     45        Executive Vice President, Audit/CRA/Compliance
Joann Halterman                42        Vice President, Human Resources/Marketing
Kent R. Huntoon                35        Vice President, The Boulevard, Inc.
Thomas W. Baranko              30        Assistant Vice President, Trust and Trust Officer

_____________________
(1) As of June 30, 1999.

Biographical Information

         Below is certain information regarding the directors and executive officers of Security Federal. Unless otherwise stated, each director and executive officer has held his or her current occupation for the last five years.

         John P. Hyland has served as President and Chief Executive Officer of Security Federal since October 1998. Prior to joining Security Federal, Mr. Hyland served as Director, President and Chief Executive Officer of Southwest Financial Bank and Trust, Orland Park, Illinois, and as Director and Vice President for Southwest Financial Corporation, the holding company for Southwest Financial Bank and Trust.

         Tula Kavadias is an attorney admitted to the Bar of the State of Indiana. Ms. Kavadias is the sole proprietor of the law firm of Tula Kavadias & Associates.

         Philip T. Rueth is a certified public accountant for Steiber, Rueth & Co., a certified public accounting firm. Mr. Rueth is also a registered representative for Terra Securities Corporation, a broker dealer.

         Mary Beth Bonaventura is a Senior Judge of the Lake Superior Court, Juvenile Division. Ms. Bonaventura was elected as Chief Judge of the Lake Superior Courts for the 1997-1998 term. Ms. Bonaventura is the daughter of Dr. Bonaventura.

         Lawrence R. Parducci is a pharmacist, consultant and pharmacy insurance solicitor for Fagen Pharmacy, a 20- store pharmacy chain.

         Robert A. Vellutini is a Vice President of Investments for A.G. Edwards & Sons, a financial services and brokerage firm. Mr. Vellutini is the first cousin of Dr. Ferrini.

         Howard O. Cyrus, Sr. is the owner of and real estate broker for Cyrus Realtors, Inc., a corporation specializing in the sales, leasing, appraisals and management of commercial/industrial properties.

         Dr. Peter Ferrini is a retired oral surgeon. Dr. Ferrini is the uncle of Mr. Lauer and is the first cousin of Mr. Vellutini and Dr. Bonaventura.

         Robert L. Lauer is a Vice President of Investments and Assistant Branch Manager for A.G. Edwards & Sons, a financial services and brokerage firm. Mr. Lauer is the nephew of Dr. Ferrini.

         Dr. AP Bonaventura served as Chairman of the Board from 1957 to November 1998. Dr. Bonaventura is a retired physician. Dr. Bonaventura is the father of Ms. Bonaventura and the first cousin of Dr. Ferrini.

Executive Officers Who Are Not Directors

         James H. Foglesong has served as Executive Vice President and Chief Financial Officer of Security Federal since November 1995. Prior to joining Security Federal, Mr. Foglesong served as Executive Vice President and Chief Financial Officer of First of America Bank Northwest Indiana, LaPorte, Indiana.


         Joann Duhon joined Security Federal in 1996 as Assistant Vice President, Regional Branch Manager. In July, 1997, Ms. Duhon was appointed Executive Vice President, Retail Banking. Prior to joining Security Federal, Ms. Duhon was a Branch Manager for Peoples Bank, East Chicago.

         John F. Nicholas joined Security Federal in May 1996 as a Staff Appraiser and in November 1996 was appointed to Assistant Vice President and CRA Officer. In 1997, Mr. Nicholas was appointed Manager, Residential Construction Lending. In 1998, Mr. Nicholas was appointed Executive Vice President, Mortgage Banking. Prior to joining Security Federal, Mr. Nicholas was a real estate appraiser with Richard Adomatis & Associates.

         Kevin Dunn joined Security Federal in 1996 as an Assistant Vice President. In May 1998, Mr. Dunn was appointed Interim President and Chief Executive Officer, a position in which he served until October 1998. Since October 1998, Mr. Dunn has served as Executive Vice President,
Audit/CRA/Compliance. Prior to joining Security Federal, Mr. Dunn was a Certified Thrift Examiner with the Office of Thrift Supervision, Central Region.


         Joann Halterman joined Security Federal in 1976 as a Teller. In 1998, Ms. Halterman was appointed as Assistant Vice President, Human Resources and in February 1999 was appointed Vice President, Human Resources/Marketing.

         Kent R. Huntoon joined Security Federal in 1996 as Retail Sales Manager, Trust Officer and Insurance Manager and Vice President and General Manager of The Boulevard, Inc., a wholly owned subsidiary of Security Federal. Prior to joining Security Federal, Mr. Huntoon served as a registered representative of Prudential Insurance Co. of America.

         Thomas W. Baranko has served as Assistant Vice President, Trust and Trust Officer of Security Federal since April 1997. Prior to joining Security Federal, Mr. Baranko served as Trust Officer of Sand Ridge Bank, Highland, Indiana.

Meetings and Committees of the Board of Directors of Security Federal and Security Financial

         The business of Security Federal is conducted through meetings and activities of the Board of Directors and its committees. During the fiscal year ended June 30, 1999, the Board of Directors held 12 regular meetings and 11 special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which the director served.

         The Loan Committee consists of Ms. Bonaventura, Dr. Ferrini, Mr. Cyrus, Mr. Vellutini and Ms. Kavadias. This committee reviews and approves loan applications that do not require the approval of the full Board of Directors. The committee meets on a monthly basis.

         The Audit/Accounting/CRA/OTS Examinations Committee consists of Ms. Bonaventura, Dr. Ferrini, Mr. Lauer, Ms. Kavadias and Mr. Rueth. The committee receives and reviews all reports prepared by Security Federal's external auditor. In addition, this committee reviews all CRA and OTS examination reports. The committee meets on a quarterly basis.

         The Asset Liability/Investment Committee consists of Ms. Bonaventura, Mr. Rueth, Dr. Ferrini, Mr. Vellutini and Mr. Lauer. The committee reviews and classifies Security Federal's loans and other assets according to established policies of the Board of Directors. The committee meets on a monthly basis.

         The Trust Committee consists of Ms. Bonaventura, Mr. Rueth, Dr. Ferrini and Ms. Kavadias. This committee oversees Security Federal's trust activities, including the review and approval of the trust department's policies, the coordination of an annual trust department audit and the review of examination reports of the trust department. This committee meets on a quarterly basis.

         The Personnel and Compensation Committee consists of Ms. Bonaventura, Mr. Parducci, Mr. Rueth and Ms. Kavadias. This committee is responsible for all matters regarding employee compensation and benefit programs. This committee meets on a quarterly basis.

         The Executive Committee consists of Ms. Bonaventura, Mr. Parducci, Mr. Lauer and Ms. Kavadias. This committee evaluates issues of major importance to Security Federal between regularly scheduled Board meetings. This committee meets as needed.

         The Board of Directors has also  established the following  committees:
Nominating Committee; Technology/Y2K Committee; the Insurance Board Center Committee; and the Facilities Committee.

         The Board of Directors of Security Financial has established an Audit Committee consisting of Ms. Bonaventura, Mr. Hyland, Ms. Kavadias, Mr. Rueth and Mr. Vellutini, a Compensation Committee consisting of Ms. Bonaventura, Mr. Cyrus, Mr. Hyland, Mr. Lauer and Mr. Parducci, a Pricing Committee consisting of the entire Board of Directors, and a Nominating Committee consisting of Ms. Bonaventura, Dr. Ferrini, Mr. Hyland, Mr. Lauer and Mr. Parducci.

Directors' Compensation

         Meeting Fees. Security Federal pays a fee to each of its non-management directors for attendance at each board meeting and each meeting of a committee of which they are members. The following table sets forth the meeting fees in effect for the fiscal year ended June 30, 1999:


                                                                Fees
                                                              ---------
Regular Board Meetings
   Chairman.....................................               $2,000
   Vice-Chairman................................               $1,600
   Director.....................................               $1,000
   Director Emeritus............................               $  500
Special Board Meetings:
   All Day Session..............................               $  500
   Regular Session..............................               $  250
Committee Meetings..............................               $  250



         After the conversion, Security Federal will continue to pay directors fees and Security Financial expects to pay an annual retainer of $2,500 for service on its Board of Directors.


         Director's Retirement Plan. Security federal maintains a retirement program for incumbent nonemployee directors to provide a retirement income supplement for directors. Current directors will receive an annual benefit of approximately $1,000 for each year of service at the normal retirement age of 65.

         Other Director Compensation. All directors receive medical and dental benefits.

Executive Compensation

         Summary Compensation Table. The following information is furnished for Mr. Hyland and Mr. Dunn for the fiscal year ended June 30, 1999. Mr. Dunn served as Interim President and Chief Executive Officer from May 1998 to October 1998. Mr. Hyland became employed in October 1998. No other executive officer of Security Federal received salary and bonus of $100,000 or more during the fiscal year ended June 30, 1999.

                                  Annual Compensation (1)
                             --------------------------------



Name and                                                               Other Annual          All Other
Position                     Year            Salary          Bonus     Compensation (2)     Compensation
--------                     ----           ---------       -------    ----------------     ------------
John P. Hyland...........    1999            $134,778          --             --                 --
Kevin Dunn...............    1999              85,805          --             --                 --

-----------------------
(1) Compensation information for the fiscal years ended June 30, 1998 and 1997 has been omitted as Security Federal was neither a public company nor a subsidiary of a public company at that time.
(2) Does not include the aggregate amount of perquisites and other personal benefits, which was less than 10% of the total annual salary and bonus reported.


         Employment Agreements. Effective September 18, 1998, Security Federal entered into an employment agreement with Mr. Hyland. This agreement will be terminated upon conversion and replaced with a new agreement. Upon the completion of the conversion, Security Federal and Security Financial each intend to enter into employment agreements with Mr. Hyland (the "Executive") (collectively, the "Employment Agreements"). The Employment Agreements are intended to ensure that Security Federal and Security Financial will be able to maintain a stable and competent management base after the conversion. The continued success of Security Federal and Security Financial depends to a significant degree on the skills and competence of Mr. Hyland.

         The Employment Agreements will provide for a three-year term. The term of the Security Financial Employment Agreement shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors and the term of Security Federal Employment Agreements shall be renewable on an annual basis. The Employment Agreements provide that the Executive's base salary will be reviewed annually. The base salaries which will be effective for such Employment Agreements for Mr. Hyland, will be $175,000. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The Employment Agreements provide for termination by Security Federal or Security Financial for cause, as defined in the Employment Agreements, at any time. If Security Federal or Security Financial chooses to terminate the Executive's employment for reasons other than for cause, or if the Executive resigns from Security Federal or Security Financial after a: (1) failure to re-elect the Executive to his current offices; (2) material change in the Executive's functions, duties or responsibilities; (3) relocation of the Executive's principal place of employment by more than 25 miles; (4) reduction in the benefits and perquisites being provided to the Executive in the Employment Agreement; (5) liquidation or dissolution of Security Federal or Security Financial; or (6) breach of the Employment Agreement by Security Federal or Security Financial; the Executive or, if the Executive dies, his beneficiary, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the Employment Agreement and the contributions that would have been made on the Executive's behalf to any employee benefit plans of Security Federal and Security Financial during the remaining term of the Employment Agreement. Security Federal and Security Financial would also continue and/or pay for the Executive's life, health, dental and disability coverage for the remaining term of the Employment Agreement. Upon termination of the Executive for reasons other than a change in control, the Executive must adhere to a one year non-competition agreement.

         Under  the   Employment   Agreements,   if  voluntary  or   involuntary
termination follows a change in control of Security Federal or Security Financial, the Executive or, if the Executive dies, his beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining terms of the agreement; or (2) three times the average of the five preceding taxable years' annual compensation. Security Federal and Security Financial would also continue the Executive's life, health, and disability coverage for thirty-six months. Even though both Security Federal and Security Financial Employment Agreements provide for a severance payment if a change in control occurs, the Executive would only be entitled to receive a severance payment under one agreement. The Executive would also be entitled to receive an additional tax indemnification payment if payments under the Security Financial Employment Agreement or otherwise triggered liability under the Internal Revenue Code for the excise tax applicable to "excess parachute payments." Under applicable law, the excise tax is triggered by change in control-related payments which equal or exceed three times the Executive's average annual compensation over the five years preceding the change in control. The excise tax equals 20% of the amount of the payment in excess of one times the Executive's average compensation over the preceding five-year period. If a change in control of Security Federal and Security Financial occurred, the total amount of payments due under the Agreements, based solely on the Executive's fiscal 1999 cash compensation (and without regard to future base salary adjustments or bonuses and excluding any benefits under any employee benefit plan which may be payable) would be approximately $____ million.

         Payments to the Executive under Security Federal's Employment Agreement will be guaranteed by Security Financial if payments or benefits are not paid by Security Federal. Payment under Security Financial's Employment Agreement would be made by American Financial. All reasonable costs and legal fees paid or incurred by the Executive under any dispute or question of interpretation relating to the Employment Agreements shall be paid by Security Federal or Security Financial, respectively, if the Executive is successful on the merits in a legal judgment, arbitration or settlement. The Employment Agreements also provide that Security Federal and Security Financial shall indemnify the Executive to the fullest extent legally allowable.

         Employee Severance Compensation Plan. Security Financial's Board of Directors intends to adopt a Security Federal employee severance compensation plan to provide benefits to eligible employees upon a change in control of

Security Financial or Security Federal. Eligible employees are those with a minimum of one year of service with Security Federal. Generally, all eligible employees, other than individuals who enter into separate employment agreements with Security Financial and Security Federal, will be eligible to participate in the severance plan. Under the severance plan, if a change in control of Security Financial or Security Federal occurs, eligible employees who are terminated or who terminate employment, but only upon the occurrence of events specified in the severance plan, within 12 months of the effective date of a change in control will be entitled to a severance payment based on the individual's compensation and years of service. Generally, the severance benefit equals two weeks compensation for each year of service up to a maximum of 12 months service, provided, however, officers with a title of vice president or greater will be entitled to a minimum benefit equal to six months' compensation. Assuming that a change in control had occurred at June 30, 1999, and resulted in the termination of all eligible employees, the maximum aggregate payment due under the severance plan would be approximately $____ million.

Benefits

         Pension Plan. Security Federal participates in a multiple-employer defined benefit pension plan known as the Financial Institutions Retirement Fund. Generally, salaried employees of Security Federal become members of the Pension Plan upon the completion of 1 year of service with Security Federal (as described in the plan document adopted by Security Federal) and the attainment of age 21. Security Federal makes annual contributions to the Financial Institutions Retirement Fund sufficient to fund retirement benefits for its employees, as determined in accordance with a formula set forth in the plan document. Participants generally become vested in their accrued benefits under the Pension Plan after completing 5 years of vesting service (as described in the plan document). In general, accrued benefits under the pension plan, including reduced benefits payable upon early retirement or in the event of a disability, are based on an individual's years of benefit service (as described in the plan document) and the average of the individual's highest five years' salary (as described in the plan document). A participant's normal amount of retirement benefit equals 2% multiplied by his years of benefit service multiplied by his high five-year average salary.

         401(k) Plan. Security Federal sponsors the Security Federal Bank 401(k) Profit Sharing Plan for a tax-qualified profit sharing plan with a qualified cash or deferred arrangement under Section 401(k) of the Internal Revenue Code, for the benefit of its eligible employees. The 401(k) Plan provides participants with savings and retirement benefits based on employee deferrals of compensation. Eligible employees may begin participating in the 401(k) Plan on the first day of the calendar month following the day they begin employment with Security Federal. Participants may make annual salary reduction contributions to the 401(k) Plan in amounts up to 15% of their compensation, within a legally permissible limit ($10,000 for 1999). A participant is always 100% vested in his or her elective deferrals of compensation under the 401(k) Plan. Security Federal does not currently make matching contributions or other employer-provided contributions to the 401(k) Plan.

         Currently, participants may invest their accounts under the 401(k) Plan in and among several funds with varying investment characteristics. Security Federal intends to add, as an investment option, an employer stock fund in which participants may invest all or a portion of their account balances primarily in Security Financial common stock, within the limitations set forth in the plan document. In connection with the conversion, a participant's ability to invest in the employer stock fund is based on his or her status as an eligible account holder or supplemental eligible account holder in the conversion. Regardless of the source of funds, no eligible account holders or supplemental eligible account holders may elect to invest in excess of $500,000 in common stock.

         Generally, distributions from the 401(k) Plan may commence upon a participant's separation from service for any reason. However, participants may request in-service distributions from the 401(k) Plan in the form of hardship withdrawals and loans. Distributions from the 401(k) Plan are generally subject to federal and state income taxes and distributions made before a participant attains age 59 1/2 may also be subject to a federal excise tax.

         Employee Stock Ownership Plan. In connection with the conversion, Security Federal's Board of Directors has authorized the adoption of an employee stock ownership plan for employees of Security Federal. If a participant receives his retirement benefits prior to attaining age 65, his benefit will be reduced in accordance with the early retirement factors set forth in the plan document. Generally, salaried employees of Security Financial and Security Federal will become eligible to participate in the ESOP upon the completion of 1 year of service and attainment of age 21; provided, however, that all salaried employees employed at the date of the conversion will immediately become participants in the plan.


         Security Financial intends for the trustee of the ESOP to purchase 8% of the shares issued in the conversion. This would range between 125,800 shares, assuming 1,572,500 shares are issued in the conversion, and 170,200 shares assuming 2,415,000 shares are issued in the conversion. It is anticipated that the employee stock ownership plan will borrow funds from Security Financial to purchase the stock in the conversion. The loan will equal 100% of the aggregate purchase price of the common stock. The loan to the employee stock ownership plan will be repaid principally from Security Federal's contributions to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 15-year term of the loan. The interest rate for the employee stock ownership plan loan is expected to be the prime rate as published in The Wall Street Journal on the closing date of the conversion. See "Pro Forma Data." If the employee stock ownership plan is unable to acquire 8% of the common stock sold in the offering, it is anticipated that additional shares may be acquired following the conversion through open market purchases.


         In any plan year, Security Federal may make additional discretionary contributions (beyond those necessary to satisfy the loan obligation) to the ESOP for the benefit of plan participants in either cash or shares of common stock, which may be acquired through the purchase of outstanding shares in the market or from individual stockholders or which constitute authorized but unissued shares or shares held in treasury by Security Financial. The timing, amount, and manner of discretionary contributions will be affected by several factors, including applicable regulatory policies, the requirements of applicable laws and regulations, and market conditions.

         Shares purchased by the employee stock ownership plan with the proceeds of the loan will be held in a suspense account and released on a pro rata basis as the loan is repaid. Discretionary contributions to the employee stock ownership plan and shares released from the suspense account will be allocated among participants on the basis of each participant's proportional share of total compensation. Any forfeitures will be reallocated among the remaining plan participants.

         Participants will vest in their accrued benefits under the employee stock ownership plan at the rate of 20% per year of service, beginning upon the completion of one year of service. Participants who are employed at the effective date of the conversion will be fully vested in their accounts. A participant will also become fully vested at retirement, upon death or disability or upon termination of the employee stock ownership plan. Benefits are generally distributable upon a participant's separation from service. Security Federal's contributions to the employee stock ownership plan are not fixed, so benefits payable under the employee stock ownership plan cannot be estimated.

         It is anticipated that members of Security Federal's Board of Directors will serve as trustees of the employee stock ownership plan or that Security Federal will appoint an independent trustee. The trustees vote all allocated shares held in the employee stock ownership plan as instructed by the plan participants and unallocated shares and allocated shares for which no instructions are received must be voted in the same ratio on any matter as those shares for which instructions are given.

         Under applicable accounting requirements, compensation expense for a leveraged employee stock ownership plan is recorded at the fair market value of the employee stock ownership plan shares when committed to be released to participants' accounts. See "Pro Forma Data."

         The employee stock ownership plan must meet the requirements of the Employee Retirement Income Security Act of 1974, as amended, and the regulations of the Internal Revenue Service and the Department of Labor. Security Federal intends to request a determination letter from the Internal Revenue Service regarding the tax-qualified status of the employee stock ownership plan. Security Federal expects to receive a favorable determination letter, but cannot guarantee it.

         Supplemental Executive Retirement Plan. Upon conversion, Security Federal intends to implement a new plan to provide for supplemental benefits with respect to the employee stock ownership plan, as benefits otherwise limited by other provisions of the Internal Revenue Code. Specifically, the new plan will provide benefits to eligible individuals (designed by the Board of Directors of Security Federal or its affiliates) that cannot be provided under the employee stock ownership plan as a result of the limitations imposed by the Internal Revenue Code, but that would have been provided under the employee stock ownership plan but for such limitations. An individual's benefits under the supplemental executive retirement plan will generally become payable at the same time benefits become payable under the employment stock ownership plan.

         Security Federal may establish a grantor trust in connection with the new supplemental executive retirement plan to satisfy the obligations of Security Federal with respect to the supplemental executive retirement plan. The assets of the grantor trust would remain subject to the claims of Security Federal's general creditors in the event of Security Federal's insolvency until paid to the individual pursuant to the terms of the supplemental executive retirement plan.

         Stock-Based Incentive Plan. Following the conversion, the Board of Directors of Security Financial intends to adopt a stock-based incentive plan (the "Stock-Based Incentive Plan") which will provide for the granting of options to purchase common stock ("Stock Options") and restricted stock ("Stock Awards"), to eligible officers, employees, and directors of Security Financial and Security Federal. If the Stock-Based Incentive Plan is adopted within one year after conversion, applicable regulations require such plan to be approved by a majority of Security Financial's stockholders at a meeting of stockholders to be held no earlier than six months after the completion of the conversion.


         Under the Stock-Based Incentive Plan, Security Financial intends to grant Stock Options in an amount equal to 10% of the shares of common stock issued in the conversion. The amount granted would range from 157,250 shares, assuming 1,572,500 shares are issued in the conversion to 212,750 shares, assuming 2,127,500 shares are issued in the conversion. Additionally, Security Financial intends to grant Stock Awards in an amount equal to 4% of the shares of common stock issued in the conversion. The amount granted would range from 62,900 shares, assuming 1,572,500 shares are issued in the conversion to 85,100 shares, assuming 2,127,500 shares are issued in the conversion. Any common stock awarded under the Stock-Based Incentive Plan will be awarded at no cost to the recipients. The plan may be funded through the purchase of common stock by a trust established in connection with the Stock-Based Incentive Plan or from authorized but unissued shares. Security Financial intends to appoint an independent fiduciary to serve as trustee of a trust to be established in connection with the Stock-Based Incentive Plan. If additional authorized but unissued shares are acquired by the Stock-Based Incentive Plan after the Conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."


         The grants of Stock Options and Stock Awards will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in Security Financial as an incentive to contribute to the success of Security Financial and reward key employees for outstanding performance. All employees of Security Financial and its subsidiaries, including Security Federal, will be eligible to participate in the Stock-Based Incentive Plan. It is expected that the committee administering the plan will determine the terms of awards granted to officers and employees. The committee will also determine whether Stock Options will be Incentive or Non-Statutory Stock Options, as defined below, the number of shares available for each Stock Option and Stock Award, the exercise price of each Non-Statutory Stock Option, whether Stock Options may be exercised by delivering other shares of common stock, and when Stock Options become exercisable or Stock Awards vest. Only employees may receive grants of Incentive Stock Options. Therefore, under the Stock-Based Incentive Plan, directors may receive only grants of Non-
Statutory Stock Options. If such plan is adopted within one year after conversion, applicable regulations provide that no individual officer or employee of Security Federal may receive more than 25% of the stock options available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the stock options available under the Stock-Based Incentive Plan (or any separate plan for directors). Federal regulations also provide that no individual officer or employee of Security Federal may receive more than 25% of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than

5% individually, or 30% in the aggregate, of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for directors).

         The Stock-Based Incentive Plan will provide for the grant of: (1) Stock Options intended to qualify as incentive Stock Options under Section 422 of the Internal Revenue Code ("Incentive Stock Options"); and (2) Stock Options that do not so qualify ("Non-Statutory Stock Options"). It is anticipated that all Stock Options granted contemporaneously with stockholder approval of the Stock-Based Incentive Plan will qualify as Incentive Stock Options to the extent permitted under Section 422 of the Internal Revenue Code. Unless sooner terminated, the Stock-Based Incentive Plan will be in effect for a period of ten years from the earlier of adoption by the Security Financial board of directors or approval by Security Financial stockholders. If the stockholders approve the Plan, Security Financial intends to grant Stock Options under the plan at an exercise price equal to at least the fair market value of the underlying common stock on the date of grant.

         An individual will not be deemed to have received taxable income upon the grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the stock option exercise and two years after the date of grant of the stock option (a "disqualifying disposition"). No compensation deduction will be available to Security Financial as a result of the grant or exercise of Incentive Stock Options unless there has been a disqualifying disposition. In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an individual will realize ordinary income upon exercise of the stock option (or upon the disqualifying disposition) in an amount equal to the amount by which the exercise price exceeds the fair market value of the common stock purchased by exercising the stock option on the date of exercise. The amount of any ordinary income realized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option will be a deductible expense to Security Financial for income tax purposes.

         The Stock-Based Incentive Plan will provide for the granting of Stock Awards. Grants of Stock Awards to officers and employees may be made in the form of base grants and/or performance grants (the vesting of which would be contingent upon performance goals established by the committee administering the plan). In establishing any performance goals, the committee may utilize the annual financial results of Security Federal, actual performance of Security Federal as compared to targeted goals such as the ratio of Security Federal's net worth to total assets, Security Federal's return on average assets, or such other performance standards as determined by the committee with the approval of the Security Financial board of directors.

         When a participant becomes vested with respect to Stock Awards, the participant will realize ordinary income equal to the fair market value of the common stock at the time of vesting (unless the participant made an election under Section 83(b) of the Internal Revenue Code). The amount of income recognized by the participants will be a deductible expense for tax purposes for Security Financial. When restricted Stock Awards become vested and shares of common stock are actually distributed to participants, the participants would receive amounts equal to any accrued dividends with respect thereto. Before vesting, recipients of Stock Awards may direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance goals will be voted by the trustee in proportion to the directions provided with respect to shares subject to grants. Vested shares will be distributed to recipients as soon as practicable following the day on which they vest.

         The vesting periods for awards under the Stock-Based Incentive Plan will be determined by the committee administering the plan. If the Stock-Based Incentive Plan is adopted within one year after conversion, awards would become vested and exercisable within the limits of applicable regulations, which such regulations require that any awards begin vesting no earlier than one year from the date of shareholder approval of the plan and, thereafter, vest at a rate of no more than 20% per year and may not be accelerated except in the case of death or disability. Stock Options could be exercisable for three months following the date on which the employee or director ceases to perform services for Security Federal or Security Financial, except that if an employee or director dies or becomes disabled, Stock Options accelerate and become fully vested and could be exercisable for up to one year thereafter or such longer period as determined by Security Financial. In the case of death or disability, Stock Options may be exercised for a period of

12 months. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee would be treated as a Non-Statutory Stock Option. If the optionee continues to perform services as a director or consultant on behalf of Security Federal, Security Financial or an affiliate after retirement, unvested Stock Options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a consultant or director. If a participant dies, is disabled or retires, Security Financial, if requested by the optionee, or the optionee's beneficiary, could elect, in exchange for vested options, to pay the optionee, or the optionee's beneficiary if the optionee dies, the amount by which the fair market value of the common stock exceeds the exercise price of the Stock Options on the date of the employee's termination of employment.

         Within the limits of any applicable regulatory requirements, the Stock-Based Incentive Plan may be amended before the one-year period ends to provide for accelerated vesting of previously granted Stock Options or Stock Awards if a change in control of Security Financial or Security Federal occurs. A change in control would generally be considered to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of Security Financial or Security Federal or if a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of Security Financial or Security Federal or a contested election of directors which resulted in the replacement of a majority of the Security Financial board of directors by persons not nominated by the directors in office before the contested election occurs.

Transactions with Security Federal


         Federal regulations require that all loans or extensions of credit to executive officers and directors must generally be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, unless the loan or extension of credit is made under a benefit program generally available to all other employees and does not give preference to any insider over any other employee, must not involve more than the normal risk of repayment or present other unfavorable features. Security Federal currently does make new loans and extensions of credit to Security Federal's executive officers, directors and employees at different rates or terms than those offered to the general public; however, Security Federal does not give preference to any director or officer over any other employee, and such loans do not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to the person and his or her related interests, are in excess of the greater of $1.0 million or 5% of Security Federal's capital and surplus, up to a maximum of $3.0 million, must be approved in advance by a majority of the disinterested members of the Board of Directors. See "Regulation and Supervision--Federal Savings Institution Regulation--Transactions with Related Parties." The aggregate amount of loans by Security Federal to its executive officers and directors was $901,000 at June 30, 1999, or approximately 2.5% of pro forma stockholders' equity assuming that 2,127,500 shares are issued in the conversion. These loans were performing according to their original terms at June 30, 1999.


Other Transactions With Affiliates

         Dr. Ferrini is the trustee to the Peter Ferrini Declaration Trust which has a 50% equity interest in Lowell W and F Venture, LLC, an Indiana limited liability company, which owns Security Federal's Lowell branch office at 2090 E. Commercial Avenue, Lowell, Indiana. For the fiscal year ended June 30, 1999, Security Federal paid $67,105 in rental payments to Lowell W and F Venture, which amount was less than 5% of Security Federal's gross revenues for the fiscal year ended June 30, 1999 and was greater than 5% of Lowell W and F Venture's consolidated gross revenues for the fiscal year ended June 30, 1999.


Indemnification for Directors and Officers

         Security Financial's Certificate of Incorporation contains provisions which limit the liability of and indemnity of its directors, officers and employees. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal,


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


administrative or investigative, including, for example, actions, suits or proceedings brought for liabilities under the Securities Act of 1933, by reason of the fact that he or she is or was a director or officer of Security Financial shall be indemnified and held harmless by Security Financial to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Security Financial pursuant to the Certificate of Incorporation or otherwise, Security Financial has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.



                          REGULATION AND SUPERVISION

General

         As a savings and loan holding company, Security Financial will be required by federal law to file reports with, and otherwise comply with, the rules and regulations of the Office of Thrift Supervision. Security Federal is regulated, examined and supervised extensively by the Office of Thrift Supervision, as its primary federal regulator, and the Federal Deposit Insurance Corporation, as the deposit insurer. Security Federal is a member of the Federal Home Loan Bank System and its deposit accounts are insured up to applicable limits by the Savings Association Insurance Fund managed by the Federal Deposit Insurance Corporation. Security Federal must file reports with the Office of Thrift Supervision and the Federal Deposit Insurance Corporation concerning its activities and financial condition in addition to obtaining certain approvals before entering into certain transactions such as mergers with, or acquisitions of, other savings institutions. The Office of Thrift Supervision and the Federal Deposit Insurance Corporation examine Security Federal periodically to test Security Federal's safety and soundness and compliance with various regulatory requirements. This regulation and supervision establishes a comprehensive framework for Security Federal's activities and is intended primarily to protect the insurance fund and Security Federal's depositors.

         The regulatory structure also gives regulatory authorities extensive discretion in their supervisory and enforcement activities and examination policies, including policies regarding asset classification and the establishment of adequate loan loss reserves for regulatory purposes. Any change in regulatory requirements and policies, whether by the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the Congress, could have a material adverse impact on Security Financial, Security Federal and their operations. The description of statutory provisions and regulations that apply to Security Financial and Security Federal discussed below and elsewhere in this prospectus is not a complete description of them and their effects on Security Federal and Security Financial.

Holding Company Regulation

         Security Financial will be a non-diversified unitary savings and loan holding company under federal law because Security Federal will be its only insured subsidiary immediately after the conversion. As a unitary savings and loan holding company, Security Financial generally will not be restricted under existing laws as to the types of business activities in which it may engage, provided that Security Federal continues to be a qualified thrift lender. See "--Federal Savings Institution Regulation - Qualified Thrift Lender Test." If Security Financial acquires another savings institution or savings bank that is not a problem institution, that meets the qualified thrift lender test and that the Office of Thrift Supervision considers to be a savings institution, Security Financial would become a multiple savings and loan holding company if the acquired institution is held as a separate subsidiary and not merged into Security Federal. As a multiple savings and loan holding company, Security Financial would generally be limited to activities permissible for bank holding companies under federal law so long as the Office of Thrift Supervision first approves of these activities, and to certain other activities authorized by Office of Thrift Supervision regulation. However, pending legislation may reduce Security Federal's powers as a unitary savings and loan holding company. See "Risk Factors--Banking reform legislation could reduce Security Financial's Powers."

         A savings and loan holding company is prohibited from, directly or indirectly, acquiring more than 5% of the voting stock of another savings institution or savings and loan holding company and from acquiring or retaining control of a depository institution that is not insured by the Federal Deposit Insurance Corporation, unless it first receives the approval of the Office of Thrift Supervision. In evaluating applications by holding companies to acquire savings institutions, the Office of Thrift Supervision considers the financial and managerial resources and future prospects of the holding company and the institution involved, the effect of the acquisition on the risk to the deposit insurance funds, the convenience and needs of the community and competitive factors.

         The Office of Thrift Supervision may not approve any acquisition that results in a multiple savings and loan holding company controlling savings institutions in more than one state. However, there are two exceptions to this general rule. First, the approval of interstate supervisory acquisitions by savings and loan holding companies. Second, the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit the acquisition. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions.

         Although savings and loan holding companies do not have specific capital requirements or specific restrictions on the payment of dividends or other capital distributions, federal regulations place these restrictions on subsidiary savings institutions as described below. Security Federal must notify the Office of Thrift Supervision 30 days before declaring any dividend to Security Financial. In addition, the financial impact of a holding company on its subsidiary institution is a matter that is evaluated by the Office of Thrift Supervision, which has authority to order the stoppage of activities or divestiture of subsidiaries deemed to pose a threat to the safety and soundness of the institution.

Federal Savings Institution Regulation

         Business Activities. The activities of federal savings institutions are governed by federal law and regulations. These laws and regulations delineate the nature and extent of the activities in which federal associations may engage. In particular, many types of lending authority for federal association are limited to a specified percentage of the institution's capital or assets.

         Capital Requirements. The Office of Thrift Supervision capital regulations require savings institutions to meet three minimum capital standards: a 1.5% tangible capital ratio, a 3% leverage ratio and an 8% risk-based capital ratio. Effective April 1, 1999, however, the minimum leverage ratio increased to 4% for all institutions except those with the highest rating on the CAMELS financial institution rating system. In addition, the prompt corrective action standards discussed below also establish, in effect, a minimum 2% tangible capital standard, a 4% leverage ratio (3% for institutions receiving the highest rating on the CAMELS financial institution rating system) and, together with the risk- based capital standard itself, a 4% Tier 1 risk-based capital standard. The Office of Thrift Supervision regulations also require that, in meeting the tangible, leverage and risk-based capital standards, institutions must generally deduct investments in and loans to subsidiaries engaged in activities as principal that are not permissible for a national bank.

         The risk-based capital standard requires an institution to maintain Tier 1 or core capital to risk-weighted assets of at least 4% and total capital to risk-weighted assets of at least 8%. Total capital is defined as core capital and supplementary capital. In determining the amount of risk-weighted assets, all assets, including certain off-balance sheet assets, are multiplied by a risk-weight factor of 0% to 100%, assigned by the Office of Thrift Supervision capital regulation based on the risks believed inherent in the type of asset. Core or Tier 1 capital is defined as common stockholders' equity and retained earnings, certain noncumulative perpetual preferred stock and related surplus, and minority interests in equity accounts of consolidated subsidiaries, less intangibles other than certain mortgage servicing rights and credit card relationships. The components of supplementary capital include cumulative preferred stock, long-term perpetual preferred stock, mandatory convertible securities, subordinated debt and intermediate preferred stock, and the allowance for loan and lease losses limited to a maximum of 1.25% of risk-weighted assets. Overall, the amount of supplementary capital included as part of total capital cannot exceed 100% of core capital.

         The capital regulations also incorporate an interest rate risk component. Savings institutions with "above normal" interest rate risk exposure are subject to a deduction from total capital for purposes of calculating their risk- based capital requirements. Presently, the Office of Thrift Supervision has deferred implementation of the interest rate risk component. At June 30, 1999, Security Federal met each of its capital requirements. See "Historical and Pro Forma Regulatory Capital Compliance" for information regarding Security Federal's compliance with the Office of Thrift Supervision's regulatory capital requirements.

         Prompt Corrective Regulatory Action. The Office of Thrift Supervision is required to take certain supervisory actions against undercapitalized institutions, the severity of which depends upon the institution's degree of undercapitalization. Generally, a savings institution that has a ratio of total capital to risk weighted assets of less than 8%, a ratio of Tier 1 or core capital to risk-weighted assets of less than 4%, or a ratio of core capital to total assets of less than 4%, or 3% or less for institutions with the highest examination rating, is considered to be "undercapitalized." A savings institution that has a total risk-based capital ratio less than 6%, a Tier 1 capital ratio of less than 3% or a leverage ratio that is less than 3% is considered to be "significantly undercapitalized" and a savings institution that has a tangible capital to assets ratio equal to or less than 2% is deemed to be "critically undercapitalized." Although there is a narrow exception, the Office of Thrift Supervision is required to appoint a receiver or conservator for an institution that is "critically undercapitalized" if the institution is critically undercapitalized on average during the calendar quarter 270 days after becoming critically undercapitalized. The regulation also provides that an institution must file a capital restoration plan with the Office of Thrift Supervision within 45 days of the date that the Office of Thrift Supervision notifies it that it is "undercapitalized," "significantly undercapitalized" or "critically undercapitalized." Compliance with the plan must be guaranteed by any parent holding company. In addition, numerous mandatory supervisory actions immediately apply to an undercapitalized institution, including, but not limited to, increased monitoring by regulators and restrictions on growth, capital distributions and expansion. The Office of Thrift Supervision could also take any one of a number of discretionary supervisory actions, including issuing a capital directive and replacing senior executive officers and directors.

         Insurance of Deposit Accounts. Deposits of Security Federal are presently insured by the Savings Association Insurance Fund. The Federal Deposit Insurance Corporation maintains a risk-based assessment system by which institutions are assigned to one of three categories based on their capitalization and one of three subcategories based on examination ratings and other supervisory information. An institution's assessment rate depends upon the categories to which it is assigned. Assessment rates for Savings Association Insurance Fund member institutions are determined semiannually by the Federal Deposit Insurance Corporation and currently range from zero basis points for the healthiest institutions to 27 basis points for the riskiest.

         In addition to the assessment for deposit insurance, institutions are required to pay on bonds issued in the late 1980s by the Financing Corporation to recapitalize the predecessor to the Savings Association Insurance Fund. During 1998, Financing Corporation payments for Savings Association Insurance Fund members approximated 6.10 basis points, while Bank Insurance Fund members paid 1.22 basis points. By law, there will be equal sharing of Financing Corporation payments between the members of both insurance funds on the earlier of January 1, 2000 or the date the two insurance funds are merged.

         Security Federal's assessment rate for fiscal 1999 ranged from 0 to 10 basis points and the premium paid for this period was $102,820. Payments toward the Financing Corporation bonds amounted to $122,825. The Federal Deposit Insurance Corporation has authority to increase insurance assessments. A significant increase in Savings Association Insurance Fund insurance premiums would likely have an adverse effect on the operating expenses and results of operations of Security Federal. Management cannot predict what insurance assessment rates will be in the future.


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

         The Federal Deposit Insurance Corporation may terminate an institution's deposit insurance if it finds that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the Federal Deposit Insurance Corporation or the Office of Thrift Supervision. The management of Security Federal does not know of any practice, condition or violation that might lead to termination of its deposit insurance.

         Thrift Rechartering Legislation. Legislation enacted in 1996 provided that the Bank Insurance Fund and the Savings Association Insurance Fund were to have merged on January 1, 1999 if there were no more savings associations as of that date. Various proposals to eliminate the federal savings association charter, create a uniform financial institutions charter, abolish the Office of Thrift Supervision and restrict savings and loan holding company activities have been introduced in Congress. Security Federal is unable to predict whether any of this legislation will be enacted or the extent to which legislation might restrict or disrupt its operations. See "Risk Factors--Banking reform legislation could reduce Security Financial's and Security Federal's powers."

         Loans to One Borrower. Federal law provides that savings institutions must generally follow the limits on loans to one borrower applicable to national banks. A savings institution may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of its unimpaired capital and surplus. An additional amount may be lent, equal to 10% of unimpaired capital and surplus, if secured by specified readily-marketable collateral. See "Business of Security Federal--Lending Activities--Loans to One Borrower" for further information.

         Qualified Thrift Lender Test. Federal law requires savings institutions to meet a qualified thrift lender test. Under the test, a savings association is required to either qualify as a "domestic building and loan association" under the Internal Revenue Code or maintain at least 65% of its "portfolio assets" in certain "qualified thrift investments" in at least 9 months out of each 12 month period. "Portfolio assets" equals total assets less specified liquid assets up to 20% of total assets, intangibles, including goodwill, and the value of property used to conduct business. "Qualified thrift investments" are primarily residential mortgages and related investments, including certain mortgage-backed securities.

         A savings institution that fails the qualified thrift lender test faces certain operating restrictions and may be required to convert to a commercial bank charter. As of June 30, 1999, Security Federal complied with the qualified thrift lender test. Recent legislation has expanded the extent to which education loans, credit card loans and small business loans may be considered "qualified thrift investments."

         Limitation on Capital Distributions. Office of Thrift Supervision regulations impose limitations upon all capital distributions by a savings institution, including cash dividends, payments to repurchase its shares and payments to shareholders of another institution in a cash-out merger. The rule effective through the first quarter of 1999 established three tiers of institutions based primarily on an institution's capital level. A Tier I institution exceeded all capital requirements before and after a proposed capital distribution and has not been advised by the Office of Thrift Supervision that it needs more than normal supervision. A Tier I institution could, after first giving notice to but without obtaining approval of the Office of Thrift Supervision, make capital distributions during the calendar year equal to the greater of 100% of its net earnings to date during the calendar year plus the amount that would have reduced by one-half the excess capital over its capital requirements at the beginning of the calendar year, or 75% of its net income for the previous four quarters. Any additional capital distributions required prior regulatory approval.

         Effective April 1, 1999, the Office of Thrift Supervision's capital distribution regulation changed. Under the new regulation, an application to and the prior approval of the Office of Thrift Supervision is required before any capital distribution if the institution does not meet the criteria for "expedited treatment" of applications under Office of Thrift Supervision regulations (generally, compliance with all capital requirements and examination ratings in one of two top categories), the total capital distributions for the calendar year exceed net income for that year plus the amount of retained net income for the preceding two years, the institution would be undercapitalized following the distribution or the distribution would otherwise be contrary to a statute, regulation or agreement with Office of Thrift Supervision. If an application is not required, the institution must still give advance notice to Office of Thrift Supervision of the capital distribution. If Security Federal's capital fell below its regulatory requirements or if the Office of Thrift Supervision

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

notified it that it was in need of more than normal supervision, Security Federal's ability to make capital distributions could be restricted. In addition, the Office of Thrift Supervision could prohibit a proposed capital distribution, which would otherwise be permitted by the regulation if the Office of Thrift Supervision determines that the distribution would be an unsafe or unsound practice.

         Liquidity. Security Federal is required to maintain an average daily balance of specified liquid assets equal to a monthly average of not less than a specified percentage of its net withdrawable deposit accounts plus short-term borrowings. This liquidity requirement is currently 4%, but may be changed from time to time by the Office of Thrift Supervision to any amount within the range of 4% to 10%. Monetary penalties may be imposed for failure to meet these liquidity requirements. The Bank met these requirements at June 30, 1999. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources" for further information.

         Assessments. Savings institutions are required to pay assessments to the Office of Thrift Supervision to fund the agency's operations. The general assessments, paid on a semi-annual basis, are computed upon the savings institution's total assets, including consolidated subsidiaries, as reported in Security Federal's latest quarterly thrift financial report. Security Federal's assessments for the fiscal year ended June 30, 1999 totaled $82,000.

         Transactions with Related Parties. Security Federal's authority to engage in transactions with "affiliates" is limited by federal law. Generally, an affiliate is any company that controls or is under common control with an institution, including Security Financial. The aggregate amount of covered transactions with any individual affiliate is limited to 10% of the capital and surplus of the savings institution. The aggregate amount of covered transactions with all affiliates is limited to 20% of the savings institution's capital and surplus. Certain transactions with affiliates are required to be secured by collateral in an amount and of a type described in federal law. The purchase of low quality assets from affiliates is generally prohibited. The transactions with affiliates must be on terms and under circumstances, that are at least as favorable to the institution as those prevailing at the time for comparable transactions with non-affiliated companies. In addition, savings institutions are prohibited from lending to any affiliate that is engaged in activities that are not permissible for bank holding companies and no savings institution may purchase the securities of any affiliate other than a subsidiary.

         Security Federal's authority to extend credit to executive officers, directors and 10% shareholders, as well as entities within the control of these persons, is also governed by federal law. These persons are often referred to as "insiders" of a company. Loans to insiders are required to be made on terms substantially the same as those offered to unaffiliated individuals and may not involve more than the normal risk of repayment. Recent legislation created an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. The law limits both the individual and aggregate amount of loans Security Federal may make to insiders based, in part, on Security Federal's capital position and requires certain board approval procedures to be followed.

         Enforcement. The Office of Thrift Supervision has primary enforcement responsibility over savings institutions and has the authority to bring actions against the institution and all institution-affiliated parties, including stockholders, and any attorneys, appraisers and accountants who knowingly or recklessly participate in wrongful action likely to have an adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order, to removal of officers and/or directors, to institution of a receivership or conservatorship, or to termination of deposit insurance. Civil penalties cover a wide range of violations and can amount to $25,000 per day, or even $1 million per day in especially serious cases. The Federal Deposit Insurance Corporation has the authority to recommend to the Director of the Office of Thrift Supervision that enforcement action to be taken with respect to a particular savings institution. If action is not taken by the Director, the Federal Deposit Insurance Corporation has authority to take action under certain circumstances. Federal law also establishes criminal penalties for certain violations.

         Standards for Safety and Soundness. The federal banking agencies have adopted Interagency Guidelines prescribing Standards for Safety and Soundness. The guidelines set forth the safety and soundness standards that the

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federal  banking  agencies  use to  identify  and  address  problems  at insured depository institutions before capital becomes impaired. If the Office of Thrift Supervision determines that a savings institution fails to meet any standard prescribed by the guidelines, the Office of Thrift Supervision may require the institution to submit an acceptable plan to achieve compliance with the standard.

Federal Reserve System

         The Federal Reserve Board regulations require savings institutions to maintain non-interest earning reserves against their transaction accounts, primarily NOW and regular checking accounts. The regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for accounts aggregating $46.5 million or less, subject to adjustment by the Federal Reserve Board the reserve requirement is 3%; and for accounts aggregating greater than $46.5 million, the reserve requirement is $1.395 million plus 10%, subject to adjustment by the Federal Reserve Board between 8% and 14%, against that portion of total transaction accounts in excess of $46.5 million. The first $4.9 million of otherwise reservable balances, as adjusted by the Federal Reserve Board, are exempted from the reserve requirements. Security Federal complies with the foregoing requirements.


                          FEDERAL AND STATE TAXATION

Federal Taxation

         General. Security Financial and Security Federal intend to report their income on a fiscal year, consolidated basis using the accrual method of accounting. The federal income tax laws apply to Security Financial and Security Federal in the same manner as to other corporations with some exceptions, including particularly Security Federal's reserve for bad debts discussed below. The following discussion of tax matters is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to Security Federal or Security Financial. Security Federal's federal tax returns have been either audited or closed under the statute of limitations through tax year 1994.

         Bad Debt Reserves. For fiscal years beginning before December 31, 1995, thrift institutions which qualified under certain definitional tests and other conditions of the Internal Revenue Code of 1986, as amended, were permitted to use certain favorable provisions to calculate their deductions from taxable income for annual additions to their bad debt reserve. A reserve could be established for bad debts on qualifying real property loans, generally secured by interests in real property improved or to be improved, under the percentage of taxable income method or the experience method. The reserve for nonqualifying loans was computed using the experience method.

         Federal legislation enacted in 1996 repealed the reserve method of accounting for bad debts for tax years beginning after 1995 and require savings institutions to recapture or take into income certain portions of their accumulated bad debt reserves. Thrift institutions eligible to be treated as "small banks," those with assets of $500 million or less, are allowed to use the experience method that applies to "small banks," while thrift institutions that are treated as large banks, those with assets exceeding $500 million, are required to use only the specific charge-off method. As a result, the percentage of taxable income method of accounting for bad debts is no longer available for any financial institution.

         A thrift  institution  required  to  change  its  method  of  computing reserves for bad debts will treat the change as a change in method of accounting, initiated by the taxpayer, and having been made with the consent of the Internal Revenue Service. Any adjustment required to be taken into income with respect to a change in accounting method generally will be taken into income ratably over a six-taxable year period, beginning with the first taxable year beginning after 1995, subject to a 2-year suspension if the "residential loan requirement" is satisfied. Under the residential loan requirement provision, the recapture required by the new legislation will be suspended for each of two successive taxable years, beginning with Security Federal's 1996 taxable year, in which Security Federal originates a minimum of certain residential loans based upon the average of the principal amounts of these loans that Security Federal makes during its six taxable years preceding its current taxable year.

         Security Federal is required to recapture or take into income over a six year period the excess of the balance of its tax bad debt reserves as of June 30, 1996 over the balance of the reserves as of June 30, 1998. As a result, Security Federal will incur an additional tax liability of approximately $438,000, which is being taken into income beginning in 1998 over a six year period.

         Distributions. If Security Federal makes "non-dividend distributions" to Security Financial, they will be considered to have been made from Security Federal's unrecaptured tax bad debt reserves, including the balance of its reserves as of June 30, 1998, to the extent of the "nondividend distributions," and then from Security Federal's supplemental reserve for losses on loans, to the extent of those reserves, and an amount based on the amount distributed, but not more than the amount of those reserves, will be included in Security Federal's income. Non-dividend distributions include distributions in excess of Security Federal's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of Security Federal's current or accumulated earnings and profits will not be so included in Security Federal's income.

         The amount of additional taxable income triggered by a non-dividend is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Therefore, if Security Federal makes a non-dividend distribution to Security Financial, approximately one and one-half times the amount of the distribution not in excess of the amount of the reserves would be includable in income for federal income tax purposes, assuming a 34% federal corporate income tax rate. Security Federal does not intend to pay dividends that would result in a recapture of any portion of its bad debt reserves.

         Savings Association Insurance Fund Recapitalization Assessment. Federal legislation enacted in 1996 levied a 65.7-cent fee on every $100 of thrift deposits held on March 31, 1995. For financial statement purposes, this assessment was reported as an expense for the quarter ended September 30, 1996. The law includes a provision which states that the amount of any special assessment paid to capitalize Savings Association Insurance Fund under this legislation is deductible in the year of payment.

State Taxation

         Indiana imposes an 8.5% franchise tax based on a financial institution's adjusted gross income as defined by statute. In computing adjusted gross income, deductions for municipal interest, the bad debt deduction computed using the reserve method and pre-1990 net operating losses are disallowed. Security Federal's state franchise tax returns have not been audited for the past five tax years.

Utilization of Operating Loss Carryforwards

         Security Federal has generated operating losses, a portion of which were used to offset and recoup tax liabilities from prior periods as allowed by the Internal Revenue Code. The amount of operating losses which were not used are being carried forward and will be used to offset future tax liabilities until these deductions are exhausted. Security Federal has operating loss carryforwards for federal income tax purposes totalling $1.2 million and operating loss carryforwards for Indiana income tax purposes totalling $2.5 million. These carryforwards expire in 2012 and 2013, and management anticipates that these carryforwards will be fully utilized during fiscal 2001.

                                THE CONVERSION

         The Office of Thrift Supervision has approved the plan of conversion, provided that it is approved by the members of Security Federal and that Security Financial and Security Federal satisfy certain other conditions imposed by the Office of Thrift Supervision in its approval. Office of Thrift Supervision approval is not a recommendation or endorsement of the plan of conversion.

General

         The Board of Directors of Security Federal adopted the plan of conversion on September 9, 1999, which was amended by the Board of Directors on September 17, 1999, under which Security Federal will be converted from a federally chartered mutual savings bank to a federally chartered stock savings bank to be held as a wholly owned subsidiary of Security Financial, a newly formed Delaware corporation. The following discussion of the plan of conversion contains all material terms about the conversion. Nevertheless, readers are urged to read carefully the plan of conversion, which accompanies Security Federal's proxy statement and is available to members of Security Federal upon request. The plan of conversion is also filed as an exhibit to the registration statement that Security Financial has filed with the Securities and Exchange Commission. See "Where You Can Find More Information." The Office of Thrift Supervision has approved the plan of conversion with the condition that it is approved by the members of Security Federal entitled to vote on the matter at a special meeting on _______, 1999 and conditioned on the satisfaction of certain other conditions imposed by the Office of Thrift Supervision in its approval.

         The conversion will be accomplished through adoption of a Federal Stock Charter and Bylaws to authorize the issuance of capital stock by Security Federal. As part of the conversion, Security Federal will issue all of its newly issued capital stock, or 1,000 shares of common stock, to Security Financial in exchange for 50% of the net proceeds from the sale of common stock by Security Financial.

         The plan of conversion provides generally that:

         . Security Federal will convert from a federally chartered mutual savings bank to a federally chartered stock savings bank;

         . Security Financial will offer its common stock in the subscription offering to persons having subscription rights;

         . if necessary, shares of common stock not subscribed for in the subscription offering will be offered in a direct community offering to certain members of the general public, with preference given to natural persons and their trusts residing in Lake and Porter Counties, Indiana, and then to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers under selected dealers agreements; and

         . Security Financial will purchase all of the capital stock of First Federal to be issued in the conversion.

         As part of the conversion, Security Financial is making a subscription offering of its common stock to holders of subscription rights in the following order of priority. First, depositors of Security Federal with $50.00 or more on deposit as of June 30, 1998. Second, Security Federal's employee stock ownership plan. Third, depositors of Security Federal with $50.00 or more on deposit as of ____________, 1999. Finally, depositors of Security Federal as of ____________, 1999 and borrowers of Security Federal with loans outstanding as of August 14, 1990 which continue to be outstanding as of ____________, 1999.

         Shares of common stock not subscribed for in the subscription offering may be offered for sale in the direct community offering. The direct community offering, if one is held, is expected to begin immediately after the expiration of the subscription offering, but may begin at any time during the subscription offering. Shares of common stock not sold in the subscription and direct community offerings may be offered in the syndicated community offering. Regulations require that the direct community and syndicated community offerings be completed within 45 days after completion of the fully extended subscription offering unless extended by Security Federal or Security Financial with the approval of the regulatory authorities. If the syndicated community offering is not feasible, the Board of Directors of Security Federal will consult with the regulatory authorities to determine an appropriate alternative method for selling the unsubscribed shares of common stock. The plan of conversion provides that the conversion must be completed within 24 months after the date of the approval of the plan of conversion by the members of Security Federal.

         No sales of common stock may be completed, either in the subscription offering, direct community offering or syndicated community offering unless the plan of conversion is approved by the members of Security Federal.

         The completion of the offering, however, depends on market conditions and other factors beyond Security Federal's control. No assurance can be given as to the length of time after approval of the plan of conversion at the special meeting that will be required to complete the Direct Community or syndicated community offerings or other sale of the common stock. If delays are experienced, significant changes may occur in the estimated pro forma market value of Security Financial and Security Federal as converted, together with corresponding changes in the net proceeds realized by Security Financial from the sale of the common stock. If the conversion is terminated, Security Federal would be required to charge all conversion expenses against current income.


         Orders for shares of common stock will not be filled until at least 1,572,500 shares of common stock have been subscribed for or sold and the Office of Thrift Supervision approves the final valuation and the conversion closes. If the conversion is not completed within 45 days after the last day of the fully extended subscription offering and the Office of Thrift Supervision consents to an extension of time to complete the conversion, those who subscribed in the offerings will be given the right to increase, decrease or rescind their subscriptions. Unless an affirmative indication is received from subscribers that they wish to continue to subscribe for shares, the funds will be returned promptly, together with accrued interest at Security Federal's passbook rate from the date payment is received until the funds are returned to the subscriber. If the period is not extended, or, in any event, if the conversion is not completed, all withdrawal authorizations will be terminated and all funds held will be promptly returned together with accrued interest at Security Federal's passbook rate from the date payment is received until the conversion is terminated.


Reasons for the Conversion

         The Board of Directors and management believe that the conversion is in the best interests of Security Federal, its members and the communities it serves. Security Federal's Board of Directors has formed Security Financial to serve as a holding company, with Security Federal as its subsidiary, after the conversion. By converting to the stock form of organization, Security Financial and Security Federal will be structured in the form used by holding companies of commercial banks, most business entities and by a growing number of savings institutions. Management of Security Federal believes that the conversion offers a number of advantages which will be important to the future growth and performance of Security Federal. The capital raised in the conversion is intended to support Security Federal's current lending and investment activities and may also support possible future expansion and diversification of operations, although there are no current specific plans, arrangements or understandings, written or oral, regarding any expansion or diversification. The conversion is also expected to afford Security Federal's management, members and others the opportunity to become stockholders of Security Financial and participate more directly in, and contribute to, any future growth of Security Financial and Security Federal. The conversion will also enable Security Financial and Security Federal to raise additional capital in the public equity or debt markets should the need arise, although there are no current specific plans, arrangements or understandings, written or oral, regarding any financing activities. Security Federal, as a mutual savings bank, does not have the authority to issue capital stock or debt instruments, other than by accepting deposits.

Effects of Conversion to Stock Form

         General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized if the institution is liquidated. However, this ownership interest is tied to the depositor's account and has no value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

         Consequently, mutual savings bank depositors normally realize the value of their ownership interest only in the unlikely event that the mutual savings bank is liquidated. In such event, the depositors of record at that time, as owners, would be able to share in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

         When a mutual savings bank converts to stock form, depositors lose all rights to the net worth of the mutual savings bank, except the right to claim a pro rata share of funds representing the liquidation account established in connection with the conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution's net worth. The common stock is separate and apart from deposit accounts and cannot be and is not insured by the Federal Deposit Insurance Corporation or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

         No assets of Security Financial or Security Federal will be distributed in connection with the conversion other than the payment of those expenses incurred in connection with the conversion.

         Continuity. While the conversion is being accomplished, the normal business of Security Federal will continue without interruption, including being regulated by the Office of Thrift Supervision and the Federal Deposit Insurance Corporation. After conversion, Security Federal will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The Directors of Security Federal at the time of conversion will serve as directors of Security Federal after the conversion. The Directors of Security Financial will be solely composed of individuals who served on the Board of Directors of Security Federal. All officers of Security Federal at the time of conversion will retain their positions after the conversion.

         Savings Accounts and Loans. Security Federal's savings accounts, account balances and existing Federal Deposit Insurance Corporation insurance coverage of savings accounts will not be affected by the conversion. Furthermore, the conversion will not affect the loan accounts, loan balances or obligations of borrowers under their individual contractual arrangements with Security Federal.

         Voting Rights. Savings members and borrowers will have no voting rights in the converted association or Security Financial and therefore will not be able to elect directors of Security Federal or Security Financial or to control their affairs. Currently, these rights are accorded to savings members of Security Federal. After the conversion, voting rights will be vested exclusively in Security Financial with respect to Security Federal and the holders of the common stock as to matters pertaining to Security Financial. Each holder of common stock shall be entitled to vote on any matter to be considered by the stockholders of Security Financial. A stockholder will be entitled to one vote for each share of common stock owned.

         Tax Effects. Security Federal has received an opinion from Muldoon, Murphy & Faucette LLP, Washington, D.C., that addresses all the material federal income tax consequences of the conversion. The opinion, which relies upon factual representations given by Security Federal, concludes that the conversion will constitute a nontaxable reorganization under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended. Among other things, the opinion states that:

                  . No gain or loss will be recognized to Security Federal in its mutual or stock form by reason of the conversion;

                  . No gain or loss will be recognized to its account holders upon the issuance to them of accounts in Security Federal immediately after the conversion, in the same dollar amounts and on the same terms and conditions as their accounts at Security Federal in its mutual form plus interest in the liquidation account;

                  . The tax basis of account holders' accounts in Security Federal immediately after the conversion will be the same as the tax basis of their accounts immediately before conversion;

                  . The tax basis of each account holder's interest in the liquidation account will be equal to the value, if any, of that interest;

                  . The tax basis of the common stock purchased in the conversion will be the amount paid and the holding period for the stock will begin on the date of purchase; and

                  . No gain or loss will be recognized to account holders upon the receipt or exercise of subscription rights in the conversion, except if subscription rights are deemed to have value as discussed below.

         Unlike a private letter ruling issued by the Internal Revenue Service, an opinion of counsel is not binding on the Internal Revenue Service and the Internal Revenue Service could disagree with the conclusions reached in the opinion. If there is a disagreement, no assurance can be given that the conclusions reached in an opinion of counsel would be sustained by a court if contested by the Internal Revenue Service.

         Based upon past rulings issued by the Internal Revenue Service, the opinion provides that the receipt of subscription rights by eligible account holders, supplemental eligible account holders and other members under the plan of conversion will be taxable if the subscription rights are deemed to have a fair market value. Keller & Company, whose findings are not binding on the Internal Revenue Service, has issued a letter indicating that the subscription rights do not have any value, based on the fact that the rights are acquired by the recipients without cost, are nontransferable and of short duration and afford the recipients the right only to purchase shares of the common stock at a price equal to its estimated fair market value, which will be the same price paid by purchasers in the direct community offering for unsubscribed shares of common stock. If the subscription rights are deemed to have a fair market value, the receipt of the rights may only be taxable to those persons who exercise their subscription rights. Security Federal could also recognize a gain on the distribution of subscription rights. Holders of subscription rights are encouraged to consult with their own tax advisors as to the tax consequences if the subscription rights are deemed to have a fair market value.

         Security Federal has also received an opinion from Crowe, Chizek and Company LLP, Oak Brook, Illinois, that, assuming the conversion does not result in any federal income tax liability to Security Federal, its account holders, or Security Financial, implementation of the plan of conversion will not result in any Indiana income tax liability to those entities or persons.

         The opinions of Muldoon, Murphy & Faucette LLP and Crowe, Chizek and Company LLP, and the letter from Keller & Company are filed as exhibits to the registration statement that Security Financial has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."

         Prospective investors are urged to consult with their own tax advisors regarding the tax consequences of the conversion particular to them.

         Liquidation Account. In the unlikely event of a complete liquidation of Security Federal, before the conversion, each depositor in Security Federal would receive a pro rata share of any assets of Security Federal remaining after payment of claims of all creditors, including the claims of all depositors up to the withdrawal value of their accounts. Each depositor's pro rata share of the remaining assets would be in the same proportion as the value of his or her deposit account to the total value of all deposit accounts in Security Federal at the time of liquidation.

         After the conversion, holders of withdrawable deposit(s) in Security Federal, including certificates of deposit, shall not be entitled to share in any residual assets upon liquidation of Security Federal. However, under Office of Thrift Supervision regulations, Security Federal shall, at the time of the conversion, establish a liquidation account in an amount equal to its total equity as of the date of the latest statement of financial condition contained in the final prospectus relating to the conversion.

         The liquidation account shall be maintained by Security Federal after the conversion for the benefit of eligible account holders and supplemental eligible account holders who retain their savings accounts in Security Federal. Each eligible account holder and supplemental eligible account holder shall, with respect to each savings account held, have a related inchoate interest in a sub-account portion of the liquidation account balance.

         The initial subaccount balance for a savings account held by an eligible account holder or a supplemental eligible account holder shall be determined by multiplying the opening balance in the liquidation account by a fraction of which the numerator is the amount of the holder's "qualifying deposit" in the savings account and the denominator is the total amount of the "qualifying deposits" of all eligible account holders. The initial subaccount balance shall not be increased, and it shall be decreased as provided below.

         If the deposit balance in any savings account of an eligible account holder or supplemental eligible account holder at the close of business on any annual closing day of Security Federal after June 30, 1998, or ______________, 1999 is less than the lesser of the deposit balance in a savings account at the close of business on any other annual closing date after June 30, 1998 or ______________, 1999, or the amount of the "qualifying deposit" in a savings account on June 30, 1998 or ______________, 1999, then the subaccount balance for a savings account shall be adjusted by reducing the subaccount balance in an amount proportionate to the reduction in the deposit balance. Once reduced, the subaccount balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related savings account. If any savings account is closed, the related subaccount balance shall be reduced to zero.

         Only upon a complete liquidation of Security Federal, each eligible account holder and supplemental eligible account holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then current adjusted subaccount balance(s) for savings account(s) held by the holder before any liquidation distribution may be made to stockholders. No merger, consolidation, bulk purchase of assets with assumptions of savings account and other liabilities or similar transactions with another federally insured institution in which Security Federal is not the surviving institution shall be considered to be a complete liquidation. In any of these transaction the liquidation account shall be assumed by the surviving institution.

         In the unlikely event Security Federal is liquidated after the conversion, depositors will be entitled to full payment of their deposit accounts before any payment is made to Security Financial as the sole stockholder of Security Federal.

The Subscription, Direct Community and Syndicated Community Offerings

         Subscription Offering. Under the plan of conversion, nontransferable subscription rights to purchase the common stock have been issued to persons and entities entitled to purchase the common stock in the subscription offering. The amount of the common stock which these parties may purchase will depend on the availability of the common stock for purchase under the categories described in the plan of conversion. Subscription priorities have been established for the allocation of stock that may be available. These priorities are as follows:

         Category 1: Eligible Account Holders. Each depositor with $50.00 or more on deposit at Security Federal, including all withdrawable deposits at Security Federal, including non-interest bearing deposits, as of June 30, 1998 will receive nontransferable subscription rights to subscribe for up to the greater of $200,000 of common stock, which equals 20,000 shares, one-tenth of one percent of the total offering of common stock or 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposit of the eligible account holder and the denominator is the total amount of qualifying deposits of all eligible account holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing eligible account holders so as to permit each one, if possible, to purchase a number of shares sufficient to make the person's total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated proportionately, based on the amount of the eligible accountholder's qualifying deposits as compared to total qualifying deposits of all subscribing eligible account holders. Subscription rights received by officers and directors in this category based on any increased deposits in Security Federal in the one year period preceding June 30, 1998 are subordinated to the subscription rights of other eligible account holders.

         Category 2: Employee Stock Ownership Plan. The plan of conversion provides that the employee stock ownership plan shall receive nontransferable subscription rights to purchase up to 8% of the shares of common stock issued in the conversion. The plan intends to purchase 8% of the shares of common stock issued in the conversion. If the number of shares offered in the conversion is increased, the plan shall have a priority right to purchase any shares exceeding that amount up to 8% of the common stock. If the plan's subscription is not filled in its entirety, the employee stock ownership plan may purchase shares in the open market or may purchase shares directly from Security Financial.

         Category 3: Supplemental Eligible Account Holders. Each depositor with $50.00 or more on deposit, including all withdrawable deposits at Security Federal, including non-interest bearing deposits, as of ______________, 1999 will receive nontransferable subscription rights to subscribe for up to the greater of $200,000 of common stock, which equals 20,000 shares, one-tenth of one percent of the total offering of common stock or 15 times the product, rounded down to the next whole number, obtained by multiplying the total number of shares of common stock to be issued by a fraction of which the numerator is the amount of qualifying deposits of the supplemental eligible account holder and the denominator is the total amount of qualifying deposits of all supplemental eligible account holders. If the exercise of subscription rights in this category results in an oversubscription, shares of common stock will be allocated among subscribing supplemental eligible account holders so as to permit each supplemental eligible account holder, if possible, to purchase a number of shares sufficient to make his or her total allocation equal 100 shares or the number of shares actually subscribed for, whichever is less. After that, unallocated shares will be allocated among subscribing supplemental eligible account holders proportionately, based on the amount of their respective qualifying deposits as compared to total qualifying deposits of all subscribing supplemental eligible account holders.

         Category 4: Other Members. Each depositor of Security Federal, including persons with withdrawable deposits at Security Federal, including non-interest bearing demand deposits, as of ______________, 1999 and each borrower with a loan outstanding on August 14, 1990 which continues to be outstanding as of ______________, 1999 will receive nontransferable subscription rights to purchase up to $200,000 of common stock, which equals 20,000 shares, in the conversion if shares are available following subscriptions by eligible account holders, Security Federal's employee stock ownership plan and supplemental eligible account holders. If there is an oversubscription in this category, the available shares will be allocated proportionately based on the amount of the respective subscriptions.

         Subscription rights are nontransferable. Persons selling or otherwise transferring their rights to subscribe for common stock in the subscription offering or subscribing for common stock on behalf of another person may forfeit those rights and may face possible further sanctions and penalties imposed by the Office of Thrift Supervision or another agency of the U.S. Government. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has

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

no agreement or understanding with any other person for the sale or transfer of the shares. Once tendered, subscription orders cannot be revoked without the consent of Security Federal and Security Financial.

         Security Financial and Security Federal will make reasonable attempts to provide a prospectus and related offering materials to holders of subscription rights. However, the subscription offering and all subscription rights under the plan of conversion will expire at __________, Central time, on the ____________, ____, whether or not Security Federal has been able to locate each person entitled to subscription rights. Orders for common stock in the subscription offering received in hand by Security Federal after that time will not be accepted. The subscription offering may be extended by Security Financial and Security Federal up to ______________, 1999 without regulatory approval. Office of Thrift Supervision regulations require that Security Financial complete the sale of common stock within 45 days after the close of the subscription offering. If the direct community offering and the syndicated community offerings are not completed within that period all funds received will be promptly returned with interest at Security Federal's passbook rate and all withdrawal authorizations will be canceled. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by Security Financial from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest, or withdrawal authorizations will be canceled. No single extension can exceed 90 days.

         Direct Community Offering. Any shares of common stock which remain unsubscribed for in the subscription offering will be offered by Security Financial to certain members of the general public in a direct community offering, with preference given to natural persons and trusts of natural persons residing in Lake and Porter Counties, Indiana. Purchasers in the direct community offering are eligible to purchase up to $200,000 of common stock, which equals 20,000 shares. If not enough shares are available to fill orders in the direct community offering, the available shares will be allocated on a pro rata basis determined by the amount of the respective orders. The direct community offering, if held, may be concurrent with, during or promptly after the subscription offering. The direct community offering may terminate on or at any time after _______, Central time, on ____________, ____, but no later than 45 days after the close of the subscription offering, unless extended by Security Financial and Security Federal, with approval of the Office of Thrift Supervision. If regulatory approval of an extension of the time period has been granted, all subscribers will be notified of the extension and of the duration of any extension that has been granted, and will be given the right to increase, decrease or rescind their orders. If an affirmative response to any resolicitation is not received by Security Financial from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest. Security Financial and Security Federal have the absolute right to accept or reject in whole or in part any orders to purchase shares in the direct community offering. If an order is rejected in part, the purchaser does not have the right to cancel the remainder of the order. Security Financial presently intends to terminate the direct community offering as soon as it has received orders for all shares available for purchase in the conversion.

         If all of the common stock offered in the subscription offering is subscribed for, no common stock will be available for purchase in the direct community offering.

         Syndicated Community Offering. The plan of conversion provides that, if necessary, all shares of common stock not purchased in the subscription offering and direct community offering, if any, may be offered for sale to certain members of the general public in a syndicated community offering through a syndicate of registered broker-dealers to be formed and managed by KBW acting as agent of Security Financial. Security Financial and Security Federal have the right to reject orders, in whole or part, in their sole discretion in the syndicated community offering. Neither KBW nor any registered broker-dealer shall have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, KBW has agreed to use its best efforts in the sale of shares in the syndicated community offering.

         Stock sold in the syndicated community offering also will be sold at the $10.00 purchase price. See "--Stock Pricing and Number of Shares to Be Issued." No person will be permitted to subscribe in the syndicated community

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

offering for shares of common stock with an aggregate purchase price of more than $200,000 of common stock, which equals 20,000 shares. See "--Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings" for a description of the commission to be paid to the selected dealers and to KBW .

         KBW may enter into agreements with selected dealers to assist in the sale of shares in the syndicated community offering. During the syndicated community offering, selected dealers may only solicit indications of interest from their customers to place orders with Security Financial as of a certain date for the purchase of shares. When and if KBW and Security Financial believe that enough indications of interest and orders have been received in the subscription offering, the direct community offering and the syndicated community offering to consummate the conversion, KBW will request, as of that certain date, selected dealers to submit orders to purchase shares for which they have received indications of interest from their customers. Selected dealers will send confirmations to customers on the next business day after that certain date. Selected dealers may settle the trade by debiting the accounts of their customers on a date which will be three business days from that certain date. Customers who authorize selected dealers to debit their brokerage accounts are required to have the funds for payment in their account on but not before the settlement date. On the settlement date, selected dealers will remit funds to the account that Security Financial established for each selected dealer. Each customer's funds so forwarded to Security Financial, along with all other accounts held in the same title, will be insured by the Federal Deposit
Insurance Corporation up to the applicable deposit insurance limit. After payment has been received by Security Financial from selected dealers, funds will earn interest at Security Federal's passbook rate until the completion of the offering. At the completion of the conversion, the funds received will be used to purchase the shares of common stock ordered. The shares issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not completed, funds with interest will be returned promptly to the selected dealers, who, in turn, will promptly credit their customers' brokerage accounts.

         The syndicated community offering may terminate no more than 45 days after the expiration of the subscription offering, unless extended by Security Financial and Security Federal, with approval of the Office of Thrift Supervision.

         If Security Federal is unable to find purchasers from the general public for all unsubscribed shares, other purchase arrangements will be made by the Board of Directors of Security Federal, if feasible. Any other arrangements must be approved by the Office of Thrift Supervision. The Office of Thrift Supervision may grant one or more extensions of the offering period, provided that no single extension exceeds 90 days, subscribers are given the right to increase, decrease or rescind their subscriptions during the extension period, and the extensions do not go more than two years beyond the date on which the members approved the plan of conversion. If the conversion is not completed within 45 days after the close of the subscription offering, either all funds received will be returned with interest, and withdrawal authorizations canceled, or, if the Office of Thrift Supervision has granted an extension of time, all subscribers will be given the right to increase, decrease or rescind their subscriptions at any time before 20 days before the end of the extension period. If an extension of time is obtained, all subscribers will be notified of the extension and of their rights to modify their orders. If an affirmative response to any resolicitation is not received by Security Financial from a subscriber, the subscriber's order will be rescinded and all funds received will be promptly returned with interest or withdrawal authorizations will be canceled.

         Persons in Non-Qualified States. Security Financial and Security Federal will make reasonable efforts to comply with the securities laws of all states in the United States in which persons entitled to subscribe for stock under the plan of conversion reside. However, Security Financial and Security Federal are not required to offer stock in the subscription offering to any person who resides in a foreign country, who resides in a state of the United States in which only a small number of persons otherwise eligible to subscribe for shares of common stock reside, or in a state where Security Financial or Security Federal determines that compliance with that state's securities laws would be impracticable for reasons of cost or otherwise, including but not limited to a request or requirement that Security Financial and Security Federal or their officers, directors or trustees register as a broker, dealer, salesman or selling agent, under the securities laws of the state, or a request or requirement to register or otherwise qualify the subscription rights or common stock for sale or submit any filing in the state. Where the number of persons eligible to subscribe for shares in one state is small, Security Financial and Security Federal will base their decision as to whether or not to offer

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

the common stock in the state on a number of factors, including the size of accounts held by account holders in the state, the cost of reviewing the registration and qualification requirements of the state, and of actually registering or qualifying the shares, or the need to register Security Financial, its officers, directors or employees as brokers, dealers or salesmen.

Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings

         Security Federal and Security Financial have retained Webb to consult with and advise Security Federal and to assist Security Federal and Security Financial, on a best efforts basis, in the distribution of shares in the offering. Webb is a broker-dealer registered with the Securities and Exchange Commission and a member of the National Association of Securities Dealers, Inc. Webb will assist Security Federal in the conversion by acting as marketing advisor with respect to the subscription offering and will represent Security Federal as placement agent on a best efforts basis in the sale of the common stock in the direct community offering if one is held; conducting training sessions with directors, officers and employees of Security Federal regarding the conversion process; and assisting in the establishment and supervision of Security Federal's stock information center and, with management's input, will train Security Federal's staff to record properly and tabulate orders for the purchase of common stock and to respond appropriately to customer inquiries.

         Based upon negotiations between Webb and Security Financial and Security Federal concerning fee structure, Webb will receive a management fee of $25,000 and a success fee of 1.35% of the aggregate purchase price of the shares sold in the offering, excluding shares purchased by the ESOP and officers, directors and employees of Security Federal, or members of their immediate families. Webb and selected dealers participating in the syndicated community offering may receive a commission in the syndicated community offering of up to a maximum amount of 5.5% of the aggregate purchase price of the shares sold by Webb and the broker-dealers and Webb will pay to the broker-dealers an amount competitive with gross underwriting commissions then charged for comparable amounts of stock sold at a comparable price per share in a similar market environment. In addition, Security Financial and the Bank have agreed to reimburse Webb for reasonable out-of-pocket expenses up to $5,000 and for legal fees and expenses up to $35,000.

         With certain limitations, Security Financial and Security Federal have also agreed to indemnify Webb against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering material for the common stock or with regard to allocations of shares if there is an oversubscription, or determinations of eligibility to purchase shares.

Description of Sales Activities

         The common stock will be offered in the subscription offering and direct community offering principally by the distribution of this prospectus and through activities conducted at Security Federal's stock information center at its main office. The stock information center is expected to operate during normal business hours throughout the subscription offering and direct community offering. It is expected that at any particular time one or more Webb employees will be working at the stock information center. Employees of Webb will be responsible for mailing materials relating to the offering, responding to questions regarding the conversion and the offering and processing stock orders.

         Sales of common stock will be made by registered representatives affiliated with Webb or by the selected dealers managed by Webb. The management and employees of Security Federal may participate in the offering in clerical capacities, providing administrative support in effecting sales transactions or, when permitted by state securities laws, answering questions of a mechanical nature relating to the proper execution of the order form. Management of Security Federal may answer questions regarding the business of Security Federal when permitted by state securities laws. Other questions of prospective purchasers, including questions as to the advisability or nature of the investment, will be directed to registered representatives. The management and employees of Security Financial and Security Federal have been instructed not to solicit offers to purchase common stock or provide advice regarding the purchase of common stock.

         No officer, director or employee of Security Federal or Security Financial will be compensated, directly or indirectly, for any activities in connection with the offer or sale of securities issued in the conversion.


         None of Security Federal's personnel assisting in the offering is registered or licensed as a broker or dealer or an agent of a broker or dealer. Certain directors and executive officers of Security Federal may assist in the solicitation of offers to purchase common stock and other Security Federal personnel may also assist in the above-described sales activities under an exemption from registration as a broker or dealer provided by Rule 3a4-1 promulgated under the Securities Exchange Act of 1934, as amended. Rule 3a4-1 generally provides that an "associated person of an issuer" of securities shall not be deemed a broker solely by reason of participation in the sale of securities of the issuer if the associated person meets certain conditions. These conditions include, but are not limited to, that the associated person participating in the sale of an issuer's securities not be compensated in connection therewith at the time of participation, that the person not be associated with a broker or dealer and that the person observe certain limitations on his or her participation in the sale of securities. For purposes of this exemption, "associated person of an issuer" is defined to include any person who is a director, officer or employee of the issuer or a company that controls, is controlled by or is under common control with the issuer.


Procedure for Purchasing Shares in the Subscription and Direct Community
Offerings

         To purchase shares in the subscription offering, an executed order form with the required full payment for each share subscribed for, or with appropriate authorization indicated on the stock order form for withdrawal of full payment from the subscriber's deposit account with Security Federal, must be received by Security Federal by __________, Central time, on ____________, ____. Order forms that are not received by that time or are executed defectively or are received without full payment or without appropriate withdrawal instructions are not required to be accepted. Security Financial and Security Federal have the right to waive or permit the correction of incomplete or improperly executed order forms, but do not represent that they will do so. Under the plan of conversion, the interpretation by Security Financial and Security Federal of the terms and conditions of the plan of conversion and of the order form will be final. In order to purchase shares in the direct community offering, the order form, accompanied by the required payment for each share subscribed for, must be received by Security Federal before the direct community offering terminates, which may be on or at any time after the end of the offering. Once received, an executed order form may not be modified, amended or rescinded without the consent of Security Federal unless the conversion has not been completed within 45 days after the end of the subscription offering, unless extended.

         In order to ensure that persons with subscription rights are properly identified as to their stock purchase priorities, they must list all accounts on the order form giving all names in each account, the account number and the approximate account balance as of the appropriate eligibility date. Failure to list an account could result in fewer shares allocated if there is an oversubscription than if all accounts had been disclosed.

         Full payment for subscriptions may be made by check, bank draft or money order, or by authorization of withdrawal from deposit accounts maintained with Security Federal. Appropriate means by which withdrawals may be authorized are provided on the order form. No wire transfers will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at Security Federal's passbook rate from the date payment is received at the stock information center until the completion or termination of the conversion. If payment is made by authorization of withdrawal from deposit accounts, the funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the conversion, unless the certificate matures after the date of receipt of the order form but before closing, in which case funds will earn interest at the passbook rate from the date of maturity until the conversion is completed or terminated, but a hold will be placed on the funds, making them unavailable to the depositor until completion or termination of the conversion. When the conversion is completed, the funds received in the offering will be used to purchase the shares of common stock ordered. The shares of common stock issued in the conversion cannot and will not be insured by the Federal Deposit Insurance Corporation or any other government agency. If the conversion is not consummated for any reason, all funds submitted will be promptly refunded with interest as described above.

         If a subscriber authorizes Security Federal to withdraw the amount of the aggregate purchase price from his or her deposit account, Security Federal will do so as of the effective date of conversion, though the account must contain the full amount necessary for payment at the time the subscription order is received. Security Federal will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time funds are actually transferred under the authorization the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at Security Federal's passbook rate.

         The employee stock ownership plan will not be required to pay for the shares subscribed for at the time it subscribes, but rather may pay for shares of common stock subscribed for at the $10.00 purchase price after the conversion, provided that there is in force from the time of its subscription until that time, a loan commitment from an unrelated financial institution or Security Financial to lend to the employee stock ownership plan, at that time, the aggregate purchase price of the shares for which it subscribed.

         Individual retirement accounts maintained in Security Federal do not permit investment in the common stock. A depositor interested in using his or her Individual Retirement Account funds to purchase common stock must do so through a self-directed individual retirement account. Since Security Federal does not offer those accounts, it will allow a depositor to make a trustee-to-trustee transfer of the individual retirement account funds to a trustee offering a self- directed individual retirement account program with the agreement that the funds will be used to purchase Security Financial's common stock in the offering. There will be no early withdrawal or Internal Revenue Service interest penalties for transfers. The new trustee would hold the common stock in a self-directed account in the same manner as Security Federal now holds the depositor's Individual Retirement Account funds. An annual administrative fee may be payable to the new trustee. Depositors interested in using funds in an individual retirement account at Security Federal to purchase common stock should contact the stock information center as soon as possible so that the necessary forms may be forwarded for execution and returned before the subscription offering ends. In addition, federal laws and regulations require that officers, directors and 10% shareholders who use self-directed individual retirement account funds to purchase shares of common stock in the subscription offering, make purchases for the exclusive benefit of individual retirement accounts.

         Certificates representing shares of common stock purchased, and any refund due, will be mailed to purchasers at the address specified in properly completed order forms or to the last address of the persons appearing on the records of Security Federal as soon as practicable following the sale of all shares of common stock. Any certificates returned as undeliverable will be disposed of as required by applicable law. Purchasers may not be able to sell the shares of common stock which they purchased until certificates for the common stock are available and delivered to them, even though trading of the common stock may have begun.

         To ensure that each purchaser receives a prospectus at least 48 hours before the end of the offering as required by Rule 15c2-8 under the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before that date or hand delivered any later than two days before that date. Execution of the order form will confirm receipt or delivery under Rule 15c2-8. Order forms will only be distributed with a prospectus. Security Federal will accept for processing only orders submitted on original order forms. Security Federal is not obligated to accept orders submitted on photocopied or telecopied order forms. Orders cannot and will not be accepted without the execution of the certification appearing on the reverse side of the order form.

Stock Pricing and Number of Shares to be Issued

         Federal regulations require that the aggregate purchase price of the securities sold in connection with the conversion be based upon an estimated pro forma value of Security Financial and Security Federal as converted, as determined by an independent appraisal. Security Federal and Security Financial have retained Keller & Company to prepare an appraisal of the pro forma market value of Security Financial and Security Federal as converted, as well as a
business  plan.   Keller  &  Company  will  receive  a  fee  expected  to  total approximately $28,000 for its appraisal services and assistance in the preparation of a business plan, plus reasonable out-of-pocket expenses incurred in connection with

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

the appraisal. Security Federal has agreed to indemnify Keller & Company under certain circumstances against liabilities and expenses, including legal fees, arising out of, related to, or based upon the conversion.

         Keller & Company has prepared an appraisal of the estimated pro forma market value of Security Financial and Security Federal as converted taking into account the formation of Security Financial as Security Financial for Security Federal. For its analysis, Keller & Company undertook substantial investigations to learn about Security Federal's business and operations. Management supplied financial information, including annual financial statements, information on the composition of assets and liabilities, and other financial schedules. In addition to this information, Keller & Company reviewed Security Federal's conversion application as filed with the Office of Thrift Supervision and Security Financial's registration statement as filed with the Securities and Exchange Commission. Furthermore, Keller & Company visited Security Federal's facilities and had discussions with Security Federal's management and its special conversion legal counsel, Muldoon, Murphy & Faucette LLP. Keller &
Company did not perform a detailed individual analysis of the separate components of Security Financial's or Security Federal's assets and liabilities.

         Keller & Company's analysis utilized three selected valuation procedures, the Price/Book method, the Price/Earnings method, and Price/Assets method, all of which are described in its report. Keller & Company placed the greatest emphasis on the Price/Earnings and Price/Book methods in estimating pro forma market value. In applying these procedures, Keller & Company reviewed, among other factors, the economic make-up of Security Federal's primary market area, Security Federal's financial performance and condition in relation to publicly traded institutions that Keller & Company deemed comparable to Security Federal, the specific terms of the offering of Security Financial's common stock, the pro forma impact of the additional capital raised in the conversion, conditions of securities markets in general, and the market for thrift institution common stock in particular. Keller & Company's analysis provides an approximation of the pro forma market value of Security Financial and Security Federal as converted based on the valuation methods applied and the assumptions outlined in its report. Included in its report were certain assumptions as to the pro forma earnings of Security Financial after the conversion that were utilized in determining the appraised value. These assumptions included estimated expenses and an assumed after-tax rate of return on the net conversion proceeds as described under "Pro Forma Data," purchases by the employee stock ownership plan of 8% of the common stock sold in the conversion and purchases in the open market by the stock-based incentive plan of a number of shares equal to 4% of the common stock sold in the conversion at the $10.00 purchase price. See "Pro Forma Data" for additional information concerning these assumptions. The use of different assumptions may yield different results.


         On the basis of the foregoing, Keller & Company has advised Security Financial and Security Federal that, in its opinion, as of October 20, 1999, the aggregate estimated pro forma market value of Security Financial and Security Federal, as converted and, therefore, the common stock was within the valuation range of $15,725,000 to $21,275,000 with a midpoint of $18,500,000. After reviewing the methodology and the assumptions used by Keller & Company in the preparation of the appraisal, the Board of Directors established the estimated valuation range which is equal to the valuation range of $15,725,000 to $21,275,000 with a midpoint of $18,500,000. Assuming that the shares are sold at $10.00 per share in the conversion, the estimated number of shares would be between 1,572,500 and 2,127,500 with a midpoint of 1,850,000. The purchase price of $10.00 was determined by discussion among the Boards of Directors of Security Federal and Security Financial and Webb, taking into account, among other factors, the requirement under Office of Thrift Supervision regulations that the common stock be offered in a manner that will achieve the widest distribution of the stock, and desired liquidity in the common stock after the conversion. Since the outcome of the offering relates in large measure to market conditions at the time of sale, it is not possible to determine the exact number of shares that will be issued by Security Financial at this time. The estimated valuation range may be amended, with the approval of the Office of Thrift Supervision, if necessitated by developments following the date of the appraisal in, among other things, market conditions, the financial condition or operating results of Security Federal, regulatory guidelines or national or local economic conditions. Keller & Company's appraisal report is filed as an exhibit to the registration statement that Security Financial has filed with the Securities and Exchange Commission. See "Where You Can Find More Information."



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

         If, upon completion of the subscription offering, at least the minimum number of shares are subscribed for, Keller & Company, after taking into account factors similar to those involved in its prior appraisal, will determine its estimate of the pro forma market value of Security Financial and Security Federal as converted, as of the close of the subscription offering.

         No shares will be sold unless Keller & Company confirms to the Office of Thrift Supervision that, to the best of its knowledge and judgment, nothing of a material nature has occurred that would cause it to conclude that the actual total purchase price on an aggregate basis was incompatible with its estimate of the total pro forma market value of Security Financial and Security Federal as converted at the time of the sale. If, however, the facts do not justify that statement, the offering may be canceled, a new estimated valuation range and price per share set and new subscription, direct community and syndicated community offerings held. Under circumstances, subscribers would have the right to modify or rescind their subscriptions and to have their subscription funds returned promptly with interest and holds on funds authorized for withdrawal from deposit accounts would be released or reduced.


         Depending upon market and financial conditions, the number of shares issued may be more than 2,446,625 shares or less than 1,572,500 shares. If the total amount of shares issued is less than 1,572,500 or more than 2,446,625 for aggregate gross proceeds of less than $15,725,000 or more than $24,466,250, subscription funds will be returned promptly with interest to each subscriber unless he indicates otherwise. If Keller & Company establishes a new valuation range, it must be approved by the Office of Thrift Supervision.


         If purchasers cannot be found for an insignificant residue of unsubscribed shares from the general public, other purchase arrangements will be made by the Boards of Directors of Security Federal and Security Financial, if possible. Other purchase arrangements must be approved by the Office of Thrift Supervision and may provide for purchases for investment purposes by directors, officers, their associates and other persons in excess of the limitations provided in the plan of conversion and in excess of the proposed director purchases discussed earlier, although no purchases are currently intended. If other purchase arrangements cannot be made, the plan of conversion will terminate.

         In formulating its appraisal, Keller & Company relied upon the truthfulness, accuracy and completeness of all documents Security Federal furnished to it. Keller & Company also considered financial and other information from regulatory agencies, other financial institutions, and other public sources, as appropriate. While Keller & Company believes this information to be reliable, Keller & Company does not guarantee the accuracy or completeness of the information and did not independently verify the financial statements and other data provided by Security Federal and Security Financial or independently value the assets or liabilities of Security Financial and Security Federal. The appraisal is not intended to be, and must not be interpreted as, a recommendation of any kind as to the advisability of voting to approve the plan of conversion or of purchasing shares of common stock. Moreover, because the appraisal must be based on many factors which change periodically, there is no assurance that purchasers of shares in the conversion will be able to sell shares after the conversion at prices at or above the purchase price.

Limitations on Purchases of Shares

         The plan of conversion provides for certain limitations to be placed upon the purchase of common stock by eligible subscribers and others in the conversion. Each subscriber must subscribe for a minimum of 25 shares. The plan of conversion provides for the following purchase limitations:

         . No eligible subscriber (including all persons on a joint account) may purchase more than $200,000 of common stock in the subscription offering. All persons on a joint account will be counted as a single depositor for purposes of determining the maximum amount that may be subscribed for by owners of a joint account;


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

         . The ESOP may purchase, in the aggregate, up to 8% of the shares of common stock sold in the conversion;

         . No person may purchase more than $200,000 of common stock in the direct community offering;

         . No person may purchase more than $200,000 of common stock in the syndicated community offering; and

         . No person, either alone or together with associates of or persons acting in concert with such person, may purchase in the aggregate more than the overall maximum purchase limitation of $400,000 of common stock.

For purposes of the plan of conversion, the directors are not deemed to be acting in concert solely by reason of their Board membership. Pro rata reductions within each subscription rights category will be made in allocating shares if the maximum purchase limitations are exceeded.

         Security Federal's and Security Financial's Boards of Directors may, in their sole discretion, increase the maximum purchase limitation up to 9.99% of the shares of common stock sold in the conversion, provided that orders for shares which exceed 5% of the shares of common stock sold in the conversion may not exceed, in the aggregate, 10% of the shares sold in the conversion. Security Federal and Security Financial do not intend to increase the maximum purchase limitation unless market conditions warrant an increase in the maximum purchase limitation and the sale of a number of shares in excess of the minimum of the estimated valuation range. If the Boards of Directors decide to increase the purchase limitation above, persons who subscribed for the maximum number of shares of common stock will be, and other large subscribers in the discretion of Security Financial and Security Federal may be, given the opportunity to increase their subscriptions accordingly, based on the rights and preferences of any person who has priority subscription rights.

         The plan of conversion defines "acting in concert" to mean knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not by an express agreement; or a combination or pooling of voting or other interests in the securities of an issuer for a common purpose under any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party shall also be deemed to be acting in concert with any person who is also acting in concert with that other party. Security Financial and Security Federal may presume that certain persons are acting in concert based upon, among other things, joint account relationships and the fact that persons may have filed joint Schedules 13D with the Securities and Exchange Commission with respect to other companies.

         The plan of conversion defines "associate," with respect to a particular person, to mean any corporation or organization other than Security Federal or a majority-owned subsidiary of Security Federal of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as trustee or in a similar fiduciary capacity; and any relative or spouse of a person, or any relative of a spouse, who either has the same home as a person or who is a director or officer of Security Federal or any of its parents or subsidiaries. For example, a corporation of which a person serves as an officer would be an associate of a person and, therefore, all shares purchased by a corporation would be included with the number of shares which a person could purchase individually under the above limitations.

         The plan of conversion defines "officer" to mean an executive officer of Security Federal, including its Chairman of the Board, President, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents in charge of principal business functions, Secretary and Treasurer.


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

         Common stock purchased in the conversion will be freely transferable, except for shares purchased by directors and officers of Security Federal and Security Financial and by NASD members. See "--Restrictions on Transferability by Directors and Officers and NASD Members."

Restrictions on Repurchase of Stock

         Under Office of Thrift Supervision regulations, savings associations and their holding companies may not for a period of three years from the date of an institution's mutual-to-stock conversion repurchase any of its common stock from any person, except in an offer made to all of its stockholders to repurchase the common stock on a pro rata basis, approved by the Office of Thrift Supervision or the repurchase of qualifying shares of a director. Furthermore, repurchases of any common stock are prohibited if they would cause the association's regulatory capital to be reduced below the amount required for the liquidation account or the regulatory capital requirements imposed by the Office of Thrift Supervision. Repurchases are generally prohibited during the first year following conversion. Upon ten days' written notice to the Office of Thrift Supervision, and if the Office of Thrift Supervision does not object, an institution may make open market repurchases of its outstanding common stock during years two and three following the conversion, provided that certain regulatory conditions are met and that the repurchase would not adversely affect the financial condition of the institution. Any repurchases of common stock by Security Financial must meet these regulatory restrictions unless the Office of Thrift Supervision would provide otherwise.

Restrictions on Transferability by Directors and Officers and NASD Members

         Shares of common stock purchased by directors and officers of Security Financial may not be sold for a period of one year following the conversion, except upon the death of the stockholder or in any exchange of the common stock in connection with a merger or acquisition of Security Financial. Shares of common stock received by directors or officers through the employee stock ownership plan or the stock-based incentive plan or upon exercise of options issued under the stock-based incentive plan or purchased after the conversion are free of this restriction. Accordingly, shares of common stock issued by Security Financial to directors and officers shall bear a legend giving appropriate notice of the restriction and, in addition, Security Financial will give appropriate instructions to the transfer agent for Security Financial's common stock with respect to the restriction on transfers. Any shares issued to directors and officers as a stock dividend, stock split or otherwise with respect to restricted common stock shall also be restricted.

         Purchases of outstanding shares of common stock of Security Financial by directors, executive officers, or any person who was an executive officer or director of Security Federal after adoption of the plan of conversion, and their associates during the three-year period following the conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Office of Thrift Supervision. This restriction does not apply, however, to negotiated transactions involving more than 1% of Security Financial's outstanding common stock or to the purchase of stock under the stock-based incentive plan.

         Security Financial has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the registration of the common stock to be issued in the conversion. This registration does not cover the resale of the shares. Shares of common stock purchased by persons who are not affiliates of Security Financial may be resold without registration. Shares purchased by an affiliate of Security Financial will have resale restrictions under Rule 144 of the Securities Act, as amended. If Security Financial meets the current public information requirements of Rule 144, each affiliate of Security Financial who complies with the other conditions of Rule 144, including those that require the affiliate's sale to be aggregated with those of certain other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Security Financial or the average weekly volume of trading in the shares during the preceding four calendar weeks. Provision may be made in the future by Security Financial to permit affiliates to have their shares registered for sale under the Securities Act of 1933, as amended, under certain circumstances.


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

         Under guidelines of the National Association of Securities Dealers, Inc., members of that organization and their associates face certain restrictions on the transfer of securities purchased with subscription rights and to certain reporting requirements upon purchase of the securities.

Interpretation, Amendment and Termination

         To the extent permitted by law, all interpretations of the plan of conversion by Security Federal will be final; however, such interpretations have no binding effect on the Office of Thrift Supervision or the Federal Deposit Insurance Corporation. The plan of conversion provides that, if deemed necessary or desirable by the Board of Directors, the plan of conversion may be substantively amended by the Board of Directors as a result of comments from regulatory authorities or otherwise, without the further approval of Security Federal's members.

         Completion of the conversion requires the sale of all shares of the common stock within 24 months following approval of the plan of conversion by Security Federal's Board of Directors. If this condition is not satisfied, the plan of conversion will be terminated and Security Federal will continue its business in the mutual form of organization. The plan of conversion may be terminated by the Board of Directors at any time.

               RESTRICTIONS ON ACQUISITION OF SECURITY FINANCIAL

General

         Security Federal's plan of conversion provides for the conversion of Security Federal from the mutual to the stock form of organization and, in connection therewith, the adoption of a new stock Charter and Bylaws by Security Federal's members. The plan of conversion also provides for the concurrent formation of a holding company. See "The Conversion--General." As described below and elsewhere herein, certain provisions in Security Financial's Certificate of Incorporation and Bylaws and in its management remuneration provided for in the conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In addition, Security Federal's Charter and Bylaws and management remuneration provided for in the conversion may also have "anti-takeover" effects. Finally, regulatory restrictions may make it difficult for persons or companies to acquire control of either Security Financial or Security Federal.

Restrictions in Security Financial's Certificate of Incorporation and Bylaws

         Security Financial's Certificate of Incorporation and bylaws contain certain provisions that could make more difficult an acquisition of Security Financial by means of a tender offer, proxy context or otherwise. Certain provisions will also render the removal of the incumbent Board of Directors or management of Security Financial more difficult. These provisions may have the effect of deterring a future takeover attempt that is not approved by the Security Financial Board, but which Security Financial shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over then current market prices. As a result, shareholders who might desire to participate in such a transaction may not have the opportunity to do so. The following description of these provisions is only a summary and does not provide all of the information contained in Security Financial's Certificate of Incorporation and Bylaws. See "Where You Can Find More Information" as to where to obtain a copy of these documents.

         Business Combinations with Related Persons. The Certificate of Incorporation require the approval of the holders of at least 80% of Security Financial's outstanding shares of voting stock to approve certain "business combinations" involving a "related person" except in cases where the proposed transaction has been approved in advance by a majority of those members of Security Financial's Board of Directors who are unaffiliated with the related person and were directors prior to the time when the related person became a related person.

         The term "related person" includes any individual that owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of voting stock of Security Financial or an affiliate of such person or entity.

         A "business combination" includes:

         . any merger or consolidation of Security Financial with or into any related person;

         . any sale, lease, exchange, mortgage, transfer, or other disposition of 25% or more of the assets of Security Financial or combined assets of Security Financial and its subsidiaries to a related person;

         . any merger or consolidation of a related person with or into Security Financial or a subsidiary of Security Financial;

         . any sale, lease, exchange, transfer, or other disposition of 25% or more of the assets of a related person to Security Financial or a subsidiary of Security Financial;

         . the issuance of any securities of Security Financial or a subsidiary of Security Financial to a related person;

         . the acquisition by Security Financial or a subsidiary of Security Financial of any securities of a related person;

         . any reclassification of common stock of Security Financial or any recapitalization involving the common stock of Security Financial; or

         . any agreement or other arrangement providing for any of the foregoing.

         Limitation  on Voting  Rights.  The  Certificate  of  Incorporation  of
Security Financial provide that no record owner of any outstanding Security Financial common stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Security Financial common stock will be entitled or permitted to any vote in respect of the shares held in excess of the 10% limit, unless permitted by a resolution adopted by a majority of the Board of Directors. Beneficial ownership is determined pursuant to the federal securities laws and includes shares beneficially owned by such person or any of his or her affiliates (as defined in the Certificate of Incorporation), shares which such person or his or her affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his or her affiliates have or share investment or voting power, but does not include shares beneficially owned by directors, officers and employees of Security Federal or Security Financial or shares that are subject to a revocable proxy and that are not otherwise beneficially, or deemed by Security Financial to be beneficially, owned by such person and his or her affiliates.

         Evaluation of Offers. The Certificate of Incorporation of Security Financial further provides that the Board of Directors of Security Financial, when evaluating an offer, to (1) make a tender or exchange offer for any equity security of Security Financial, (2) merge or consolidate Security Financial with another corporation or entity or (3) purchase or otherwise acquire all or substantially all of the properties and assets of Security Financial, may, in connection with the exercise of its judgment in determining what is in the best interest of Security Financial and the stockholders of Security Financial, give consideration to those factors that directors of any subsidiary (including Security Federal) may consider in evaluating any action that may result in a change or potential change in control of such subsidiary, and the social and economic effects of acceptance of such offer on: Security Financial's present and future customers and employees and those of its subsidiaries (including Security Federal); the communities in which Security Financial and Security Federal operate or are located; the ability of Security Financial to fulfill its corporate objectives as a savings and loan holding company; and the ability of Security Federal to fulfill the objectives of a stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of Security Financial, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of Security Financial, even if the price offered is significantly greater than the then market price of any equity security of Security Financial.

         Board of Directors

         Classified Board. The Board of Directors of Security Financial is divided into three classes, each of which contains approximately one-third of the number of directors. The shareholders elect one class of directors each year for a term of three years. The classified Board makes it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of Security Financial.

         Filling of Vacancies; Removal. The Certificate of Incorporation provide that any vacancy occurring in the Security Financial Board, including a vacancy created by an increase in the number of directors, may be filled by a vote of a majority of the directors then in office. The Certificate of Incorporation of Security Financial provide that a director may be removed from the Board of Directors prior to the expiration of his or her term only for cause and only upon the vote of two-thirds of the outstanding shares of voting stock. These provisions make it more difficult for shareholders to remove directors and replace them with their own nominees.

         Shareholder Action by Written Consent; Special Meetings of Shareholders. Stockholders of Security Financial must act only through an annual or special meeting. Stockholders cannot act by written consent in lieu of a meeting. The Certificate of Incorporation provide that only the Chairman or a majority of the Board of Directors of Security Financial may call special meetings of the shareholders of Security Financial. Shareholders are not able to call a special meeting or require that the Board do so. At a special meeting, shareholders may consider only the business specified in the notice of meeting given by Security Financial. The provisions of Security Financial's Certificate of Incorporation prohibiting stockholder action by written consent may have the effect of delaying consideration of a shareholder proposal until the next annual meeting, unless a special meeting is called by the Chairman or at the request of a majority of the Board of Directors. These provisions also would also prevent the holders of a majority of common stock from unilaterally using the written consent procedure to take shareholder action. Moreover, a shareholder could not force shareholder consideration of a proposal between annual meetings over the opposition of the Chairman and the Security Financial Board by calling a special meeting of shareholders.

         Advance Notice Provisions for Shareholder Nominations and Proposals. The Security Financial bylaws establish an advance notice procedure for shareholders to nominate directors or bring other business before an annual meeting of shareholders of Security Financial. A person may not be nominated for election as a director unless that person is nominated by or at the direction of the Security Financial Board or by a shareholder who has given appropriate notice to Security Financial before the meeting. Similarly, a shareholder may not bring business before an annual meeting unless the shareholder has given Security Financial appropriate notice of its intention to bring that business before the meeting. Security Financial's Secretary must receive notice of the nomination or proposal not less than 30 nor more than 60 days prior to the annual meeting. A shareholder who desires to raise new business must provide certain information to Security Financial concerning the nature of the new business, the shareholder and the shareholder's interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide Security Financial with certain information concerning the nominee and the proposing shareholder.

         Advance notice of nominations or proposed business by shareholders gives the Security Financial Board time to consider the qualifications of the proposed nominees, the merits of the proposals and, to the extent deemed necessary or desirable by the Security Financial Board, to inform shareholders and make recommendations about those matters.

         Preferred Stock. The Certificate of Incorporation authorize the Security Financial Board to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, conversion rates, and liquidation preferences. Although the Security Financial Board has no intention at the present time of doing so, it could issue a series of preferred stock that could, depending on its terms, impede a merger, tender offer or other takeover attempt. The Security Financial Board will make any determination to issue shares with those terms based on its judgment as to the best interests of Security Financial and its shareholders.

         Amendment of Certificate of Incorporation. Security Financial's Certificate of Incorporation require the affirmative vote of at least two-thirds of the outstanding voting stock entitled to vote to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of business combinations with related persons, calling special meetings, the number and classification of directors, director and officer indemnification by Security Financial and amendment of Security Financial's bylaws and Certificate of Incorporation. These supermajority voting requirements make it more difficult for the shareholders to amend these provisions of the Security Financial Certificate of Incorporation.

Anti-Takeover Effects of Security Financial's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion

         The provisions described above are intended to reduce Security Financial's vulnerability to takeover attempts and other transactions which have not been negotiated with and approved by members of its Board of Directors. Provisions of the Stock-Based Incentive Plan provide for accelerated benefits to participants if a change in control of Security Financial or Security Federal occurs or a tender or exchange offer for their stock is made. See "Management of Security Federal--Benefits--Stock-Based Incentive Plan." Security Financial and Security Federal have also entered into agreements with key officers and intends to establish the Severance Compensation Plan which will provide such officers and eligible employees with additional payments and benefits on the officer's termination in connection with a change in control of Security Financial or Security Federal. See "Management of Security Federal--Executive Compensation--Employment Agreements," and "Benefits--Employee Severance Compensation Plan." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of Security Financial. Additionally, the provisions could deter offers to acquire the outstanding shares of Security Financial which might be viewed by stockholders to be in their best interests.

         Security Financial's Board of Directors believes that the provisions of the Certificate of Incorporation and Bylaws are in the best interest of Security Financial and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of Security Financial and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

Delaware Corporate Law

         The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The Delaware takeover statute is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

         In general, the statute provides that a "Person" who owns 15% or more of the outstanding voting stock of a Delaware corporation (an Interested Stockholder) may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

         The statute exempts the following transactions from the requirements of the statute: (1) any business combination if, before the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (2) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and specific employee stock plans; (3) any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (4) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

Restrictions in Security Federal's New Charter and Bylaws

         Although the Board of Directors of Security Federal is not aware of any effort that might be made to obtain control of Security Federal after the conversion, the Board of Directors believes that it is appropriate to adopt provisions permitted by federal regulations to protect the interests of the converted bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of Security Financial, as Security Federal's sole stockholder. See "Risk Factors--Anti-takeover provisions and statutory provisions could make takeover attempts more difficult to achieve."

         Security Federal's stock charter will contain a provision whereby the acquisition of beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of Security Federal by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of three years following the date of completion of the conversion without the prior written approval of the Office of Thrift Supervision. If shares are acquired in violation of this provision of Security Federal's stock Charter, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. This limitation shall not apply to any transaction in which Security Federal forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than by the exercise of any dissenter or appraisal rights. If holders of revocable proxies for more than 10% of the shares of the common stock of Security Financial seek, among other things, to elect one-third or more of Security Financial's Board of Directors, to cause Security Financial's stockholders to approve the acquisition or corporate reorganization of Security Financial or to exert a continuing influence on a material aspect of the business operations of Security Financial, which actions could indirectly result in a change in control of Security Federal, the Board of Directors of Security Federal will be able to assert this provision of Security Federal's stock Charter against such holders. Although the Board of Directors of Security Federal is not currently able to determine when and if it would assert this provision of Security Federal's stock Charter, the Board, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of Security Federal, Security Financial and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of Security Federal indirectly through a change in control of Security Financial.

         In addition, stockholders will not be permitted to cumulate their votes in the election of Directors. Furthermore, Security Federal's Bylaws provide for the election of three classes of directors to staggered terms. The staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of Security Federal in the years immediately following the conversion.

         Finally, the stock Charter provides for the issuance of shares of preferred stock on such terms, including conversion and voting rights, as may be determined by Security Federal's Board of Directors without stockholder approval. Although Security Federal has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock proposed to be authorized, the Board believes that the availability of such shares will provide Security Federal with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. If a proposed merger, tender offer or other attempt to gain control of Security Federal occurs of which management does not approve, the Board can authorize the issuance of one or more series of preferred stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such preferred stock, therefore, may be to deter a future takeover attempt. The Board does not intend to issue any preferred stock except on terms which the Board deems to be in the best interest of Security Federal and its then existing stockholders.

Regulatory Restrictions

         Office of Thrift Supervision Conversion Regulations. Regulations issued by the Office of Thrift Supervision provide that for a period of three years following the date of the completion of the conversion, no person, acting singly or together with associates in a group of persons acting in concert, shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of Security Financial without the prior written approval of the Office of Thrift
Supervision. Where any person, directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of any class of any equity security of Security Financial without the prior written approval of the Office of Thrift Supervision, the securities beneficially owned by such person in excess of ten percent (10%) shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

         Change in Bank Control Act. The acquisition of ten percent (10%) or more of the common stock outstanding may trigger the provisions of the Change in Bank Control Act. The Federal Deposit Insurance Corporation has also adopted a regulation under the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of a Federal Deposit Insurance
Corporation-insured state-chartered non-member bank, including a converted savings bank such as Security Federal, to provide 60 days prior written notice and certain financial and other information to the Federal Deposit Insurance Corporation.

         The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least twenty-five percent (25%) of any class of Security Federal's voting stock or the power to direct the management or policies of Security Federal. However, under Federal Deposit Insurance Corporation regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of Security Federal's voting securities if (1) Security Federal has a class of voting securities which is registered under Section 12 of the Exchange Act, or (2) the acquiring party would be the largest holder of a class of voting shares of Security Federal. The statute and underlying regulations authorize the Federal Deposit Insurance Corporation to disapprove a proposed acquisition on certain specified grounds.

         Federal Reserve Board Regulations. If Security Federal does not maintain its qualification as a qualified thrift lender, attempts to acquire control of Security Federal trigger the regulations of the Federal Reserve Board under the Change in Bank Control Act.

              DESCRIPTION OF CAPITAL STOCK OF SECURITY FINANCIAL

General


         Security Financial is authorized to issue 4,000,000 shares of common stock having a par value of $.01 per share and 1,000,000 shares of preferred stock having a par value of $.01 per share. Security Financial currently expects to issue up to 2,127,500 shares of common stock, unless increased to 2,446,625 shares of common stock sold. Security Financial will not issue any shares of preferred stock in the conversion. Each share of Security Financial's common stock will have the same relative rights as, and will be identical in all respects with, each other share of common stock. Upon payment of the purchase price for the common stock, as required by the plan of conversion, all stock will be duly authorized, fully paid and nonassessable.


         The common stock of Security Financial will represent nonwithdrawable capital, will not be an account of any type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

Common Stock

         Dividends. Security Financial can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by Security Financial is limited by law and applicable regulation. See "Dividend Policy" and "Regulation and Supervision." The holders of common stock of Security Financial will be entitled to receive and share equally in dividends as may be declared by the Board of Directors of Security Financial out of funds legally available therefor. If Security Financial issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Voting Rights. After the conversion, the holders of common stock of Security Financial will possess exclusive voting rights in Security Financial. They will elect Security Financial's Board of Directors and act on other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of Security Financial," each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. If Security Financial issues preferred stock, holders of Security Financial preferred stock may also possess voting rights. Certain matters require a vote of 80% of the outstanding shares entitled to vote. See "Restrictions on Acquisition of Security Financial."

         As a federal mutual savings bank, corporate powers and control of Security Federal are currently vested in its Board of Directors, who elect the officers of Security Federal and who fill any vacancies on the Board of Directors. After the conversion, voting rights will be vested exclusively in Security Financial, which will own all of the outstanding capital stock of Security Federal, and will be voted at the direction of Security Financial's Board of Directors. Consequently, the holders of the common stock of Security Financial will not have direct control of Security Federal.

         Liquidation. If there is any liquidation, dissolution or winding up of Security Federal, Security Financial, as the holder of Security Federal's capital stock, would be entitled to receive all of Security Federal's assets available for distribution after payment or provision for payment of all debts and liabilities of Security Federal, including all deposit accounts and accrued interest, and after distribution of the balance in the special liquidation account to eligible account holders and supplemental eligible account holders. Upon liquidation, dissolution or winding up of Security Financial, the holders of its common stock would be entitled to receive all of the assets of Security Financial available for distribution after payment or provision for payment of all its debts and liabilities. If Security Financial issues preferred stock, the preferred stock holders may have a priority over the holders of the common stock upon liquidation or dissolution.

         Preemptive Rights; Redemption. Holders of the common stock of Security Financial will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock cannot be redeemed.

Preferred Stock

         Security Financial will not issue any preferred stock in the conversion and it has no current plans to issue any preferred stock after the conversion. Preferred stock may be issued with designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

Restrictions on Acquisition

         Acquisitions of Security Financial are restricted by provisions in its Certificate of Incorporation and Bylaws and by the rules and regulations of various regulatory agencies. See "Regulation and Supervision" and "Restrictions on Acquisition of Security Financial."

                           REGISTRATION REQUIREMENTS

         Security Financial has registered the common stock with the Securities and Exchange Commission under Section 12(g) of the Securities Exchange Act of 1934, as amended, and will not deregister its common stock for a period of at least three years following the conversion. As a result of registration, the proxy and tender offer rules, insider trading reporting and restrictions, annual and periodic reporting and other requirements of that statute will apply.

                            LEGAL AND TAX OPINIONS

         The legality of the common stock has been passed upon for Security Financial by Muldoon, Murphy & Faucette LLP, Washington, D.C. The federal tax consequences of the conversion have been opined upon by Muldoon, Murphy & Faucette LLP and the Indiana tax consequences of the conversion have been opined upon by Crowe, Chizek and Company LLP, Oak Brook, Illinois. Muldoon, Murphy & Faucette LLP and Crowe, Chizek and Company LLP have consented to the references to their opinions in this prospectus. Certain legal matters will be passed upon for Charles Webb & Company, A Division of Keefe, Bruyette & Woods, Inc. by Barnes & Thornburg, Indianapolis, Indiana.

                                    EXPERTS

         The consolidated financial statements of Security Federal at June 30, 1999 and 1998 and for each of the years ended June 30, 1999 and 1998 included in this prospectus have been audited by Crowe, Chizek and Company LLP, Oak Brook, Illinois, independent auditors, as stated in its report in the back of this prospectus. These consolidated financial statements have been included in this prospectus in reliance upon the report of Crowe, Chizek and Company LLP given upon its authority as experts in accounting and auditing.

         Keller & Company has consented to the summary in this prospectus of its report to Security Federal setting forth its opinion as to the estimated pro forma market value of Security Financial and Security Federal, as converted, and its letter with respect to subscription rights, and to the use of its name and statements with respect to it appearing in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION


         Security Financial has filed with the Securities and Exchange Commission a Registration Statement on Form SB-2 (File No. 333-87397) under the Securities Act of 1933, as amended, with respect to the common stock offered in the conversion. This prospectus does not contain all the information contained in the registration statement, certain parts of which are omitted as permitted by the rules and regulations of the Securities and Exchange Commission. This information may be inspected at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, NW, Room 1024, Washington, D.C. 20549 and at its regional offices at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies may be obtained at prescribed rates from the Public Reference Room of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The registration statement also is available through the Securities and Exchange Commission's World Wide Web site on the Internet at http://www.sec.gov.


         Security Federal has filed with the Office of Thrift Supervision an Application for Approval of Conversion, which includes proxy materials for Security Federal's special meeting of members and certain other information. This prospectus omits certain information contained in that application. The application, including the proxy materials, exhibits and certain other information included in the Application, may be inspected, without charge, at the offices of the Office of Thrift Supervision, 1700 G Street, NW, Washington, D.C. 20552 and at the offices of the Regional Director of the Office of Thrift Supervision at the Central Regional Office of the Office of Thrift Supervision, 200 West Madison Street, Suite 1300, Chicago, Illinois 60606.

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                 SECURITY FEDERAL BANK, A FEDERAL SAVINGS BANK


                                                                                                              Page
                                                                                                              ----
Report of Independent Auditors............................................................................     F-1

Consolidated Balance Sheets as of June 30, 1999 and 1998..................................................     F-2

Consolidated Statements of Operations for the Years Ended June 30, 1999 and 1998..........................     F-3

Consolidated Statements of Changes in Equity for the Years Ended June 30, 1999 and 1998...................     F-4

Consolidated Statements of Cash Flows for the Years Ended June 30, 1999 and 1998..........................     F-5

Notes to Consolidated Financial Statements................................................................     F-7

                                    *  *  *


         All schedules are omitted as the required information either is not applicable or is included in the Consolidated Financial Statements or related Notes.

         Separate financial statements for Security Financial Bancorp, Inc. have not been included in this prospectus because Security Financial Bancorp, Inc., which has engaged in only organizational activities to date, has no significant assets, contingent or other liabilities, revenues or expenses.

                                    [LOGO]

                                 CROWE CHIZEK




                         REPORT OF INDEPENDENT AUDITORS



Board of Directors
Security Federal Bank, a Federal Savings Bank
St. John, Indiana


We have audited the accompanying consolidated balance sheets of Security Federal Bank, a Federal Savings Bank and its wholly-owned subsidiaries as of June 30, 1999 and 1998, and the related consolidated statements of operations, changes in equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Security Federal Bank, a Federal Savings Bank and its wholly-owned subsidiaries as of June 30, 1999 and 1998, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.


                                    /s/ Crowe, Chizek and Company LLP
                                    Crowe, Chizek and Company LLP

Oak Brook, Illinois
July 29, 1999

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                          CONSOLIDATED BALANCE SHEETS
                            June 30, 1999 and 1998
                            (Dollars in thousands)

--------------------------------------------------------------------------------

                                                            1999       1998
                                                            ----       ----
ASSETS
Cash and due from financial institutions                  $  3,175   $  7,792
Interest-bearing deposits in financial institutions          1,345        710
                                                          --------   --------
    Cash and cash equivalents                                4,520      8,502
Securities available for sale                               17,873     23,849
Loans held for sale                                          3,430     49,487
Loans receivable, net                                      148,316    180,845
Accrued interest receivable                                  1,034      1,495
Federal Home Loan Bank stock                                 5,300      5,300
Other real estate owned                                        295        481
Premises and equipment, net                                  5,766      5,652
Mortgage loan servicing rights                               3,959     10,332
Other assets                                                 1,002      2,135
                                                          --------   --------

    Total assets                                          $191,495   $288,078
                                                          ========   ========

LIABILITIES AND EQUITY
Liabilities
    Demand deposits                                       $  1,237   $ 17,698
    Savings                                                 45,356     46,948
    NOW and money market                                    19,733     21,228
    Time deposits, $100,000 and over                        13,927     44,857
    Other time deposits                                     85,641    103,645
                                                          --------   --------
                                                           165,894    234,376
Borrowed funds                                               5,000     31,815
Advances from borrowers for taxes and insurance                602        977
Accrued interest payable                                        59        153
Other liabilities                                            1,408      1,537
                                                          --------   --------
    Total liabilities                                      172,963    268,858

Commitments and contingencies

Equity
    Retained earnings, substantially restricted             18,592     19,200
    Accumulated other comprehensive income                     (60)        20
                                                          --------   --------
      Total equity                                          18,532     19,220
                                                          --------   --------

           Total liabilities and equity                   $191,495   $288,078
                                                          ========   ========

--------------------------------------------------------------------------------

         See accompanying notes to consolidated financial statements.

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      Years ended June 30, 1999 and 1998
                            (Dollars in thousands)

--------------------------------------------------------------------------------

                                                            1999     1998
                                                          -------  -------
Interest and dividend income
   Loans, including fees                                  $15,806  $21,788
   Securities                                               1,567    1,538
   Other interest-earning assets                              406      659
                                                          -------  -------
                                                           17,779   23,985

Interest expense
   Deposits                                                 7,850   10,827
   Borrowed funds                                           1,574    4,639
                                                          -------  -------
                                                            9,424   15,466
                                                          -------  -------

Net interest income                                         8,355    8,519

Provision for loan losses                                     750      550
                                                          -------  -------

Net interest income after
provision for loan losses                                   7,605    7,969

Noninterest income
   Service charges and other fees                             274      427
   Loan servicing fees, net of amortization                  (516)    (201)
   Gain on sale of loans from secondary
   market activities                                        1,527    2,138
   Gain on sale of loans transferred to held for sale           -    1,632
   Other                                                      802      825
                                                          -------  -------
                                                            2,087    4,821

Noninterest expense
   Compensation and benefits                                5,754    8,023
   Occupancy and equipment                                  1,559    1,564
   SAIF deposit insurance premium                             281      172
   Advertising and promotions                                 234      343
   Data processing                                            813      821
   Other                                                    1,659    2,701
                                                          -------  -------
                                                           10,300   13,624
                                                          -------  -------


Loss before income taxes                                     (608)    (834)

Income tax benefit                                              -        -
                                                          -------  -------

Net loss                                                  $  (608) $  (834)
                                                          =======  =======

--------------------------------------------------------------------------------

         See accompanying notes to consolidated financial statements.

                SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                 CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
                      Years ended June 30, 1999 and 1998
                            (Dollars in thousands)

--------------------------------------------------------------------------------

                                                   Accumulated
                                                      Other
                                       Retained   Comprehensive    Total
                                       Earnings       Income       Equity
                                       ---------  --------------  --------
Balance at July 1, 1997                 $20,034       $      -    $20,034

Comprehensive income:
  Net loss                                 (834)             -       (834)

  Change in unrealized gain (loss)
   on securities available for sale           -             20         20
                                        -------       --------    -------

     Total comprehensive income                                      (814)
                                        -------       --------    -------

Balance at June 30, 1998                 19,200             20     19,220

Comprehensive income:
  Net loss                                 (608)             -       (608)

  Change in unrealized gain (loss)
   on securities available for sale           -            (80)       (80)
                                        -------       --------    -------

     Total comprehensive income                                      (688)
                                        -------       --------    -------


Balance at June 30, 1999                $18,592       $    (60)   $18,532
                                        =======       ========    =======

--------------------------------------------------------------------------------

         See accompanying notes to consolidated financial statements.

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Years ended June 30, 1999 and 1998
                            (Dollars in thousands)

--------------------------------------------------------------------------------

                                                            1999        1998
                                                         ----------  ----------
Cash flows from operating activities
 Net loss                                                $    (608)  $    (834)
 Adjustments to reconcile net loss to net cash from
  operating activities
   Depreciation                                                644         657
   Provision for loan losses                                   750         550
   (Gain) loss on sale of foreclosed real estate               (14)          4
   Origination and purchase of loans held for sale        (253,794)   (301,764)
   Proceeds from sales of loans held for sale              301,378     262,183
   Origination of mortgage loan servicing rights            (4,492)     (5,116)
   Gain on sale of loans from secondary
    market activities                                       (1,527)     (2,138)
   Gain on sale of loans transferred to held for sale            -      (1,632)
   Amortization of mortgage loan servicing rights            2,067       2,792
   Proceeds from sales of mortgage servicing rights          8,798           -
   Accretion of discount on securities                        (217)       (225)
   Change in accrued interest receivable                       461         125
   Change in accrued interest payable                          (94)       (212)
   Change in other assets                                    1,133        (468)
   Change in other liabilities                                (129)        166
                                                         ---------   ---------
     Net cash from operating activities                     54,356     (45,912)

Cash flows from investing activities
 Proceeds from maturities of securities
  available-for-sale                                        33,380      18,878
 Principal payments on securities available for sale         2,844       1,721
 Purchase of securities available for sale                 (30,111)    (29,663)
 Proceeds from sales of other loans                              -      77,858
 Purchase of Federal Home Loan Bank stock                        -        (500)
 Change in loans                                            31,601      (6,152)
 Change in premises and equipment, net                        (758)       (483)
 Proceeds from sale of other real estate                       378         376
                                                         ---------   ---------
   Net cash from investing activities                       37,334      62,035

Cash flows from financing activities
 Change in deposits                                        (68,482)     50,887
 Change in advance payments by borrowers for taxes
  and insurance                                               (375)       (196)
 Repayments of advances from Federal
  Home Loan Bank                                           (25,000)    (46,000)
 Change in Federal Home Loan Bank
  overnight line of credit                                  (1,815)    (18,180)
                                                         ---------   ---------
   Net cash from financing activities                      (95,672)    (13,489)
                                                         ---------   ---------

--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                      Years ended June 30, 1999 and 1998
                            (Dollars in thousands)

--------------------------------------------------------------------------------

                                                          1999     1998
                                                        --------  -------
Net increase (decrease) in cash and cash equivalents    $(3,982)  $ 2,634

Cash and cash equivalents at beginning of year            8,502     5,868
                                                        -------   -------

Cash and cash equivalents at end of year                $ 4,520   $ 8,502
                                                        =======   =======

Supplemental disclosures of cash flow information
 Cash paid (refunded) during the year for
   Interest                                             $ 9,518   $15,678
   Income taxes                                            (511)       17

 Transfer from loans to foreclosed real estate              178       739
 Transfer from loans to loans held for sale                   -    76,226

--------------------------------------------------------------------------------

         See accompanying notes to consolidated financial statements.

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business:  The accompanying consolidated financial statements include
------------------
the accounts of Security Federal Bank, a Federal Savings Bank ("the Bank") and its wholly-owned subsidiaries, The Boulevard, Inc., Strategic Financial Corporation, and Family Home Service Corporation, Inc. All significant intercompany transactions and balances are eliminated in consolidation.

The Bank is a federally-chartered mutual savings bank and a member of the Federal Home Loan Bank (FHLB) system. The Bank maintains insurance on savings accounts with the Savings Association Insurance Fund (SAIF) of the Federal Deposit Insurance Corporation.

The Bank is engaged in the business of residential and consumer lending to customers primarily in northwest Indiana and Cook County, Illinois with operations conducted through its main office and six branches in neighboring communities. These communities are the source of substantially all of the Bank's deposit and lending activities. The Bank is also involved in mortgage banking through the origination and purchase of mortgage loans for the purpose of securitization and sale as mortgage-backed securities with servicing for secondary market agencies retained. Mortgage loans originated for resale are originated primarily through its retail banking locations. The Bank also purchases loans through approximately 75 correspondent relationships. The Boulevard, Inc, sells insurance and brokerage services. The Boulevard, Inc. sells insurance and brokerage services. Strategic Financial Corporation and Family Home Service Corporation, Inc. are both inactive.

Use of Estimates:  The preparation of financial statements in conformity with
----------------
generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The estimates made by management that were most susceptible to change include the allowance for loan losses, fair value of mortgage loan servicing rights, fair value of loans held for sale, and the realization of deferred tax assets.

Cash Equivalents:  For purposes of reporting cash flows, cash and cash
----------------
equivalents is defined to include the Bank's cash on hand, due from financial institutions, and short-term interest-bearing deposits in financial institutions. The Bank reports net cash flows for customer loan transactions, deposit transactions, and deposits made with other financial institutions.

Securities:  Securities are classified as held to maturity when the Bank has the
----------
positive intent and ability to hold those securities to maturity. Accordingly, they are stated at cost, adjusted for amortization of premiums and accretion of discounts. Securities are classified as available-for-sale when the Bank may decide to sell those securities for changes in market interest rates, liquidity needs, changes in yields on alternative investments, and for other reasons.
They are carried at fair value. Unrealized gains and losses on securities available for sale are charged or credited to a valuation allowance which is included as a separate component of equity. Realized gains and losses on disposition are based on the net proceeds and the adjusted carrying amount of the securities sold, using the specific identification method.

Loans Held for Sale:  Loans intended for sale in the secondary market are
-------------------
carried at the lower of cost or estimated market value in the aggregate.

During 1999, the Bank adopted Statement of Financial Accounting Standards (SFAS) No. 134, Accounting for Mortgage-Backed Securities After the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise. The impact of adopting SFAS No. 134 was not material to the consolidated financial statements.

--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans Receivable:  Loans receivable are stated at unpaid principal balances,
----------------
less the allowance for loan losses and net of deferred loan origination fees and discounts.

Recognition of Interest Income on Loans:  Interest income on loans is recognized
---------------------------------------
over the term of the loans based on the principal balance outstanding. Unearned interest on home improvement loans is amortized into income by the interest method.

Loan Origination Fees, Commitment Fees, and Related Costs:  Loan fees and
---------------------------------------------------------
certain direct loan origination costs are deferred, and the net fee or cost is recognized as an adjustment to interest income using the interest method over the contractual life of the loans, adjusted for estimated prepayments based on the Bank's historical prepayment experience.

Allowance for Loans Losses:  Because some loans may not be repaid in full, an
--------------------------
allowance for loan losses is maintained. Increases to the allowance are recorded by a provision for loan losses charged to expense. Estimating the risk of loss and the amount of loss on any loan is necessarily subjective. Accordingly, the valuation allowance is maintained at levels considered adequate to cover losses based on delinquencies, property appraisals, past loss experience, general economic conditions, information about specific borrower situations including their financial position, and other factors and estimates which are subject to change over time. While management may periodically allocate portions of the allowance for specific problem loan situations, including impaired loans discussed below, the whole allowance is available for any charge-offs that occur. Loans are charged off in whole or in part when management's estimate of the undiscounted cash flows from the loan are less than the recorded investment in the loan, although collection efforts continue and future recoveries may occur.


Loans considered to be impaired are reduced to the present value of expected future cash flows or to the fair value of collateral, by allocating a portion of the allowance for loan losses to such loans. If these allocations cause the allowance for loan losses to require increase, such increase is reported as a provision for loan losses.

Smaller balance homogenous loans are defined as residential first mortgage loans secured by one-to-four-family residences, residential construction loans, and share loans and are evaluated collectively for impairment. Commercial real estate loans are evaluated individually for impairment. Normal loan evaluation procedures, as described in the second preceding paragraph, are used to identify loans which must be evaluated for impairment. Depending on the relative size of the credit relationship, late or insufficient payments of 30 to 90 days will cause management to reevaluate the credit under its normal loan evaluation procedures. While the factors which identify a credit for consideration for measurement of impairment or nonaccrual are similar, the measurement considerations differ. A loan is impaired when management believes it is probable they will be unable to collect all amounts due according to the contractual terms of the loan agreement. A loan is placed on nonaccrual when payments are more than 90 days past due unless the loan is adequately collateralized and in the process of collection.


--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mortgage Loan Servicing Rights:  The Bank purchases and originates loans for
------------------------------
sale to the secondary market. When servicing on sold loans is retained, the Bank capitalizes the cost of mortgage servicing rights, regardless of whether those rights were acquired through purchase or origination activities.

The total cost of mortgage loans purchased or originated with the intent to sell is allocated between the loan servicing right and the mortgage loan without servicing, based on their relative fair values at the date of purchase or origination (or date of sale). The capitalized cost of loan servicing rights is amortized in proportion, to and over the period of, estimated net future revenue.

Mortgage servicing rights are periodically evaluated for impairment. For purposes of measuring impairment, mortgage servicing rights are stratified based on predominant risk characteristics of the underlying serviced loans. These risk characteristics include loan type (conventional or government insured, fixed, or adjustable rate), term (15 year or 30 year), and note rate.
Impairment represents the excess of cost of an individual stratum of mortgage servicing rights over its fair value and is recognized through a valuation allowance.

The cost of acquiring the right to service mortgage loans is being amortized in proportion to, and over the period of, estimated net servicing income using a method which approximates the level-yield method.

Other Real Estate Owned:  Real estate properties acquired through, or in lieu
-----------------------
of, loan foreclosures are initially recorded at the lower of cost or fair value, less estimated selling expenses, at the date of foreclosure. Costs relating to improvement of property are capitalized, whereas cost relating to the holding of property are expensed.


Income Taxes:  The Bank records income tax expense based on the amount of taxes
------------
due on its tax return, plus deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates. A valuation allowance has been recorded to reduce deferred tax assets to the amount expected to be realized.

Premises and Equipment:  Land is carried at cost.  Buildings and furniture,
----------------------
fixtures, and equipment are carried at cost, less accumulated depreciation. Premises and equipment are depreciated using the straight-line method over the estimated useful lives of the related assets which range from three to forty years. Maintenance and repairs are expensed and improvements are capitalized.


Comprehensive Income:  Comprehensive income consists of net income and
--------------------
unrealized gains and losses on securities available for sale. Comprehensive income reporting became effective July 1, 1998, with prior information restated to be comparable.

--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------


NOTE 2 - SECURITIES

The amortized cost and fair value of securities available for sale are as follows as of June 30:

                                     ---------------- 1 9 9 9 -----------------
                                                      -------
                                                   Gross       Gross
                                     Amortized  Unrealized   Unrealized   Fair
                                       Cost        Gains      Losses     Value
                                       ----        -----      ------     -----
U.S. government
 and federal agencies                 $13,963    $      1     $   (71)  $13,893
Mortgage-backed securities - FHLMC      3,970          20         (10)    3,980
                                      -------    --------     -------   -------

                                      $17,933    $     21     $   (81)  $17,873
                                      =======    ========     =======   =======

                                     ---------------- 1 9 9 8 -----------------
                                                      -------
                                                   Gross       Gross
                                     Amortized  Unrealized   Unrealized   Fair
                                       Cost        Gains      Losses     Value
                                       ----        -----      ------     -----
U.S. government
 and federal agencies                 $17,067    $     15     $   (27)  $17,055
Mortgage-backed securities - FHLMC      6,673          42         (10)    6,705
Other asset-backed securities              89           -           -        89
                                      -------    --------     -------   -------

                                      $23,829    $     57     $   (37)  $23,849
                                      =======    ========     =======   =======

Amortized cost and fair value of debt securities available for sale by contractual maturity are shown below. Expected maturities may differ from contractual maturities because borrowers may call or prepay obligations.

                                                               -June 30, 1999-
                                                                -------------
                                                              Amortized   Fair
                                                                 Cost    Value
                                                                 ----    -----
  Due in one year or less                                     $ 8,963  $ 8,982
  Due in one to five years                                      5,000    4,911
  Mortgage-backed securities                                    3,970    3,980
                                                              -------  -------

                                                              $17,933  $17,873
                                                              =======  =======

There were no sales of securities during 1999 or 1998.

--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------

NOTE 3 - LOANS RECEIVABLE, NET

Loans receivable at June 30 are summarized as follows:

                                                                      1999       1998
                                                                      ----       ----
  Mortgage loans
     Secured by 1-4 family residences                               $ 86,086   $102,556
     Secured by commercial and multi-family properties                16,420     10,133
  Construction loans                                                   6,414     13,027
  Automobile loans                                                    15,980     25,059
  Home equity and second mortgage loans                               17,478     20,751
  Commercial loans                                                     5,867      8,480
  Other consumer loans                                                 1,616      2,361
                                                                    --------   --------
                                                                     149,861    182,367
  Loans in process                                                         -       (119)
  Net deferred loan origination fees                                     (76)      (114)
  Allowance for loan losses                                           (1,469)    (1,289)
                                                                    --------   --------

                                                                    $148,316   $180,845
                                                                    ========   ========

Activity in the allowance for loan losses is summarized as follows for the years ended June 30:

                                                                      1999       1998
                                                                      ----       ----
  Balance at beginning of year                                      $  1,289   $  1,151
  Provision charged to income                                            750        550
  Charge-offs                                                           (586)      (425)
  Recoveries on loans previously charged off                              16         13
                                                                    --------   --------

     Balance at end of year                                         $  1,469   $  1,289
                                                                    ========   ========

There were no loans considered impaired as of or for the years ended June 30, 1999 and 1998.

Nonaccrual loans for which interest has been reduced totaled approximately $2,107,000 and $2,941,000 at June 30, 1999 and 1998.

During 1999, management transferred loans held for sale totaling $7,167,000 into the Bank's portfolio and recorded a loss of $34,000 upon the transfer.

The Bank's lending activities have been concentrated primarily in Lake and Porter counties, Indiana, and Cook county, Illinois. The largest portion of the Bank's loans are originated for the purpose of enabling borrowers to purchase residential and real estate property secured by first liens on such property.
At June 30, 1999, approximately 57% of the Bank's loans were secured by owner-occupied, one-to-four family residential property. The Bank requires collateral on all loans and generally maintains loan-to-value ratios of 80% or less.

--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------


NOTE 4 - SEGMENT INFORMATION

The segment financial information provided below has been derived from the internal financial reporting system used by management to monitor and manage the financial performance of the Bank. The two reportable segments identified below are the Bank's mortgage banking and banking operations. The accounting policies of the two segments are the same as those described in the significant accounting policies. Loan servicing fees and net gains from loan sales provide the revenues in the mortgage banking operation while the interest income earned on loans and securities less the interest paid on deposits and borrowings provide the revenues in the banking operation. All operations are domestic.

                                                         Mortgage
June 30, 1999                                  Banking    Banking     Total
-------------                                  -------    -------     -----

Net interest income                            $  7,245   $ 1,110   $  8,355
Provision for loan losses                           750         -        750
Loan servicing fees, net of amortization              -      (516)      (516)
Gain on sale of loans from secondary
 market activity                                      -     1,527      1,527
Other noninterest income                            813       263      1,076
Compensation and benefits                         4,170     1,584      5,754
Other noninterest expenses                        1,520     3,026      4,546
                                               --------   -------   --------

Income (loss) before income taxes              $  1,618   $(2,226)  $   (608)
                                               ========   =======   ========

Segment assets                                 $184,107   $ 7,388   $191,495

June 30, 1998
-------------

Net interest income                            $  7,285   $ 1,234   $  8,519
Provision for loan losses                           550         -        550
Loan servicing fees, net of amortization              -      (201)      (201)
Gain on sale of loans from secondary
 market activities                                    -     2,138      2,138
Other noninterest income                          2,428       456      2,884
Compensation and benefits                         5,961     2,062      8,023
Other noninterest expenses                        2,674     2,927      5,601
                                               --------   -------   --------

Income (loss) before income taxes              $    528   $(1,362)  $   (834)
                                               ========   =======   ========

Segment assets                                 $228,259   $59,819   $288,078


--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------


NOTE 5 - MORTGAGE LOAN SERVICING RIGHTS

Mortgage loans serviced for others are not included in the accompanying consolidated balance sheets. The unpaid principal balances of these loans at June 30 are summarized as follows:

                                                  1999       1998
                                                  ----       ----
  Mortgage loans underlying pass-through
   securities
     FNMA                                       $ 85,564  $  628,519
     FHLMC                                       221,417     349,936
                                                --------  ----------
                                                 306,981     978,455
  Mortgage loan portfolios serviced for
     FNMA                                          3,046      48,976
     FHLMC                                         1,237       1,779
     Other investors                              10,874      15,120
                                                --------  ----------
                                                  15,157      65,875
                                                --------  ----------

                                                $322,138  $1,044,330
                                                ========  ==========

During 1999, the Bank sold mortgage loan servicing rights with a carrying value of $8,798,000 which resulted in a loss of $147,000 after selling expenses. The principal amount of the loans related to these servicing rights totaled approximately $920 million.

During 1998, the Bank transferred all conforming adjustable rate and jumbo mortgage loans to loans held for sale, subsequently sold these loans, and retained servicing on them. The book value of the loans which were transferred was $76,226,000. The gain which resulted from these sales was $1,632,000.

Custodial balances maintained in connection with loan servicing were approximately $1,282,000 and $17,759,000 at June 30, 1999 and 1998.


--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------


NOTE 5 - MORTGAGE LOAN SERVICING RIGHTS (Continued)

Following is an analysis of the changes in mortgage loan servicing rights for the years ended June 30, 1999 and 1998.

             Balance at July 1, 1997           $ 8,008
             Additions                           5,116
             Amortization                       (2,792)
                                               -------

             Balance at June 30, 1998           10,332
             Additions                           4,492
             Sales of servicing rights          (8,798)
             Amortization                       (2,067)
                                               -------

             Balance, June 30, 1999            $ 3,959
                                               =======


NOTE 6 - PREMISES AND EQUIPMENT, NET

Premises and equipment at June 30 are summarized as follows:

                                                      1999       1998
                                                      ----       ----
   Cost
      Land                                           $  634     $  308
      Buildings and leasehold improvements            5,234      5,020
      Furniture, fixtures, and equipment              2,757      2,571
                                                     ------     ------
                                                      8,625      7,899
  Less accumulated depreciation                       2,859      2,247
                                                     ------     ------

                                                     $5,766     $5,652
                                                     ======     ======


--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------


NOTE 7 - ACCRUED INTEREST RECEIVABLE

Accrued interest consists of the following at June 30:

                                          1999      1998
                                          ----      ----

     Loans                               $  903    $1,269
     Securities                             131       226
                                         ------    ------

                                         $1,034    $1,495
                                         ======    ======


NOTE 8 - DEPOSITS

The aggregate amount of certificate of deposit accounts with balances of $100,000 or more at June 30, 1999 and 1998 was $13,927,000 and $44,857,000.
Deposits greater than $100,000 are not federally insured.

At June 30, 1999, scheduled maturities of certificates of deposit are as follows:

              2000                                         $ 80,016
              2001                                           11,856
              2002                                            3,776
              2003                                            2,459
              2004 and thereafter                             1,461
                                                           --------

                                                           $ 99,568
                                                           ========

Interest expense on deposits for the years ended June 30 is summarized as follows:

                                                         1999     1998
                                                         ----     ----

     NOW                                               $   111  $    92
     Money market                                          165      200
     Savings                                             1,146    1,303
     Certificates of deposit                             6,428    9,232
                                                       -------  -------

                                                       $ 7,850  $10,827
                                                       =======  =======


--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------


NOTE 9 - BORROWED FUNDS

Borrowed funds at June 30 are summarized as follows:
                                                        1999       1998
                                                        ----       ----

  Advances from the Federal Home Loan Bank            $ 5,000    $ 30,000
  Line of credit from the Federal Home Loan Bank            -       1,815
                                                      -------    --------

                                                      $ 5,000    $ 31,815
                                                      =======    ========

Advances at June 30, 1999 have an interest rate of 5.4% and mature on October 4, 1999.

At June 30, 1999, all Federal Home Loan Bank stock owned by the Bank and all mortgage loans and mortgage-backed securities not otherwise pledged are pledged to the Federal Home Loan Bank of Indianapolis to secure these advances. In addition, the Bank has a total line of credit approved for $20,000,000 as of June 30, 1999 with the Federal Home Loan Bank of Indianapolis. This line is also secured by the collateral listed above.


NOTE 10 - EMPLOYEE BENEFITS

The Bank is part of a noncontributory multi-employer defined benefit pension plan covering substantially all of its employees. The plan is administered by the trustees of the Financial Institutions Retirement Fund. The Bank recognized no pension expense for the years ended June 30, 1999 and 1998. Separate financial data of this plan related to the Bank is not available.


The Bank maintains a 401(k) profit sharing plan covering substantially all employees. The plan allows participant salary deferrals into the plan, as well as contributions made at the discretion of the Board of Directors. The Bank made no contributions to the plan for 1999 and 1998.


NOTE 11 - INCOME TAXES

Income tax benefit for the years ended June 30 is summarized as follows:

                                                     1999      1998
                                                     ----      ----
  Federal
     Deferred                                       $(190)    $ (46)
  Benefit of operating loss carryforward                -      (278)
  Change in valuation allowance for
   deferred tax assets                                190       324
                                                    -----     -----

     Income tax benefit                             $   -     $   -
                                                    =====     =====


--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------

NOTE 11 - INCOME TAXES (Continued)

The deferred income taxes are due primarily to the temporary differences related to depreciation, bad debt deduction, deferred loan fees, and the market value adjustment for securities held for sale for tax purposes.

Total income tax benefit differed from the amounts computed by applying the federal income tax rate at June 30 to income before income taxes as a result of the following:

                                                              1999     1998
                                                              ----     ----
  Income taxes (benefit) at statutory rate of 34%           $ (207)  $ (283)
  Other items, net                                              17      (41)
  Increase in valuation allowance                              190      324
                                                            ------   ------

     Income tax benefit                                     $    -   $    -
                                                            ======   ======

The components of the net deferred taxes as of June 30 are as follows:

                                                              1999      1998
                                                              ----      ----
     Allowance for loan losses                               $  582   $   510
     Deferred loan fees                                          30        45
     Deferred compensation plans                                 66        80
     Accrued compensation                                        14        61
     Benefit of net operating loss carryforward                 541     1,043
     Other, net                                                  69        82
                                                             ------   -------
                                                              1,302     1,821

     Mortgage servicing rights                                 (406)     (844)
     Bad debt recapture                                        (186)     (224)
     Unrealized loss on loans held for sale                       -      (228)
     Other, net                                                 (43)      (48)
                                                             ------   -------
                                                               (635)   (1,344)
                                                             ------   -------
                                                                667       477
     Valuation allowance for deferred tax assets               (667)     (477)
                                                             ------   -------

                                                             $    -   $     -
                                                             ======   =======

At June 30, 1999, the Bank has state operating loss carryforwards for tax return purposes of $2,494,000, of which $660,000 expires at June 30, 2012 and $1,834,000 expires on June 30, 2013, and a federal operating loss carryforward for tax return purposes of $1,180,000 which expires on June 30, 2013.

--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------

NOTE 11 - INCOME TAXES (Continued)

Retained earnings at June 30, 1999 includes approximately $2,935,000 of bad debt deductions for tax years prior to 1987 for which no deferred federal income tax liability has been recorded. Tax legislation passed in August 1996 now requires all thrift institutions to deduct a provision for bad debts for tax purposes based on the actual loss experience and recapture the excess bad debt reserve accumulated in the tax years after 1987.


NOTE 12 - REGULATORY CAPITAL

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier I capital (as defined) to average assets (as defined). Management believes, as of June 30, 1999, that the Bank meets all capital adequacy requirements to which it is subject.

As of June 30, 1999, the most recent notification from the Office of Thrift Supervision categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. There are no conditions or events since that notification that management believes have changed the Bank's category.

The following is a reconciliation of the Bank's equity under generally accepted accounting principles (GAAP) to regulatory capital at June 30:

                                                           1999      1998
                                                           ----      ----
     GAAP equity                                         $18,532   $19,220
     Disallowed investments in loan servicing assets         (94)      (89)
     Unrealized gain on securities available for sale         60       (20)
                                                         -------   -------

     Tier I capital                                       18,498    19,111
     Allowance for loan losses                             1,259     1,195
                                                         -------   -------

     Total capital                                       $19,757   $20,306
                                                         =======   =======

--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------

NOTE 12 - REGULATORY CAPITAL (Continued)

The Bank's actual and required capital amounts and rates are presented below (in thousands):

                                                                           Requirement
                                                                           To Be Well
                                                        Requirement      Capitalized Under
                                                        For Capital      Prompt Corrective
                                       Actual        Adequacy Purposes   Action Provisions
                                       ------        -----------------  ------------------
                                   Amount   Ratio    Amount      Ratio  Amount       Ratio
                                   ------   -----    ------      -----  ------       -----
    As of June 30, 1999
       Total Capital (to
        risk-weighted assets)      $19,757  14.9%    $10,579      8.0%  $13,223       10.0%
       Tier 1 Capital (to
        (risk-weighted assets)      18,498  14.0       5,289      4.0     7,934        6.0
       Core Capital (to
        adjusted assets)            18,498   9.6       7,684      4.0     9,605        5.0

    As of June 30, 1998
       Total Capital (to
        risk-weighted assets)      $20,306  10.6%    $15,312      8.0%  $19,152       10.0%
       Tier 1 Capital (to
        (risk-weighted assets)      19,111  10.0       7,661      4.0    11,491        6.0
       Core Capital (to
        adjusted assets)            19,111   6.6      11,518      4.0    14,398        5.0

NOTE 13 - COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, the Bank has various outstanding commitments and contingent liabilities that are not reflected in the accompanying consolidated financial statements.

The Bank has the following commitments outstanding at June 30:

                                                             1999    1998
                                                             ----    ----
    Commitments to fund loans                               $6,547  $48,845
    Unused lines of credit                                   6,293    6,938
    Letters of credit                                          647      703
    Commitments to sell loans and loan pools                 3,000   81,500

--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------

NOTE 13 - COMMITMENTS AND CONTINGENCIES (Continued)

Since certain commitments to make loans and lines of credit to fund loans in process expire without being used, the amounts do not necessarily represent future cash commitments. In addition, commitments used to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. The Bank's exposure to credit loss in the event of nonperformance by the other party to these financial instruments is represented by the contractual amount of these instruments. The Bank follows the same credit policy to make such commitments as is followed for those loans recorded on the consolidated balance sheet.

As of June 30, 1999, variable rate and fixed rate commitments to make loans amounted to approximately $626,000 and $5,921,000. The interest rates on variable rate commitments ranged from 6.750% to 7.375% and the interest rates on fixed rate commitments ranged from 6.250% to 8.375%. As of June 30, 1998, variable rate and fixed rate commitments to make loans amounted to approximately $1,434,000 and $47,411,000. Since loan commitments may expire without being used, the amounts do not necessarily represent future cash commitments.

Four of the Bank's branch facilities are leased under noncancelable lease agreements which expire between 2002 and 2019. In addition to the monthly rent, the Bank is charged its proportionate share of taxes and maintenance.

The future minimum commitments under the noncancelable leases at June 30 were:

               2000                               $  347
               2001                                  349
               2002                                  351
               2003                                  333
               2004                                  315
               Thereafter                          2,135
                                                  ------

                                                  $3,830
                                                  ======

Rent expense approximated $202,000 and $217,000 for the years ended June 30, 1999 and 1998.

--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------

NOTE 14 - FAIR VALUES OF FINANCIAL INSTRUMENTS

The following table shows the estimated fair values and the related carrying values of the Bank's financial instruments at June 30, 1999 and 1998. Items which are not financial instruments are not included.

                                    --------------------June 30,----------------------
                                                        --------
                                            1 9 9 9                  1 9 9 8
                                            -------                  -------
                                      Carrying   Estimated     Carrying    Estimated
                                       Amount    Fair Value     Amount     Fair Value
                                       ------    ----------     ------     ----------
Financial assets
 Cash and cash equivalents           $  4,520     $  4,520   $   8,502      $   8,502
 Securities available for sale         17,873       17,873      23,849         23,849
 Federal Home Loan Bank stock           5,300        5,300       5,300          5,300
 Loans held for sale                    3,430        3,485      49,487         49,632
 Loans receivable, net                148,316      150,185     180,845        181,275
 Mortgage loan servicing rights         3,959        4,185      10,332         12,794
 Accrued interest receivable            1,034        1,034       1,495          1,495

Financial liabilities
 Demand deposits                       (1,237)      (1,237)    (17,698)       (17,698)
 Savings, NOW, and MMDA deposits      (65,089)     (65,089)    (68,176)       (68,176)
 Time deposits                        (99,568)     (99,952)   (148,502)      (149,206)
 Borrowed funds                        (5,000)      (5,000)    (31,815)       (32,148)
 Advances from borrowers for
  taxes and insurance                    (602)        (602)       (977)          (977)
 Accrued interest payable                 (59)         (59)       (153)          (153)

For purposes of the above disclosures of estimated fair value, the following assumptions were used as of June 30, 1999 and 1998. The estimated fair value for cash and cash equivalents is considered to approximate cost. The estimated fair value for securities available for sale and securities held to maturity is based on quoted market values for the individual securities or for equivalent securities. The estimated fair value of stock in Federal Home Loan Bank is considered to approximate cost. The estimated fair value of loans held for sale is based on quoted market values for equivalent loans. The estimated fair value for loans receivable is based on estimates of the rate the Bank would charge for similar loans at June 30, 1999 and 1998, applied for the estimated time period until the loan is assumed to reprice or be paid. The estimated fair value of mortgage loan servicing rights is based on valuation methodology which considers current market conditions and the historical performance of the loans being serviced.

The estimated fair value for demand, savings, NOW, and MMDA deposits and advances from borrowers for taxes and insurance is based on their carrying value. The estimated fair value for time deposits and borrowed funds is based on estimates of the rate the Bank would pay on

--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------

NOTE 14 - FAIR VALUES OF FINANCIAL INSTRUMENTS (Continued)

such deposits and borrowed funds at June 30, 1999 and 1998, applied for the time period until maturity. The estimated fair values for other financial instruments and off-balance-sheet loan commitments approximate cost at June 30, 1999 and 1998 and are not considered significant to this presentation.

While these estimates of fair value are based on management's judgment of the most appropriate factors, there is no assurance that were the Bank to have disposed of such items at June 30, 1999 and 1998, the estimated fair values would necessarily have been achieved at that date, since market values may differ depending on various circumstances. Also, the use of different market assumptions and/or estimation methodologies may have a material effect on the estimated fair value amounts. The estimated fair values at June 30, 1999 and 1998 should not necessarily be considered to apply at subsequent dates.

In addition, other assets and liabilities of the Bank that are not defined as financial instruments are not included in the above disclosures, such as property and equipment. Also, non-financial instruments typically not recognized in the financial statements nevertheless may have value but are not included in the above disclosures. These include, among other items, the estimated earnings power of core deposit accounts, the earnings potential of loan servicing rights related to the Bank's loan portfolio, the trained work force, customer goodwill, and similar items.


NOTE 15 - ADOPTION OF PLAN OF CONVERSION (UNAUDITED)

On September 9, 1999, the Board of Directors of the Bank, subject to regulatory approval and approval by the members of the Bank, adopted a Plan of Conversion to convert from a federally-chartered mutual savings bank to a federal stock savings bank with the adoption of a federal thrift charter, which was amended on September 17, 1999. The conversion is expected to be accomplished through the amendment of the Bank's charter to stock form, the formation of Security Financial Bancorp, Inc. ("the Company"), which will acquire 100% of the Bank's outstanding common stock upon the conversion of the Bank from mutual to stock form, and the sale of the Company's common stock in an amount equal to the pro forma market value of the Bank after giving effect to the conversion. A subscription offering of the shares of common stock will be offered initially to the Bank's eligible deposit account holders, then to other members of the Bank. Any shares of common stock not sold in the subscription offering will be offered for sale to the general public, giving preference to the Bank's market area.

--------------------------------------------------------------------------------

                                  (Continued)

                 SECURITY FEDERAL BANK, a FEDERAL SAVINGS BANK
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                            June 30, 1999 and 1998
                         (Table amounts in thousands)

--------------------------------------------------------------------------------

NOTE 15 - ADOPTION OF PLAN OF CONVERSION (UNAUDITED) (Continued)

The Board of Directors of the Bank intend to adopt an Employee Stock Ownership Plan and the Company may adopt various stock option and incentive plans, subject to ratification by the stockholders after conversion, if such stockholder approval is required by any regulatory body having jurisdiction to require such approval. In addition, the Board of Directors is authorized to enter into employment contracts with key employees.

At the time of conversion, the Bank will establish a liquidation account in an amount equal to its total net worth as of the latest statement of financial condition appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible depositors who continue to maintain their accounts at the Bank after the conversion. The liquidation account will be reduced annually to the extent that eligible depositors have reduced their qualifying deposits. Subsequent increases will not restore an eligible account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible depositor will be entitled to receive a distribution from the liquidation account in an amount proportionate to the current adjusted qualifying balances for accounts then held. The liquidation account balance is not available for payment of dividends.

The Bank may not declare or pay cash dividends on or repurchase any of its shares of capital stock if the effect thereof would cause its net worth to be reduced below applicable regulatory requirements or the amount of the liquidation accounts of such a declaration and payment would otherwise violate regulatory requirements.

Conversion costs will be deferred and deducted from the proceeds of the shares sold in the conversion. If the conversion is not completed, all costs will be charged to expense. At June 30, 1999, no expenses have been deferred.

--------------------------------------------------------------------------------

You should rely only on the information contained in this prospectus. Neither Security Financial Bancorp, Inc. nor Security Federal Bank, a Federal Savings Bank has authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered by this prospectus to any person or in any jurisdiction in which an offer or solicitation is not authorized or in which the person making an offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make an offer or solicitation in those jurisdictions. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of Security Financial Bancorp, Inc. or Security Federal Bank, a Federal Savings Bank since any of the dates as of which information is furnished in this prospectus or since the date of this prospectus.



                  [Logo for Security Financial Bancorp, Inc.]




         (Proposed Holding Company for Security Federal Bank & Trust)




                       2,127,500 Shares of Common Stock




                                   --------
                                  Prospectus
                                   --------






                            CHARLES WEBB & COMPANY
                                 A Division of
                         KEEFE BRUYETTE & WOODS, INC.



                                 ______, 1999




                     DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 1999, all dealers that buy, sell or trade these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.


Indemnification and Limit on Liability. Security Financial's Certificate of Incorporation contains provisions which limit the liability of and indemnity of its directors, officers and employees. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of Security Financial shall be indemnified and held harmless by Security Financial to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by Security Financial the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a director of Security Financial shall not be personally liable to Security Financial or its stockholders for monetary damages except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.

Item 25. Other Expenses of Issuance and Distribution.


     SEC filing................................................  $  5,004
     OTS filing fee............................................     8,400
     NASD filing fee...........................................     2,300
     Nasdaq SmallCap filing fee................................     6,800
     Edgar, printing, postage and mailing......................    90,000
     Legal fees and expenses...................................   120,000
     Accounting fees and expenses..............................    70,000
     Appraisers' fees and expenses (including business plan)...    28,000
     Securities marketing firm expenses (1)....................   203,310
     Underwriter's counsel fees................................    35,000
     Conversion Agent fees and expenses........................    16,500
     Blue Sky fees and expenses................................    60,000
     Certificate printing......................................     5,000
     Miscellaneous.............................................     9,686
                                                                  -------
     TOTAL.....................................................  $660,000
                                                                 ========

______________________
*Unless otherwise noted, fees are based upon the registration of 1,800,000 shares at $10.00 per share.
(1) Charles Webb will receive a management fee of $25,000 plus a success fee of 1.35% of the aggregate purchase price of the shares of common stock sold in the subscription offering and the direct community offering, excluding shares purchased by the ESOP and by officers and directors of Security Federal and their associates. See "The Conversion--Plan of Distribution for the Subscription, Direct Community and Syndicated Community Offerings."


Item 26.  Recent Sales of Unregistered Securities.

None.

Item 27.  Exhibits.

The exhibits filed as a part of this Registration Statement are as follows:

(a)     List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letter between Security Federal Bank, a Federal Savings Bank and Charles Webb & Company, a Division of Keefe, Bruyette and Woods, Inc.*
1.2     Draft Form of Agency Agreement*
2.0 Plan of Conversion (including the Federal Stock Charter and Bylaws of Security Federal Bank & Trust)*
3.1     Certificate of Incorporation of Security Financial Bancorp, Inc.*
3.2     Bylaws of Security Financial Bancorp, Inc.*
4.0     Specimen Stock Certificate of Security Financial Bancorp, Inc.*
5.0     Opinion of Muldoon, Murphy & Faucette LLP re: legality
8.1     Opinion of Muldoon, Murphy & Faucette LLP re: Federal Tax Matters
8.2     Opinion of Crowe, Chizek and Company LLP re:  State Tax Matters
10.1 Form of Security Federal Bank & Trust Employee Stock Ownership Plan Trust Agreement*
10.2    Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.3    Form of Security Federal Bank & Trust Employment Agreement*
10.4    Form of Security Financial Bancorp, Inc. Employment Agreement*
10.5    Form of Security Federal Bank & Trust Employee Severance Compensation
        Plan*
10.6    Form of Security Federal Bank & Trust Supplemental Executive Retirement
        Plan*
10.7 Employment Contract between John P. Hyland and Security Federal Bank, a Federal Savings Bank*
21.0 Security Federal Bank & Trust will be the Sole Subsidiary of Security Financial Bancorp, Inc.*
23.1    Consent of Muldoon, Murphy & Faucette LLP*

23.2    Consent of Crowe, Chizek and Company LLP

23.3    Consent and Subscription Rights Opinion of Keller & Company, Inc.*

24.1    Powers of Attorney

27.0    Financial Data Schedule*
99.1    Updated Appraisal Report of Keller & Company, Inc. (P)
99.2    Draft Stock Order Form and Draft Marketing Materials*

--------------------------------------

*    Previously filed.

(P)  Filed pursuant to Rule 202 of Regulation S-T.

Item 28.  Undertakings.

     The small business issuer will:

     (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     The small business issuer will provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of St. John, State of Indiana, on October 29, 1999.

Security Financial Bancorp, Inc.


By:  /s/ John P. Hyland
     ________________________________________
     John P. Hyland
     President, Chief Executive Officer
     and Director
     (duly authorized representative)

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.


      Name                         Title                              Date
      ----                         -----                              ----

/s/John P. Hyland                  President, Chief Executive        October 29, 1999
--------------------------         Officer and Director
                                   (principal executive
                                   officer)



/s/James H. Fogelsong              Executive Vice President          October 29, 1999
--------------------------         and Chief Financial Officer
James H. Foglesong                 (principal accounting and
                                   financial officer)



          *                        Chairman of the Board
--------------------------
Mary Beth Bonaventura


          *                        Vice Chairman of the Board
--------------------------         and Corporate Secretary
Lawrence R. Parducci


          **                       Director
--------------------------
Howard O. Cyrus, Sr.


          *                        Director
--------------------------
Dr. Peter Ferrini



          *                        Director
--------------------------
Tula Kavadias


          *                        Director
--------------------------
Philip T. Rueth



          *                        Director
--------------------------
Robert L. Lauer



          *                        Director
--------------------------
Robert A. Vellutini



 * Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form SB-2 for Security Financial Bancorp filed on
     September 20, 1999.

** Pursuant to the Power of Attorney filed as Exhibit 24.1 to the Registration Statement on Form SB-2 for Security Financial Bancorp filed on October 29, 1999.




/s/ John P. Hyland                President and            October 29, 1999
--------------------------
John P. Hyland

                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Security Federal Bank 401(k) Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in St. John, Indiana, on October 29, 1999.


                                  Security Federal Bank 401(k) Plan



                                  By:/s/John P. Hyland
                                     ----------------------------------
                                     John P. Hyland
                                     President and Chief Executive Officer

            List of Exhibits (filed herewith unless otherwise noted)

The exhibits filed as a part of this Registration Statement are as follows:

(a)  List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letter between Security Federal Bank, a Federal Savings Bank and Charles Webb & Company, a Division of Keefe, Bruyette and Woods, Inc.*
1.2  Draft Form of Agency Agreement*
2.0 Plan of Conversion (including the Federal Stock Charter and Bylaws of Security Federal Bank & Trust)*
3.1  Certificate of Incorporation of Security Financial  Bancorp, Inc.*
3.2  Bylaws of Security Financial Bancorp, Inc.*
4.0  Specimen Stock Certificate of Security Financial Bancorp, Inc.*
5.0  Opinion of Muldoon, Murphy & Faucette LLP re: legality
8.1  Opinion of Muldoon, Murphy & Faucette LLP re: Federal Tax Matters
8.2  Opinion of Crowe, Chizek and Company LLP re:  State Tax Matters
10.1 Form of Security Federal Bank & Trust Employee Stock Ownership Plan Trust Agreement*
10.2 Draft ESOP Loan Commitment Letter and ESOP Loan Documents*
10.3 Form of Security Federal Bank & Trust Employment Agreement*
10.4 Form of Security Financial Bancorp, Inc. Employment Agreement*
10.5 Form of Security Federal Bank & Trust Employee Severance Compensation
     Plan*
10.6 Form of Security Federal Bank & Trust Supplemental Executive
     Retirement Plan*
10.7 Employment Contract between John P. Hyland and Security Federal Bank, a Federal Savings Bank*
21.0 Security Federal Bank & Trust will be the Sole Subsidiary of Security Financial Bancorp, Inc.*
23.1 Consent of Muldoon, Murphy & Faucette LLP*
23.2 Consent of Crowe, Chizek and Company LLP
23.3 Consent and Subscription Rights Opinion of Keller & Company, Inc.*

24.1 Powers of Attorney

27.0 Financial Data Schedule*
99.1 Updated Appraisal Report of Keller & Company, Inc. (P)
99.2 Draft Stock Order Form and Draft Marketing Materials*

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*    Previously filed.

(P)  Filed pursuant to Rule 202 of Regulation S-T.